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BIOSPHERE MEDICAL, INC. SPECIAL MEETING OF STOCKHOLDERS TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BioSphere Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of BioSphere Medical, Inc. ("BioSphere common stock")
(2)	Aggregate number of securities to which transaction applies:
[ ] shares of BioSphere common stock (assuming conversion of all outstanding shares of the series A preferred stock, par value $0.01 per share, of BioSphere Medical, Inc. into shares of BioSphere common stock) and [ ] shares of BioSphere common stock underlying outstanding stock options
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value of the transaction is $96,000,000. The filing fee was determined by multiplying $0.0000713 by $96,000,000.
	(4)	Proposed maximum aggregate value of transaction: $96,000,000
	(5)	Total fee paid: $6,845
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BIOSPHERE MEDICAL, INC.
1050 Hingham Street
Rockland, Massachusetts 02370

                         , 2010

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of BioSphere Medical, Inc. to be held on [                        ], 2010, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 13, 2010, by and among Merit Medical Systems, Inc., Merit BioAcquisition Co., a wholly-owned subsidiary of Merit Medical, and BioSphere Medical, Inc., as such agreement may be amended from time to time. Pursuant to the merger agreement, Merit BioAcquisition Co. will merge with and into BioSphere and BioSphere will become a wholly-owned subsidiary of Merit Medical. We are also asking that you grant the authority to vote your shares to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

        If the merger is completed, BioSphere stockholders will be entitled to receive $4.38 in cash, without interest and less any applicable withholding taxes, for each share of BioSphere common stock owned by them as of the date of the merger (assuming the prior conversion of all outstanding shares of BioSphere series A preferred stock into shares of BioSphere common stock).

        After careful consideration, our board of directors unanimously determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of BioSphere and its stockholders. Our board of directors has unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement at the special meeting.

        Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. The enclosed proxy statement provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully in its entirety.

        Your vote is very important, regardless of the number of shares you own. The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting (including the outstanding shares of our series A preferred stock, if any, voting together with the holders of our common stock as a single class on an as-converted basis). Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" adoption of the merger agreement. Only stockholders who owned shares of BioSphere capital stock at the close of business on June 23, 2010, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the special meeting and vote in person. Even if you plan to attend the meeting, we urge you to promptly submit a proxy for your shares via the Internet or telephone or by completing, signing, dating and returning the enclosed proxy card.

        Thank you for your continued support of BioSphere.

Sincerely,

Richard J. Faleschini
 President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the merger agreement, passed upon the merits or fairness of the merger or the merger agreement or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated [                         ], 2010 and is being mailed to stockholders of BioSphere on or about [                         ], 2010.

BIOSPHERE MEDICAL, INC.
1050 Hingham Street
Rockland, MA 02370
(781) 681-7900

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on [                        ], 2010

To the Stockholders of BioSphere Medical, Inc.:

        BioSphere Medical, Inc., a Delaware corporation ("BioSphere"), will hold a special meeting of stockholders at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, on [                        ], 2010, for the following purposes:

  •
  To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of May 13, 2010, by and among Merit Medical Systems, Inc., a Utah corporation ("Merit"), Merit BioAcquisition Co., a Delaware corporation and wholly-owned subsidiary of Merit, and BioSphere, as such agreement may be amended from time to time; and

  •
  To consider and vote upon the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

        Stockholders also will consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the special meeting.

        The Board of Directors of BioSphere has fixed June 23, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only record holders of BioSphere capital stock at the close of business on the record date are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting.

        Your vote is important and we urge you to complete, sign, date and return your proxy card as promptly as possible by mailing the card in the enclosed postage-prepaid envelope, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. You may also submit a proxy by telephone by calling (800) 776-9437 in the United States or (718) 921-8500 from foreign countries or through the Internet at http://www.voteproxy.com using the control number on your proxy card. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

        Under Delaware law, if the merger is completed, holders of BioSphere capital stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the stockholder vote on the merger agreement, not vote in favor of adoption of the merger agreement and comply with other Delaware law procedures explained in the accompanying proxy statement.

        The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.

Rockland, Massachusetts [ ], 2010
By Order of the Board of Directors,

Martin J. Joyce Executive Vice President, Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope, or submit a proxy by telephone by calling (800) 776-9437 in the United States and (718) 921-8500 from foreign countries or through the Internet at http://www.voteproxy.com. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

BIOSPHERE MEDICAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

i

ANNEXES

Annex A—Agreement and Plan of Merger

Annex B—Stockholder and Voting Agreement, as amended

Annex C—Opinion of J.P. Morgan Securities Inc.

Annex D—Section 262 of the General Corporation Law of the State of Delaware

        Except as otherwise specifically noted in this proxy statement, "we," "our," "us" and similar words in this proxy statement refer to BioSphere Medical, Inc. In addition, we refer to BioSphere Medical, Inc. as "BioSphere," to Merit Medical Sytems, Inc. as "Merit" and to Merit BioAcquisition Co. as "Merger Sub." We sometimes refer to shares of our common stock and series A preferred stock collectively as our "capital stock."

        The calculation of the merger consideration in the amount of $4.38 per share of common stock, which is referenced throughout this proxy statement, assumes the conversion of all outstanding shares of our series A preferred stock into shares of our common stock prior to the effective time of the merger. We do not expect that any shares of our series A preferred stock will remain outstanding at the effective time of the merger because (i) the merger agreement obligates us to use our commercially reasonable efforts to redeem such shares prior to the effective time of the merger and obligates Merit to loan us up to $10 million to fund such redemption, (ii) we intend to call for redemption prior to the effective time of the merger all shares of our series A preferred stock, (iii) under the terms of the merger agreement Merit is not required to consummate the merger if any shares of our series A preferred stock then remain outstanding, and (iv) the holders of shares of our series A preferred stock have the right to convert such shares into shares of our common stock at any time prior to their redemption. We currently expect that holders of shares of our series A preferred stock will convert such shares into shares of our common stock rather than have such shares redeemed, since the merger consideration for the shares of common stock received upon conversion of a share of series A preferred stock will exceed the redemption proceeds that would otherwise be received by the holder for such share.

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a BioSphere stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in or incorporate by reference into this proxy statement.

The Proposed Merger

Q:    What will I receive for my shares of BioSphere common stock in the merger?

A:
As a result of the merger, our stockholders will be entitled to receive $4.38 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the date of the merger. For example, if you own 1,000 shares of our common stock, you will be entitled to receive $4,380 in cash, less any applicable withholding taxes, in exchange for your 1,000 shares.

Q:    What will the holders of BioSphere stock awards receive in the merger?

A:
At the effective time of the merger, all of our outstanding stock options granted under our 1997 Stock Incentive Plan and 2006 Stock Incentive Plan, whether vested or unvested, will be cancelled in the merger and the holders of such stock options will be entitled to receive a cash payment from Merit in an amount equal to the product of (i) the number of shares subject to such stock options multiplied by (ii) $4.38 less the applicable per-share exercise price. That payment will be subject to reduction for any applicable withholding taxes. Stock options with per-share exercise prices greater than or equal to $4.38 will be cancelled without any payment being made in respect thereof. Each share of our restricted stock shall become fully vested and free of any repurchase rights or other restrictions immediately prior to the effective time of the merger. As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive $4.38 per share, without interest and less any applicable withholding taxes. See "The Merger—Treatment of Stock Options Outstanding Under Our Stock Plans" beginning on page 44 and "The Merger—Treatment of Restricted Shares Outstanding Under Our Stock Plans" beginning on page 44.

Q:    What effects will the proposed merger have on BioSphere?

A:
Upon completion of the proposed merger, BioSphere will cease to be a publicly traded company and will be wholly owned by Merit. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," are expected to be terminated. In addition, upon completion of the proposed merger, shares of BioSphere common stock will no longer be listed on The NASDAQ Global Market.

Q:    What regulatory approvals and filings are needed to complete the merger?

A:
The merger is subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act. See "The Merger—Regulatory Matters" beginning on page 48.

Q:    When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the third quarter of 2010. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals.

Q:    What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, BioSphere will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on The NASDAQ Global Market. Under specified circumstances, BioSphere may be required to pay Merit a termination fee or Merit may be required to pay BioSphere a termination fee, in each case, as described in "The Merger Agreement—Fees and Expenses" beginning on page 64.

Q:    What rights do I have if I oppose the merger?

A:
Our stockholders are entitled to appraisal rights under Delaware law by following the requirements specified in Section 262 of the General Corporation Law of the State of Delaware. A copy of Section 262 is attached as Annex D to this proxy statement. See "Appraisal Rights" beginning on page 69.

Q:    Do any of BioSphere's directors or officers have interests in the merger that may differ from those of BioSphere stockholders?

A:
Each of our executive officers is party to an agreement with us that provides the executive officer with certain severance payments and benefits if the executive officer's employment is terminated under certain circumstances within one year following the effective time of the merger. In addition, certain of our executive officers and directors (i) own shares of our common stock for which they will be entitled to receive the same cash consideration per share on the same terms and conditions as our other stockholders and (ii) hold stock options and shares of restricted stock which will accelerate in full and be cashed out in connection with the merger. See "The Merger—Interests of Our Executive Officers and Directors in the Merger" beginning on page 37 for a description of these and other rights of our directors and executive officers that come into effect in connection with the merger.

Q:    What factors did the BioSphere board of directors consider in making its recommendation?

A:
In making its recommendation, our board of directors took into account, among other things, the $4.38 per share cash consideration to be received by holders of our common stock pursuant to the merger not only in relation to the market price as of signing and historical market prices of our common stock, but also in relation to our board of directors' assessment of the business, competitive position and prospects of BioSphere, the strategic alternative evaluation process, and the terms and conditions of the merger agreement, including our ability to solicit alternative acquisition proposals for a period of 30 days after signing the merger agreement, our ability to furnish information to, and conduct negotiations with, a third party should we receive an alternative proposal, and our right to terminate the merger agreement to accept a superior offer.

Q:    Will the merger be taxable to me?

A:
Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a U.S. stockholder will

v

  recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the merger and the stockholder's adjusted tax basis in the shares of our common stock converted into cash in the merger. If you are a non-U.S. holder, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 46.

The Special Meeting

Q:    Why am I receiving this proxy statement?

A:
Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments or postponements of the special meeting. This document contains important information about the merger and the special meeting of stockholders, and you should read it carefully.

Q:    Where and when is the special meeting of stockholders?

A:
The special meeting of our stockholders will be held on [          ], [                  ], 2010 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

Q:    What am I being asked to vote on?

A:
You will be asked to consider and vote on the following proposals:

•
to adopt the merger agreement; and

•
to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

  Stockholders will also consider and act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q:    How does BioSphere's board recommend that I vote?

A:
At a meeting held on May 13, 2010, our board of directors unanimously approved the merger agreement and determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to, advisable and in the best interests of BioSphere and its stockholders. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

 Voting and Proxy Procedures

Q:    Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on June 23, 2010 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:    What vote is required to adopt the merger agreement?

A:
The proposal to adopt the merger agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting (including the holders of outstanding shares of our series A preferred stock, if any, voting together with the holders of our common stock as a single class on an as-converted basis).

  Under a stockholder and voting agreement dated May 13, 2010, as amended, Cerberus Partners, L.P. and Cerberus International, Ltd. (together, "Cerberus"), which, as of June 1, 2010, owned approximately 7% of the outstanding shares of our common stock and approximately 50% of the outstanding shares of our series A preferred stock, have agreed to vote their shares of our common stock and our series A preferred stock (and any shares of our common stock issued upon conversion of our series A preferred stock) in favor of adoption of the merger agreement and against any proposal made in opposition to or in competition with the merger. As of June 1, 2010, the shares subject to the stockholder and voting agreement comprised approximately 12% of the outstanding shares of our common stock on an as-converted basis. See "The Stockholder and Voting Agreement" beginning on page 68.

Q:    What vote is required to approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies?

A:
The proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote on the matter (including the outstanding shares of our series A preferred stock, if any, voting together with the holders of our common stock as a single class on an as-converted basis).

Q:    If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares in accordance with the procedure provided by your broker. Without instructions from you, your shares will not be voted, which will have the same effect as if you voted "AGAINST" adoption of the merger agreement.

Q:    What do I need to do now?

A:
We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed postage-prepaid return envelope as soon as possible, or submit a proxy via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:    May I vote in person?

A:
Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card by mail or submitting a proxy via the Internet or telephone. If your shares are held in "street name," you must obtain a proxy from your broker or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy by mail or submit a proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:    May I submit a proxy via the Internet or telephone?

A:
If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card by mail or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at http://www.voteproxy.com or telephonically by calling (800) 776-9437 in the United States or (718) 921-8500 from foreign countries. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

  If your shares are held in "street name" through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee, or via the Internet or telephone through your broker or nominee if your broker or nominee provides such a service. To provide voting instructions via the Internet or telephone through your broker or nominee, you should follow the instructions on the voting form provided by your broker or nominee.

Q:    What happens if I do not return my proxy card by mail, submit a proxy via the Internet or telephone or attend the special meeting and vote in person?

A:
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting (including the outstanding shares of our series A preferred stock, if any, voting together with the holders of our common stock as a single class on an as-converted basis). Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" adoption of the merger agreement. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of the proposal to adjourn the special meeting, if necessary to solicit additional proxies, requires the affirmative vote of a majority of the votes cast on the matter by holders of our capital stock present, in person or represented by proxy, at the special meeting and, therefore, if you do not vote in person or by proxy, it will have no effect on the outcome of such proposal to adjourn.

Q:    May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:

•
delivering a written revocation of the proxy or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 1050 Hingham Street, Rockland, Massachusetts 02370, or by fax to the attention of Martin J. Joyce, Secretary, at (781) 681-5093, on or before the business day prior to the special meeting;

•
delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•
delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•
attending the special meeting and voting in person.

  If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

  Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:    What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return by mail (or submit via the Internet or telephone) each proxy card and voting instruction card that you receive.

Q:    What happens if I sell my shares of BioSphere capital stock before the special meeting?

A:
The record date for the special meeting, June 23, 2010, is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of our capital stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:    Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $4.38 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:    Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  BioSphere Medical, Inc.
  Attn: Martin J. Joyce
  1050 Hingham Street
  Rockland, Massachusetts 02370
  (781) 681-7900

  or

  MacKenzie Partners, Inc.
  105 Madison Avenue
  New York, New York 10016
  (212) 929-5500 (call collect) or
  (800) 322-2885 (toll free)
  proxy@mackenziepartners.com (email address)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are based on our current expectations, assumptions, beliefs, estimates and projections about BioSphere and its industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions. Factors that may affect those forward-looking statements include, among other things:

  •
  the risk that the merger may not be consummated in a timely manner, if at all;

  •
  the risk that the merger agreement may be terminated in circumstances that require us to pay Merit a termination fee of $3.84 million (or $1.92 million depending on the circumstances);

  •
  risks regarding a loss of or a substantial decrease in purchases by our major customers;

  •
  risks related to the diversion of management's attention from our ongoing business operations;

  •
  risks regarding employee retention; and

  •
  legal and regulatory proceedings, including but not limited to litigation arising out of the proposed merger, or other matters that affect the timing or our ability to complete the transactions as contemplated.

        In addition, we are subject to risks and uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 26, 2010, and updated in our subsequently filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which should be read in conjunction with this proxy statement. See "Where You Can Find More Information" beginning on page 79 of this proxy statement. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

SUMMARY TERM SHEET

        This Summary Term Sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to and incorporate by reference in this proxy statement. See "Where You Can Find More Information" beginning on page 79. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger.

•    The Parties to the Merger (page 16)

BioSphere Medical, Inc.
1050 Hingham Street
Rockland, Massachusetts 02370
Telephone: (781) 681-7900

        Incorporated in December 1993, BioSphere Medical, Inc. seeks to pioneer and commercialize minimally invasive diagnostic and therapeutic applications based on proprietary bioengineered microsphere technology. Our core technologies, patented bioengineered polymers and manufacturing methods are used to produce microscopic spherical materials with unique beneficial properties for a variety of medical applications. Our principal focus is the use of our products for the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. Our products continue to gain acceptance in this rapidly emerging procedure, as well as in a number of other new and established medical treatments.

        Our website is located at http://www.biospheremed.com and our telephone number is (781) 681-7900. Additional information regarding BioSphere is contained in our filings with the SEC. See "Where You Can Find More Information" beginning on page 79.

Merit Medical Systems, Inc.
1600 West Merit Parkway
South Jordan, Utah 84095
Telephone: (801) 253-1600

        Incorporated in Utah in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional and diagnostic procedures, particularly in cardiology, radiology and gastroenterology. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 125 individuals. Merit employs approximately 2,000 people worldwide with facilities in Salt Lake City and South Jordan, Utah; Angleton, Texas; Richmond, Virginia; Maastricht and Venlo, The Netherlands; Voisins-le-Bretonneux (Paris), France; Galway, Ireland and Horsholm (Copenhagen), Denmark.

Merit BioAcquisition Co.
1600 West Merit Parkway
South Jordan, Utah 84095
Telephone: (801) 253-1600

        Incorporated on May 12, 2010, Merit BioAcquisition Co., a Delaware corporation and a wholly-owned subsidiary of Merit, was organized solely for the purpose of entering into the merger agreement with BioSphere and completing the merger. Merit BioAcquisition Co. has not conducted any business operations.

•    The Merger (page 17)

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into BioSphere, and BioSphere will be become a wholly-owned subsidiary of Merit. If the merger is completed, you will be entitled to receive $4.38 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own as of the date of the merger and for which you have not properly exercised appraisal rights. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a BioSphere stockholder and will have no rights as a Merit stockholder as a result of the merger. BioSphere stockholders will receive the merger consideration after surrendering their BioSphere shares in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger. As a result of the merger, BioSphere will cease to be a publicly-traded company.

        The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

•    Treatment of Stock Options Outstanding Under Our Stock Plans (page 44)

        At the effective time of the merger, all of our outstanding stock options granted under our 1997 Stock Incentive Plan and 2006 Stock Incentive Plan, whether vested or unvested, will be cancelled in the merger and each holder of such stock options will be entitled to receive a cash payment from Merit in an amount equal to the product of (i) the number of shares subject to such holder's stock options, multiplied by (ii) $4.38 less the applicable per-share exercise price. That payment will be subject to reduction for any applicable withholding taxes. Stock options with per-share exercise prices greater than or equal to $4.38 will be cancelled without any payment being made in respect thereof.

•    Treatment of Restricted Shares Outstanding Under Our Stock Plans (page 44)

        Each share of our restricted stock shall become fully vested and free of any repurchase rights or other restrictions immediately prior to the effective time of the merger. As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive $4.38 per share, less any applicable withholding taxes.

•    Treatment of Our Employee Stock Purchase Plan (page 44)

        In connection with the merger, we will terminate our 2000 Employee Stock Purchase Plan prior to the effective time of the merger in a manner that results in no participant in the plan having any right to purchase any equity security pursuant to the plan or receive any other consideration under the plan (other than a refund of any unapplied salary reduction deposits under the plan).

•    Reasons for the Merger and Recommendation of Our Board of Directors (page 24)

        Our board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. At a meeting of our board of directors on May 13, 2010, after consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of BioSphere and its stockholders and unanimously approved the merger agreement.

        In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the $4.38 per share cash consideration to be received by holders of our common stock pursuant to the merger not only in relation to the market price as of signing and historical market prices of our common stock, but also in relation to our board of directors' assessment of the business, competitive position and prospects of BioSphere, the strategic alternative evaluation process, and the terms and conditions of the merger agreement, including our ability to solicit alternative acquisition proposals for a period of 30 days after signing the merger agreement, our ability to furnish information to, and conduct negotiations with, a third party should we receive an alternative proposal, and our right to terminate the merger agreement to accept a superior offer, subject to the payment of a termination fee to Merit.

 •    Opinion of Our Financial Advisor (page 28)

        J.P. Morgan Securities Inc., or J.P. Morgan, delivered its written opinion to our board of directors that, as of May 13, 2010, and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the consideration to be paid to the holders of shares of our common stock in the merger was fair, from a financial point of view, to such holders.

        The full text of the written opinion of J.P. Morgan dated May 13, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. J.P. Morgan provided its opinion for the information of our board of directors in connection with and for the purposes of the evaluation of the transactions contemplated by the merger agreement. J.P. Morgan's written opinion addresses only the consideration to be paid to the holders of shares of our common stock in the merger, and does not address any other matter. J.P. Morgan's opinion does not constitute a recommendation to any stockholder of BioSphere as to how such stockholder should vote with respect to any matter.

•    Financing of the Merger (page 36)

        Concurrent with entering into the merger agreement, Merit entered into a commitment letter agreement pursuant to which Wells Fargo Bank, National Association and Wells Fargo Securities, LLC committed to provide to Merit a five-year senior unsecured revolving credit facility of up to $125 million. The principal purpose of the credit facility is to allow Merit to finance, in part, the transactions contemplated by the merger agreement, as well as for general corporate purposes. The obligations of Wells Fargo Bank and Wells Fargo Securities to provide the financing commitment is contingent upon the satisfaction of customary conditions described more fully in "The Merger—Financing of the Merger" on page 36.

•    The Special Meeting of BioSphere's Stockholders (page 12)

        Date, Time and Place.    A special meeting of our stockholders will be held on [                   ], [    ], 2010, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, to consider and vote on:

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  adoption of the merger agreement; and

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  adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

        Stockholders will also consider and act upon such other business that may properly come before the special meeting or any adjournment or postponement thereof.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of our capital stock at the close of business on June 23, 2010, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned and 250 votes for each share of series A preferred stock you owned (provided that no holder of series A preferred stock will be entitled to vote a number of shares that exceeds the aggregate purchase price paid by such holder for its shares of series A preferred stock, divided by $3.03), in each case at the close of business on the record date. The outstanding shares of our capital stock are entitled to cast a total of 21,167,982 votes at the special meeting.

        Required Vote.    The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date (including the outstanding shares of our series A preferred stock, if any, voting together with the holders of our common stock as a single class on an as-converted basis). Approval of any proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our capital stock present, in person or represented by proxy, at the special meeting, provided that a quorum is present, in person or represented by proxy, at the special meeting.

•    Revocation of Proxies (page 14)

        You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:

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  delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 1050 Hingham Street, Rockland, Massachusetts 02370, or by fax to the attention of Martin J. Joyce, Secretary, at (781) 681-5093, on or before the business day prior to the special meeting;

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  delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

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  delivering a written revocation or later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

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  attending the special meeting and voting in person.

        If you have instructed a broker or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

        Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

•    Interests of BioSphere's Executive Officers and Directors in the Merger (page 37)

        When considering the recommendation of BioSphere's board of directors, you should be aware that BioSphere's directors and executive officers have interests in the merger other than their interests as BioSphere stockholders generally, as described below. These interests may be different from, or in conflict with, your interests as a BioSphere stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement. These interests include the following:

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  each of our executive officers is party to an agreement with us that provides severance payments and benefits if the executive officer's employment is terminated under certain circumstances within one year following the effective time of the merger;

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  based on holdings as of June 1, 2010, our executive officers and directors beneficially own in the aggregate 208,205 shares of our common stock (excluding unvested restricted stock and shares underlying stock options) and will receive an aggregate of approximately $911,938 in cash for these shares in connection with the merger;

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  based on holdings as of June 1, 2010, our executive officers and directors hold stock options to purchase an aggregate of 1,615,000 shares of our common stock with per-share exercise prices less than $4.38 and will receive an aggregate of approximately $2,267,790 in cash (net of applicable exercise prices and subject to applicable withholding taxes) in exchange for these stock options in connection with the merger;

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  based on holdings as of June 1, 2010, our executive officers and directors hold 511,500 shares of unvested restricted stock and will receive an aggregate cash payment of approximately $2,235,225 in exchange for these shares of unvested restricted stock in connection with the merger, subject to applicable withholding taxes; and

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  following the effective time of the merger, the surviving corporation of the merger will provide continued indemnification and directors' and officers' liability insurance applicable to the period prior to the effective time of the merger.

        See "The Merger—Interests of Our Executive Officers and Directors in the Merger" beginning on page 37.

•    Legal Proceedings Regarding the Merger

        On June 10, 2010, certain of our directors were named as defendants in a putative class action complaint, captioned Fessahaye v. Faleschini, et al., C.A. No. 5553-CC, filed in the Court of Chancery of the State of Delaware. The action, purportedly brought on behalf of a class of our stockholders, alleges that certain of our directors purportedly breached their fiduciary duties in connection with the proposed merger by failing to maximize shareholder value and obtain the best financial and other terms. The complaint includes a request for declaratory, injunctive and other equitable relief, including to enjoin us and Merit from consummating the merger, in addition to fees and costs. The defendants believe that the claims are without merit and intend to defend the suit vigorously.

•    The Stockholder and Voting Agreement (page 68)

        Under a stockholder and voting agreement dated May 13, 2010, as amended, Cerberus, which, as of June 1, 2010, owned approximately 7% of the outstanding shares of our common stock and approximately 50% of the outstanding shares of our series A preferred stock, have agreed to vote their shares of our common stock and our series A preferred stock (and any shares of our common stock issued upon conversion of our series A preferred stock) in favor of adoption of the merger agreement and against any proposal made in opposition to or in competition with the merger. As of June 1, 2010, the shares subject to the stockholder and voting agreement comprised approximately 12% of the outstanding shares of our common stock on an as-converted basis. A copy of the stockholder and voting agreement, as amended, is attached as Annex B to this proxy statement.

•    Conditions to the Closing of the Merger (page 59)

        Each party's obligation to consummate the merger is subject to the satisfaction or waiver of various conditions, which include the following:

        The obligations of BioSphere, Merit and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

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  the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting (including the outstanding shares of our series A preferred stock, if any, voting together with the holders of our common stock as a single class on an as-converted basis);

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  the expiration or termination of the waiting period applicable to the merger under the HSR Act;

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  other than the filing of the certificate of merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity in connection with the merger and the consummation of the other transactions contemplated by the merger agreement, the failure of which to file, obtain or occur could reasonably be expected to have a "Buyer Material Adverse Effect" or a "Company Material Adverse Effect," shall have been filed, been obtained or occurred on terms and conditions which could not reasonably be expected to have a "Buyer Material Adverse Effect" or a "Company Material Adverse Effect";

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  no order suspending the use of this proxy statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff; and

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  no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement, except that a party may not assert that this condition has not been satisfied unless such party shall have used its reasonable best efforts to prevent the enforcement or entry of such order, executive order, stay, decree, judgment or injunction or statute, rule or regulation, including taking such action as is required to comply with certain of its obligations under the merger agreement.

        In addition, the obligations of Merit and Merger Sub to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that Merit and Merger Sub may not rely on the failure of any of the following conditions to the extent such failure results from their failure to use the standard of efforts to consummate the merger required from them under the terms of the merger agreement):

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  our representations and warranties must be true and correct, except for changes specifically contemplated by the merger agreement and where the failure to be true and correct has not had a "Company Material Adverse Effect";

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  we must have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by us on or prior to the closing date;

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  no "Company Material Adverse Effect" shall have occurred since the date of the merger agreement;

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  we shall have delivered to the Buyer a certificate, dated as of the closing date of the merger, signed by our chief executive officer or chief financial officer, certifying to the satisfaction of the above described conditions;

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  we must have terminated our employee stock purchase plan and our 401(k) plan;

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  all shares of our series A preferred stock must have been redeemed or converted into shares of our common stock pursuant to the terms of our certificate of incorporation; and

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  we must have used any funds loaned to us by Merit solely to redeem shares of our series A preferred stock, and must have returned to Merit immediately after the effective date of such redemption any such funds not used to complete the redemption.

        In addition, our obligations to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that we may not rely on the failure of any of the following conditions to the extent such failure results from our failure to use the standard of efforts to consummate the merger required from us under the terms of the merger agreement):

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  Merit and Merger Sub's representations and warranties in the merger agreement must be true and correct except for changes contemplated by the merger agreement and where the failure to be true and correct has not had a "Buyer Material Adverse Effect";

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  Merit and Merger Sub shall have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by them under the merger agreement on or prior to the closing date;

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  No "Buyer Material Adverse Effect" shall have occurred since the date of the merger agreement; and

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  Merit shall have delivered to us a certificate, dated as of the closing date of the merger, signed by Merit's chief executive officer or chief financial officer, certifying the satisfaction of the above-described conditions.

•    Go-Shop Period (page 44)

        Until 11:59 p.m. Eastern time on June 12, 2010, we may directly or indirectly: (i) initiate, solicit or encourage the submission of acquisition proposals, including by way of providing access to non-public information pursuant to the prior execution of a confidentiality agreement not materially less restrictive of the other party than the confidentiality agreement we previously entered into with Merit (in which case we must simultaneously provide to Merit any such non-public information concerning us which was not previously provided to Merit); and (ii) participate in discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to an acquisition proposal. At 11:59 p.m. Eastern time on June 12, 2010, we must immediately terminate any such activities that would otherwise violate the restrictions described below, except we may continue discussions or negotiations with any person that has made an acquisition proposal prior to such time if our board of directors determines in good faith (after consultation with outside counsel and financial advisors) that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

•    Restrictions on Solicitation of Other Offers (page 61)

        We have agreed that, following 11:59 p.m. Eastern time on June 12, 2010, neither we nor any of our subsidiaries will, and we will use our commercially reasonable efforts to cause our directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

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  solicit, initiate, seek, knowingly encourage, knowingly facilitate, knowingly support or respond to any inquiries or requests for any information with respect to, or the making, announcement or submission of, any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

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  engage, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal.

        However, we may furnish information with respect to BioSphere to, or engage in discussions or negotiations with, a person who has made an acquisition proposal, and amend, or grant a waiver or release under, any standstill agreement only if:

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  such acquisition proposal did not result from a breach of our non-solicitation obligations under the merger agreement;

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  we comply with our obligations under the merger agreement concerning changes in our board of directors' recommendation to our stockholders in favor of the merger and the entry into agreements with respect to alternative acquisition proposals; and

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  our board of directors first determines in good faith, after consultation with outside counsel and its financial advisors, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

        We may furnish such information only pursuant to a confidentiality agreement not materially less restrictive in any respect of the person making such acquisition proposal than the confidentiality agreement we previously entered into with Merit.

        We are required to promptly (and in any event within one business day) advise Merit orally, with written confirmation to follow, of our receipt of any written acquisition proposal, the material terms and conditions of any such acquisition proposal (including the material details relating to the financing thereof), and the identity of the person making any such acquisition proposal. We have also agreed to provide, contemporaneously with furnishing any information to any such party, copies of such information to Merit (to the extent such information has not been previously provided to Merit).

•    Termination of the Merger Agreement (page 63)

        BioSphere, Merit and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

        In addition, we, on the one hand, and Merit and Merger Sub, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

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  the merger has not been consummated by November 15, 2010, except that this termination right will not be available to any party whose breach of or failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before such date;

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  a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, except that this termination right will not be available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in such order, decree, ruling or other action; or

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  our stockholders do not vote to adopt the merger agreement at the special meeting.

        Merit and Merger Sub may also terminate the merger agreement if:

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  our board of directors fails to recommend the approval of the merger in this proxy statement or withdraws, qualifies or modifies its recommendation of the merger to our stockholders in a manner adverse to Merit or the consummation of the merger;

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  our board of directors approves, endorses or recommends to our stockholders another acquisition proposal;

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  a tender offer or exchange offer for our outstanding common stock is commenced and our board of directors recommends that our stockholders tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer and reiterate its recommendation with respect to the merger agreement and the merger;

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  we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of Merit and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured; or

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  all of the conditions to our obligation to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and Merit has notified us in writing that it is ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to its obligation to consummate the merger), and we fail to consummate the merger within five business days following Merit's delivery of such notice.

        Additionally, we may terminate the merger agreement if:

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  our board of directors pursuant to and in compliance with our non-solicitation obligations under the merger agreement, approves or recommends to our stockholders another acquisition proposal and we provide Merit notice of our intent to exercise this termination right no less than two business days prior to doing so;

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  Merit or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to our obligation to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured; or

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  all of the conditions to the obligations of Merit and Merger Sub to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and we have notified Merit in writing that we are ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to our obligation to consummate the merger), and Merit and Merger Sub fail to consummate the merger within five business days following our delivery of such notice.

•    Fees and Expenses (page 64)

        We must pay to Merit a termination fee of $3.84 million if Merit and Merger Sub terminate the merger agreement pursuant to its terms because:

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  we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of Merit and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured; or

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  all of the conditions to our obligation to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and Merit has notified us in writing that it is ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to its obligation to consummate the merger), and we fail to consummate the merger within five business days following Merit's delivery of such notice.

However, the termination fee we are required to pay will be reduced to $1.92 million if the merger agreement is terminated in connection with a superior proposal which arises from an acquisition proposal first proposed to us after the date of the merger agreement and prior to 11:59 p.m. Eastern time on June 12, 2010.

        Merit must pay to us a termination fee of $10 million if we terminate the merger agreement pursuant to its terms because all of the conditions to the obligations of Merit and Merger Sub to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and we have notified Merit in writing that we are ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to our obligation to consummate the merger), and Merit and Merger Sub fail to consummate the merger within five business days following our delivery of such notice, and Merit asserts that a "financing disruption" has occurred.

•    Redemption of Series A Preferred Stock (page 45)

        In connection with, but prior to the consummation of, the merger, we intend to call for redemption all 9,636 currently outstanding shares of our series A preferred stock at a redemption price of $1,000 per share plus accrued and unpaid dividends. See "The Merger—Redemption of Series A Preferred Stock" beginning on page 45.

 •    Material United States Federal Income Tax Consequences of the Merger (page 46)

        The conversion of shares of our common stock into the right to receive $4.38 per share cash merger consideration (without interest and subject to any applicable withholding taxes) will be a taxable transaction to our stockholders for U.S. federal income tax purposes. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 46.

        Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

 •    Regulatory Matters (page 48)

        The HSR Act prohibited us from completing the merger until we had furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period had expired or been terminated. Both parties made the necessary filings and the Federal Trade Commission granted early termination on June 18, 2010.

•    Appraisal Rights (page 69)

        Holders of our capital stock who object to the merger may elect to pursue their appraisal rights to receive the judicially determined "fair value" of their shares, which could be more or less than, or the same as, the per share merger consideration under the merger agreement, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, you must (1) not vote in favor of adoption of the merger agreement, nor consent thereto in writing, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. For a summary of these Delaware law procedures, see "Appraisal Rights" beginning on page 69. An executed proxy that is not marked "AGAINST' or "ABSTAIN" will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

        A copy of Section 262 of the General Corporation Law of the State of Delaware, or DGCL, is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the board of directors of BioSphere for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

        We will hold the special meeting at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, on [        ], [                ], 2010.

Purpose of the Special Meeting

        The purposes of the special meeting are to consider and act upon the following matters:

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  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 13, 2010, by and among Merit, Merger Sub and BioSphere, as described in this proxy statement, as it may be amended from time to time. A copy of the merger agreement is attached as Annex A to this proxy statement.

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  To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement.

        Stockholders will also consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement thereof.

Recommendation of Our Board of Directors

        Our board of directors has determined and believes that the merger and merger agreement described in this proxy statement are advisable, fair to, and in the best interests of BioSphere and our stockholders, and has approved the merger agreement. Our board of directors recommends that our stockholders vote "FOR" Proposal No. 1 to adopt the merger agreement.

        Our board of directors has determined and believes that adjourning the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement is advisable, fair to, and in the best interests of, BioSphere and our stockholders and has approved such proposal. Our board of directors recommends that stockholders vote "FOR" Proposal No. 2 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of our capital stock at the close of business on June 23, 2010, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 18,758,982 shares of our common stock were issued and outstanding and held by approximately 93 holders of record and 9,636 shares of our series A preferred stock were issued and outstanding and held by approximately three holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. Holders of record of our series A preferred stock are entitled to 250 votes per share at the special meeting on the proposal to adopt the merger agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, provided that no holder of series A preferred stock will be entitled to vote a number of shares that exceeds the aggregate purchase price paid by such holder for its shares of series A preferred stock, divided by $3.03.

        A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if a majority of the shares of our capital stock issued, outstanding and entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present.

Vote Required

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote at the special meeting (including the outstanding shares of our series A preferred stock, if any, voting together with the common stock as a single class on an as-converted basis). Adoption of the merger agreement is a condition to the closing of the merger.

        Approval of any proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on the matter by holders of our capital stock present, in person or represented by proxy, at the special meeting, provided that a quorum is present, in person or represented by proxy, at the special meeting.

Voting by BioSphere's Directors and Executive Officers

        As of June 23, 2010, the record date, our directors and executive officers held and are entitled to vote, in the aggregate, 719,705 shares of our common stock, representing approximately 3.8% of our outstanding common stock. The directors and executive officers have informed us that they currently intend to vote all of their shares of our common stock "FOR" the adoption of the merger agreement and "FOR" the adjournment proposal. If our directors and executive officers vote their shares in favor of adopting the merger agreement, 3.4% of the outstanding shares of our capital stock entitled to vote at the special meeting will have voted for the proposal to adopt the merger agreement. This means that additional holders of approximately 46.7% of all shares entitled to vote at the special meeting would need to vote for the proposal to adopt the merger agreement in order for it to be adopted.

Voting of Proxies

        If your shares are registered in your name, you may cause your shares to be voted by mailing a signed proxy card in the enclosed postage-prepaid envelope or by voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at http://www.voteproxy.com or by telephone by calling (800) 776-9437 in the United States or (718) 921-8500 from foreign countries. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

        If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

        If your shares are held in "street name" through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or via the Internet or by telephone through your broker or nominee if your broker or nominee provides such a service. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or nominee. If you plan to attend the special meeting, you will need a proxy from your broker or nominee in order to be given a ballot to vote the shares. If you do not return your broker's or nominee's voting form, provide voting instructions via the Internet or telephone through your broker or nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker or nominee, it will have the same effect as if you voted "AGAINST" adoption of the merger agreement.

        Stockholders that abstain from voting on a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter. For purposes of determining the presence of a quorum, abstentions will be counted as shares present, however, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present. Abstentions and broker non-votes will have the same effect as if you voted "AGAINST" adoption of the merger agreement and will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

Revocation of Proxies

        Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

        If your shares are registered in your name, you may revoke your proxy by:

  •
  delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 1050 Hingham Street, Rockland, Massachusetts 02370, or by fax to the attention of Martin J. Joyce, Secretary, at (781) 681-5093, on or before the business day prior to the special meeting;

  •
  delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

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  delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

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  attending the special meeting and voting in person.

        If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

        Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Rights of Stockholders Who Object to the Merger

        Stockholders of BioSphere are entitled to appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to BioSphere before the vote is taken on the merger agreement and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 69. The text of the Delaware appraisal rights statute is reproduced in its entirety as Annex D to this proxy statement.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by BioSphere. We have retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000, plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of BioSphere capital stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

Stockholder List

        A list of our stockholders entitled to vote at the special meeting will be available for examination by any BioSphere stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at 1050 Hingham Street, Rockland, Massachusetts 02370.

Availability of Documents

        The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying during ordinary business hours at our corporate offices located at 1050 Hingham Street, Rockland, Massachusetts 02370 by any interested holder of our capital stock.

 THE PARTIES TO THE MERGER

BioSphere Medical, Inc.

        BioSphere Medical, Inc. seeks to pioneer and commercialize minimally invasive diagnostic and therapeutic applications based on proprietary bioengineered microsphere technology. Our core technologies, patented bioengineered polymers and manufacturing methods are used to produce microscopic spherical materials with unique beneficial properties for a variety of medical applications. Our principal focus is the use of our products for the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. Our products continue to gain acceptance in this rapidly emerging procedure, as well as in a number of other new and established medical treatments.

        We were incorporated in December 1993 and our principal executive offices are located at 1050 Hingham Street, Rockland, Massachusetts 02370. Our website is located at http://www.biospheremed.com. Additional information regarding BioSphere is contained in our filings with the SEC. See "Where You Can Find More Information" beginning on page 79.

Merit Medical Systems, Inc.

        Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional and diagnostic procedures, particularly in cardiology, radiology and gastroenterology. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 125 individuals. Merit employs approximately 2,000 people worldwide with facilities in Salt Lake City and South Jordan, Utah; Angleton, Texas; Richmond, Virginia; Maastricht and Venlo, The Netherlands; Voisins-le-Bretonneux (Paris), France; Galway, Ireland and Horsholm (Copenhagen), Denmark.

        Merit was incorporated in Utah in 1987, and the mailing address for its principal executive offices is 1600 West Merit Parkway, South Jordan, Utah 84095. Its telephone number is (801) 253-1600. Merit's website is located at http://www.merit.com. Additional information regarding Merit is contained in Merit's filings with the SEC. See "Where You Can Find More Information" beginning on page 79.

Merit BioAcquisition Co.

        Merit BioAcquisition Co., a Delaware corporation and a wholly-owned subsidiary of Merit, was organized solely for the purpose of entering into the merger agreement with BioSphere and completing the merger. Merit BioAcquisition Co. was incorporated on May 12, 2010 and has not conducted any business operations. The mailing address for its principal executive offices is 1600 West Merit Parkway, South Jordan, Utah 84095. Its telephone number is (801) 253-1600.

THE MERGER

        The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

        As part of the ongoing evaluation of our business, our board of directors and our management regularly review and assess different strategies for improving our competitive position and enhancing stockholder value.

        In 2003 and 2004, in light of our then current cash balances, continued losses from operations and prospects, our board of directors undertook a process to evaluate strategic alternatives, including a potential equity financing. We engaged an investment banker to help us evaluate and consider a potential sale transaction. In connection with this process, we received preliminary indications of interest from two parties, including Merit. After a period of negotiation and due diligence with each of these parties, our board of directors determined that neither indication of interest reflected a sufficient valuation for BioSphere. As a result, our board of directors determined not to further pursue a sale transaction, and instead determined to continue BioSphere's operations as an independent company and we raised equity capital through the sale of series A preferred stock.

        In December 2007, our board of directors again determined to consider and pursue strategic alternatives for our business and to engage an investment banker to assist. Our board of directors also determined to form an ad hoc advisory committee, comprised of Messrs. Timothy J. Barberich, John H. MacKinnon, Riccardo Pigliucci and David P. Southwell, referred to herein as the Advisory Committee, to select the investment banker, oversee the process and provide periodic reports to our board of directors on the process. Our board of directors retained full authority to evaluate, negotiate and approve any proposal that we received. We retained an investment banker, which we refer to herein as the Initial Financial Advisor, to provide financial advisory services to us in connection with this evaluation process. Between late December 2007 and March 2008, the Initial Financial Advisor contacted 23 parties to determine interest in a potential combination or acquisition. Although Merit was contacted as part of this process, it declined to receive information about our business or pursue discussions at that time. Four of the parties contacted by the Initial Financial Advisor entered into confidentiality agreements and were provided access to non-public information about our business. One of such parties, whom we refer to as Company A, submitted an oral indication of interest to engage in an all stock business combination. After further discussion and evaluation of the terms presented in Company A's indicative offer, including the proposed composition of management and the board of directors of the combined companies, Company A's near and long term prospects and strategies, and the expected liquidity for the combined company's securities, our board of directors concluded that a business combination with Company A on the terms proposed was not advisable. From December 2007 through December 2009, our management and directors had discussions from time to time with representatives of Company A regarding a potential business combination or collaboration.

        In September 2008, Company B, one of the 23 entities previously contacted by our Initial Financial Advisor, expressed interest in exploring an acquisition of BioSphere. Through January 2009, our management and directors had discussions with representatives of Company B regarding a potential transaction.

        On November 5, 2008, we received a written indication of interest from Company B to acquire BioSphere in an all cash transaction at an aggregate valuation of $74.8 million to $99.8 million (assuming we used approximately $9.6 million of our cash to pay the additional liquidation preference in respect of our series A preferred stock), conditioned upon satisfactory due diligence, an agreement of exclusivity between the parties and other conditions. On December 4, 2008, we received a revised indication of interest from Company B to acquire BioSphere in an all cash transaction at an aggregate valuation of $89.8 million to $114.8 million (assuming we used approximately $9.6 million of our cash to pay the additional liquidation preference in respect of our series A preferred stock), conditioned upon satisfactory due diligence, an agreement of exclusivity between the parties and other conditions.

        Following further valuation discussions in which Company B indicated its willingness to proceed at valuation levels at the upper end of the range in the most recent indication of interest, we entered into exclusive discussions with Company B on January 21, 2009. Thereafter, representatives of BioSphere and Company B exchanged drafts of a proposed merger agreement and engaged in discussions and negotiations regarding the terms and conditions of a potential transaction.

        On February 3, 2009, representatives of Company B informed us that Company B was no longer interested in pursuing an acquisition.

        At meetings held in February 2009, the Advisory Committee and our board of directors determined that we should continue to engage in evaluations of strategic alternatives and that the Initial Financial Advisor should contact companies, including Company B, that previously had expressed interest in BioSphere to determine whether they had any current interest in a transaction.

        In April 2009, we received a revised indication of interest from Company B to acquire BioSphere in an all cash transaction at an aggregate valuation of $55 million to $60 million. The revised indication of interest was conditioned upon satisfactory due diligence, an agreement of exclusivity between the parties and other conditions. Thereafter, our board of directors terminated discussions with Company B.

        At a meeting in August 2009, our board of directors reviewed the status of the process undertaken since February 2009, noting that one company, Company C, had been undertaking due diligence but no third parties other than Company A and Company B had furnished any expression of interest in a transaction. It was our board of directors' consensus that management should continue discussions with Company C but otherwise should focus its time and resources on internal strategic initiatives under consideration. Through early December 2009, members of our management continued discussions with representatives of Company C until Company C reported that it had no further interest in exploring a transaction with BioSphere.

        On September 23, 2009, Mr. Richard J. Faleschini, our Chief Executive Officer, was contacted by a representative of Piper Jaffray, Merit's financial advisor, requesting a meeting to discuss a potential business combination.

        On September 28, 2009, we entered into a mutual confidentiality agreement with Merit. On October 8, 2009, Mr. Faleschini and Mr. Martin J. Joyce, our Chief Financial Officer, met with Mr. Fred Lampropoulos, the Chief Executive Officer of Merit, and Mr. Greg Fredde, the Vice President of Business Development and Governmental Affairs of Merit, and representatives of Piper Jaffray to discuss Merit's potential interest in a business combination and to review our business.

        On October 22, 2009, in a teleconference with Mr. Faleschini, a representative of Piper Jaffray presented Merit's oral indication of interest to acquire BioSphere at an aggregate valuation of $74.2 million to $95.4 million, based principally on publically available information.

        On November 6, 2009, the Advisory Committee held a meeting at which Mr. Faleschini reported on the oral indication of interest from Merit. The Advisory Committee concluded that the indicative offer was insufficient, but directed Mr. Faleschini to continue discussions with Merit to determine whether it would submit a revised indication of interest at a higher valuation range.

        On November 15, 2009, Mr. Faleschini sent correspondence to Piper Jaffray that BioSphere was interested in continuing discussions with Merit, but that the preliminary valuation offered by Merit was insufficient.

        In December 2009, Mr. Southwell inquired of the Chief Executive Officer of Company A whether Company A had an interest in presenting an indication of interest to acquire BioSphere solely for cash. Later that month, Mr. Southwell received an oral indication of interest from Company A for a cash transaction at an aggregate valuation of $101.2 million. From December 2009 through April 2010, management and directors of BioSphere, as well as representatives of J.P. Morgan, BioSphere's financial advisor, following the engagement of J.P. Morgan in March 2010, engaged in discussions and correspondence with third parties, other than Merit, regarding a potential transaction with BioSphere. Four of such entities submitted oral or written expressions of interest, as noted below.

        At a December 15, 2009 board meeting, Mr. Faleschini reported on the indication of interest received from Merit and his subsequent correspondence to Merit regarding valuation.

        Between December 15 and December 23, 2009, Mr. Faleschini and Mr. Southwell, on behalf of BioSphere, and Mr. Lampropoulos and representatives of Piper Jaffray, on behalf of Merit, had a series of conversations with respect to valuation. During these discussions, Mr. Faleschini presented additional information about BioSphere's business, prospects and strategies.

        On December 23, 2009, Merit submitted a written indication of interest to acquire BioSphere in an all cash, or cash and stock, transaction at an aggregate valuation of $95.4 million to $106 million. The indication of interest was conditioned upon completion of due diligence, an agreement of exclusivity between the parties and other conditions.

        On December 29, 2009, our Advisory Committee met by teleconference during which Mr. Southwell reported on his recent discussions with third parties regarding a potential transaction, and Merit's indication of interest. After discussion, our Advisory Committee concluded that, while no determination had been made to pursue a transaction, Mr. Southwell should continue to explore and discuss the indications of interest from third parties, including Merit, and that it would recommend to our board of directors that BioSphere not enter into exclusive negotiations with Merit until it had an opportunity to further explore discussions with other third parties.

        On January 7, 2010, a third party, whom we refer to as Company D, submitted an indication of interest to acquire BioSphere in a cash, or cash and stock, transaction at an aggregate valuation of $82.2 million to $93.2 million, subject to due diligence, an agreement of exclusivity between the parties and other conditions.

        On January 8, 2010, our Advisory Committee held a meeting at which Mr. Southwell provided an update on his ongoing discussions with Merit and Companies A and D, including each party's most recent indication of interest. After discussion, our Advisory Committee agreed that Merit, Companies A and D, and other interested parties should be granted access to our electronic data room to conduct further due diligence, subject to execution of acceptable confidentiality agreements.

        On January 8, 2010, we entered into a revised confidentiality agreement with each of Merit and Company A and thereafter provided to each access to our electronic data room that contained a significant amount of confidential data on BioSphere, including a financial model of revenues that BioSphere might possibly be able to achieve if it were part of a larger, well-capitalized organization with a significant sales force.

        On January 16, 2010, a representative of Company D informed Mr. Southwell that it had elected to withdraw its indication of interest and would not pursue further discussions regarding a potential business combination.

        On February 3, 2010, Messrs. Faleschini and Joyce and Melodie R. Domurad, Vice President of Regulatory, Medical Affairs, and Quality Systems of BioSphere, met with Mr. Lampropoulos and several other senior managers of Merit in connection with Merit's due diligence process.

        On February 19, 2010, Merit submitted a revised written indication of interest based upon further diligence, at an aggregate valuation of $95.4 million. The revised indication of interest was conditioned upon satisfactory due diligence, an agreement of exclusivity between the parties and other conditions.

        At a February 24, 2010 board meeting, Mr. Southwell reviewed the status of discussions with third parties regarding a business combination, including the steps taken by the Company to identify other potentially interested parties. He noted that Merit and Company A had executed confidentiality agreements and had conducted diligence, and that Merit, Company A and Company D provided initial or revised indications of interest. He reported that Company D subsequently determined not to pursue further discussions with BioSphere. He also noted that three additional third parties had expressed an interest in making bids, one of which had executed a confidentiality agreement but had indicated a transaction timetable of several months. Our board of directors discussed the indications of interest it had received, the market capitalization, capital resources and potential synergistic attributes of each proponent, as well as key transaction risks perceived with respect to each indication of interest and proponent. Our board of directors also considered and reviewed BioSphere's historical and planned revenue growth, prospects for future value creation as an independent entity, historical stock performance and market capitalization, management and shareholder base. Our board of directors authorized the Advisory Committee to engage an investment banker to assist in the solicitation of revised or additional indications of interest and the consideration of strategic alternatives.

        On February 26, 2010, Mr. Southwell spoke with representatives of Piper Jaffray and the four other third parties with whom discussions were ongoing, and advised them that BioSphere was retaining an investment banker and would establish a process through which each party would be requested to submit a revised indication of interest. Mr. Lampropoulos subsequently contacted Mr. Southwell to say that Merit intended to withdraw from the process unless we agreed to exclusivity and to a $95.4 million aggregate valuation.

        On March 6, 2010, BioSphere retained J.P. Morgan as its financial advisor, and executed an engagement letter on March 16, 2010.

        Between March 9 and March 10, 2010, J.P. Morgan contacted the four third parties (other than Merit) with whom discussions were ongoing, as well as four other entities that in conjunction with Mr. Southwell it had identified as the most likely to be potentially interested in a transaction with BioSphere. None of such other entities expressed an interest in a transaction. On March 11, 2010, J.P. Morgan distributed bid letters to each of the four other third parties with whom discussions were ongoing that provided additional information about the process for submitting written proposals and on March 20, 2010, J.P. Morgan distributed to each a form of proposed merger agreement.

        On March 17, 2010, the Chief Executive Officer of Company A sent correspondence to J.P. Morgan confirming its non-binding indication of interest for a cash acquisition of BioSphere at an aggregate valuation of $101.2 million.

        On March 23, 2010, a representative of Piper Jaffray contacted Mr. Southwell to reiterate Merit's interest in a business combination with BioSphere. Mr. Southwell reported the contact to J.P. Morgan. Thereafter, a representative of J.P. Morgan contacted a representative of Piper Jaffray to confirm Merit's interest in a business combination with BioSphere. On March 26, 2010, J.P. Morgan distributed to Piper Jaffray the form of proposed merger agreement.

        On March 29, 2010, J.P. Morgan received an indication of interest from one of the third parties, whom we refer to as Company E, at an aggregate valuation of $92 million. Company E advised J.P. Morgan that the indication of interest was subject to extensive due diligence which it expected would take two months.

        On March 31, 2010, our Advisory Committee held a meeting at which representatives of J.P. Morgan and WilmerHale were also in attendance. The representatives of J.P. Morgan reviewed the process undertaken to date with respect to the solicitation and evaluation of expressions of interest for a business combination, and reported on the status of discussions with each party, noting that Company A had reiterated its earlier non-binding indication of interest and stated that it required exclusivity in order to engage in further due diligence. Mr. Joyce reviewed the expected financial results for the current quarter then ending. Mr. Joyce also noted that management was in the process of preparing financial forecasts for BioSphere that extended beyond the current annual operating plan and reflected recent financial results. There followed a discussion of the assumptions being formulated for the financial forecasts, as well as the assumptions underlying a financial model in the Company's electronic data room of what revenues might possibly be achieved if BioSphere were part of a larger, well-capitalized organization with a significant sales force. Mr. Joyce was directed to continue work on preparing stand-alone financial projections for future consideration by our Advisory Committee and our board of directors.

        On April 7, 2010, our board of directors held a meeting at which representatives of J.P. Morgan and WilmerHale were also in attendance. Mr. Joyce reported on financial results for the quarter ended March 31, 2010 and on the preparation of financial forecasts. Our board of directors discussed the assumptions being considered for the preparation of such forecasts. Our board of directors concluded that the assumptions underlying the financial model in the electronic data room were not appropriate for us operating as a stand-alone entity and that Mr. Joyce should continue work on stand-alone financial projections for future consideration by our board of directors. The representatives of J.P. Morgan reviewed the process undertaken to date with respect to the solicitation and evaluation of expressions of interest for a business combination, and reported on the status of discussions with each party. Our board of directors then discussed the expressions of interest received to date and the prospects for BioSphere continuing to conduct its operations on a stand-alone basis.

        On April 14, 2010, Messrs. Faleschini and Joyce, Ms. Domurad, Mr. Lampropoulos, and several other members of Merit's management team and representatives of J.P. Morgan and Piper Jaffray met to engage in further due diligence and discussion of a potential transaction between Merit and BioSphere. During the meeting, we provided Merit with information regarding our financial results for the first quarter and indicated that we had received expressions of interest at higher valuations than the $95.4 million proposed by Merit.

        On April 16, 2010, a representative of Piper Jaffray contacted a representative of J.P. Morgan and stated that Merit was increasing its indicative offer from $95.4 million to $100 million, subject to entering into an exclusivity agreement. The representative of J.P. Morgan responded that the revised offer was still below the valuation levels proposed by another party.

        On April 17, 2010, our board of directors held a meeting at which representatives of J.P. Morgan and WilmerHale were in attendance. A representative of J.P. Morgan reported on the most recent expression of interest from Merit, noting that the proposal was conditioned upon BioSphere agreeing to negotiate exclusively with Merit for a period of approximately three weeks, and that Merit had obtained draft commitment letters from multiple banks to obtain the financing required to fund the proposed transaction. Our board of directors also considered Company A's indicative offer. Our board of directors considered risks relating to consummating a cash transaction with Company A in light of the fact that Company A, which had a market capitalization that was approximately one-third the size of Merit's market capitalization, proposed to finance the transaction with a combination of cash and an offering of stock to existing stockholders because it did not have the capacity to raise the requisite debt. Our board compared Company A's financing risks to Merit's, noting that Merit had received interest from multiple lenders for debt commitment letters to finance an acquisition and appeared to present considerably less financing risk. In making its comparison, our board considered various risks associated with Company A's financing approach, including: that Company A would be required to issue a substantial amount of equity relative to its total market capitalization in a rights offering to its existing stockholders in order to fund the purchase price; that raising sufficient capital through such a rights offering could be difficult in view of Company A's market capitalization and concentrated shareholder base; and that Company A's ability to successfully raise equity capital was highly uncertain in view of ongoing unpredictable and unfavorable market conditions. Our board of directors also discussed regulatory reviews that could adversely affect the timing and certainty of the transaction, specifically with regard to the degree to which a transaction with Company A could be subject to scrutiny by domestic or foreign antitrust regulators, or challenge from other parties, in light of actual, or potential for, product overlaps resulting from a business combination between BioSphere and Company A, as well as the fact that Company A, which was not then engaged in due diligence, had not requested nor been provided with our financial results for the recently completed, but not yet publicly disclosed, quarter. It was the consensus of our board of directors that J.P. Morgan should engage in further discussions with Merit in an effort to further increase Merit's indicative offer. Our board of directors also concluded that if Merit submitted a revised indicative offer at a valuation level that was equal to or greater than that proposed by Company A, we should enter into an exclusivity agreement with Merit.

        Between April 17 and April 20, 2010, representatives of J.P. Morgan and Piper Jaffray discussed a higher indicative valuation. On April 20, 2010, we executed a letter with Merit pursuant to which Merit made a non-binding offer for a cash merger with an aggregate valuation of $101.5 million, subject to confirmatory due diligence and other customary conditions, and we agreed to engage in exclusive discussions with Merit for a period of three weeks.

        On April 28, 2010, WilmerHale received Merit's first set of comments on the merger agreement. Between April 28 and May 13, 2010, representatives of WilmerHale and J.P. Morgan, Merit's outside counsel, Parr Brown Gee & Loveless, and Piper Jaffray engaged in numerous conferences to review and discuss the terms of the proposed transaction, including the merger agreement.

        On May 2, 2010, our board of directors held a telephonic meeting at which representatives of J.P. Morgan and WilmerHale were in attendance. Our board of directors reviewed and discussed financial forecasts presented by Mr. Joyce, including the underlying assumptions, and approved the forecasts as representing the best available current estimate of BioSphere's long range performance. Our board of directors also discussed exercising its right to redeem the outstanding series A preferred stock in advance of the potential business combination with Merit. A representative of WilmerHale reviewed for the directors the current status of negotiations relating to the merger agreement.

        Following the May 2, 2010 board meeting, representatives of J.P. Morgan provided Merit information with respect to our financial results for the month of April 2010. Representatives of J.P. Morgan and WilmerHale also informed representatives of Piper Jaffray and Parr Brown that our board of directors was planning to redeem the series A preferred stock as part of the proposed transaction.

        On May 5, 2010, a representative of Piper Jaffray contacted a representative of J.P. Morgan to inform them that Merit had determined to reduce its offer to an aggregate of $91.6 million based upon its continued diligence, including our recent financial results.

        On May 5, 2010, our board of directors held a meeting at which representatives of J.P. Morgan and WilmerHale were in attendance. Our board of directors discussed BioSphere's negotiations with Merit, including a review of key business and legal issues still under discussion with Merit since the May 2, 2010 meeting of our board of directors. Our board of directors considered and discussed the current valuation presented by Merit and the alternative proposal submitted by Company A. Our board further considered the potential risks to consummating a transaction with Company A at the most recently indicated value of $101.2 million, and engaged in a continued discussion of both the regulatory risks and uncertainties arising from the actual or potential market consolidation effects of a transaction with Company A, as well as the risks and uncertainties relating to whether Company A could successfully garner stockholder support for, and consummate, a significant sale of equity to its existing stockholders in light of its financial condition and concentrated shareholder base and unfavorable capital market conditions. Our board also considered the fact that Company A had not requested or received information regarding our financial results for the first quarter ended March 31, 2010 or the month ended April 30, 2010, both of which reflected a decline in revenue, which, in any event, we would have been precluded from providing to Company A prior to the expiration of the exclusivity period with Merit unless otherwise publicly disclosed. Representatives from WilmerHale reviewed the current terms and conditions of the proposed merger agreement with Merit, noting in their summary of the merger terms that Wells Fargo has agreed to provide a commitment letter to Merit for a $125 million credit facility upon the consummation of the merger. WilmerHale noted that this obligation to lend is subject to customary conditions, and that while BioSphere has no right to enforce the obligations of the bank under this debt commitment, Merit has committed to use its reasonable best efforts to obtain the financing contemplated by the debt commitment letter and that the availability of these borrowings to Merit is not a condition to Merit's obligations under the merger agreement. WilmerHale also reviewed and discussed the fiduciary duties of our directors. Our board of directors reviewed BioSphere's strategic alternatives, including continued operations on a stand-alone basis. Our board of directors directed J.P. Morgan to advise Merit that we were not prepared to agree to a reduced valuation in the proposed business combination, which J.P. Morgan did later that day.

        On May 6, 2010, we received an unsolicited indication of interest from a third party, Company F, to acquire BioSphere's business in a cash transaction at an aggregate valuation of approximately $91.3 million. In accordance with the terms of our exclusivity agreement, we advised Merit that we had received an indication of interest from an unidentified third party.

        On May 6, 2010, our board of directors held a meeting at which representatives of J.P. Morgan and WilmerHale were in attendance. A representative of J.P. Morgan reported on their contact with representatives of Piper Jaffray in which they communicated our unwillingness to accept a reduced valuation. Our board of directors further discussed its alternatives, including the indicative offer to acquire BioSphere previously received from Company A. At our board of directors' request, a representative of WilmerHale summarized regulatory reviews that would be applicable to any business combination with Company A, and potential risks in obtaining such approvals. A representative of J.P. Morgan reviewed the means by which Company A had indicated it would seek to issue additional equity capital to finance a potential transaction with BioSphere, and the potential risks to such financing. Our board of directors determined to continue negotiations with Merit regarding a sale, and to continue to push for a higher valuation.

        On May 7, 2010, Mr. Lampropoulos, Mr. Southwell and representatives of Piper Jaffray and J.P. Morgan met by telephone to discuss Merit's indicative offer. Mr. Lampropoulos reiterated Merit's offer to acquire the fully diluted common stock of BioSphere in a cash merger for an aggregate valuation of $91.6 million, but did indicate Merit would agree to include a "go-shop" provision to allow us to solicit other proposals for a period of 30 days. Mr. Southwell advised Mr. Lampropoulos of the view of our board of directors that this offer undervalued BioSphere and asked Merit to revise its offer.

        On May 11, 2010, Mr. Southwell and Mr. Lampropoulos spoke by telephone regarding Merit's offer. After discussion, Mr. Lampropoulos offered to increase the aggregate valuation from $91.6 million to $96 million, representing a per share common price of $4.38, assuming the conversion of all shares of series A preferred stock into common stock.

        On May 12, 2010, our board of directors held a meeting at which representatives of J.P. Morgan and WilmerHale were in attendance. Mr. Southwell and representatives of J.P. Morgan and WilmerHale provided updates on discussions with Merit, including the increased valuation proposed by Merit and that the terms of the merger agreement were substantially complete. A representative of J.P. Morgan presented J.P. Morgan's preliminary financial analysis based upon aggregate cash consideration of $96 million. Our board of directors agreed to extend the exclusivity period with Merit to 11:59 p.m. on Sunday, May 16, 2010.

        On May 13, 2010, a meeting of our board of directors was held to evaluate the proposed transaction with Merit. At the meeting, representatives of J.P. Morgan presented to our board of directors the financial analysis described below under "Opinion of BioSphere's Financial Advisor." Following their presentation, representatives of J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders. Also at this meeting, representatives of WilmerHale reviewed with our board of directors its fiduciary duties in the context of the proposed transaction. Representatives of WilmerHale then reviewed with our board of directors the terms of the merger agreement and a proposed voting agreement with Cerberus Partners, one of the holders of our series A preferred stock, definitive forms of which had previously been provided to each director. Representatives from WilmerHale also reviewed with our board the material terms of the $125 million financing commitment that had been secured by Merit to fund the acquisition.

        Our board of directors engaged in additional deliberations concerning the proposed merger and after considering these deliberations, the proposed terms of the merger agreement and the factors described under "—Reasons for the Merger and Recommendation of BioSphere's Board of Directors," our board of directors unanimously adopted resolutions declaring the merger agreement and all the transactions contemplated thereby to be advisable, determined that the merger agreement and all of the transactions contemplated thereby are fair to, and in the best interests of, BioSphere and its stockholders, and recommended that our stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement.

        Thereafter, the merger agreement was executed by BioSphere, Merit and Merit BioAcquisition Co., and each of BioSphere and Merit issued a press release announcing the execution of the merger agreement.

        In accordance with the terms of the merger agreement, we retained the right to solicit other acquisition proposals for a period of 30 days after the signing of the merger agreement and to furnish information to (subject only to execution of a confidentiality agreement) and conduct negotiations with a third party during such 30-day period. In accordance with this "go-shop" right, during the period between May 14, 2010 and June 14, 2010, J.P. Morgan contacted approximately 17 parties, including Companies A, B, C, D, E and F and several other parties that were either initially contacted by J.P. Morgan in March 2010 or had otherwise engaged in discussions with us at various times in the past regarding business development and/or a potential strategic transaction, to ascertain each such party's interest in engaging in discussions with respect to a potential alternative acquisition proposal. As part of this process, four parties, Companies D, E, F and G, received additional information, but only one company, Company G, executed a confidentiality agreement and engaged in further due diligence, including a review of our electronic data room, After its due diligence, Company G informed J.P. Morgan that it was not interested in pursuing further discussions.

Reasons for the Merger and Recommendation of Our Board of Directors

        At a special meeting of our board of directors on May 13, 2010, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of BioSphere and its stockholders. Our board of directors unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

        In the course of reaching its decision to approve the merger agreement and to recommend that our stockholders vote to adopt the merger agreement, our board of directors consulted with our senior management and financial advisor. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related agreements. The following discussion includes all the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive:

        Merger Consideration.    Our board of directors considered the following with respect to the merger consideration to be received by the BioSphere stockholders:

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  that stockholders will be entitled to receive merger consideration of $4.38 per share in cash (assuming the prior conversion of all outstanding shares of our series A preferred stock) upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might be realized if we remained independent;

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  our board of directors' belief that the merger was more favorable to our stockholders than any other alternative reasonably available to us and our stockholders, including the alternative of remaining a stand-alone, independent company, and, in light of the amount of consideration offered relative to the other proposals and expressions of interest and the risks and uncertainties associated with being able to enter into and consummate the Merit transaction as compared to the risks and uncertainties associated with the other proposals and expressions of interest, represented the best reasonably available value of any of the proposals and expressions of interest submitted by third parties in BioSphere's solicitation process;

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  the fact that the $4.38 per share value of the cash merger consideration represents a 61% and 59% premium, respectively, over the volume weighted average price of our common stock on The NASDAQ Global Market over the one week and one month periods ending on May 12, 2010 (the last trading day prior to our board of directors' approval of the merger agreement), a 54% premium over the closing price of our common stock on The NASDAQ Global Market on May 12, 2010 (the last trading day prior to our board of directors' approval of the merger agreement), and a 9% premium over the 52-week high for our common stock; and

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  the then-current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants over the past two years. See "Market Prices and Dividend Data" beginning on page 73 for information about our common stock prices since January 1, 2009.

        Prospects in Remaining Independent.    Our board of directors considered the possibility of continuing to operate BioSphere as an independent public company, including the perceived risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent company, our board of directors considered the following factors:

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  the need to seek equity financing to supplement our existing cash reserves, as reflected in the financial forecasts prepared by our management, provided to Merit and summarized below under "The Merger—Financial Forecasts," and the uncertainty as to our ability to raise such amounts or the dilutive effect raising such amounts would have on existing holders of our capital stock;

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  increased competition, especially from competitors with greater name recognition, more resources, financial and otherwise, and broader product offerings than BioSphere;

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  the lack of operating leverage in our business given the limited products and the relatively high fixed costs of maintaining the specialized marketing efforts necessary to promote the use of such products;

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  the difficulty for us, as an independent company with limited resources and a limited sales force, to grow our sales of EmboSphere Microspheres for uterine fibroid embolization or to expand into regions both within and outside the United States and markets where we have little or no presence;

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  the need to conduct clinical trials and submit a marketing application that includes positive data from clinical trials in order to obtain the approvals and clearances required to promote our QuadraSphere Microspheres for the treatment of liver cancer in the United States, including risks and uncertainties associated with: gaining FDA approval of our October 2009 investigational device exemption application seeking to commence a clinical trial to compare the effectiveness of our QuadraSphere Microspheres combined with the chemotherapeutic agent doxorubicin against conventional transarterial chemoembolization with doxorubicin in patients with primary liver cancer; the potentially substantial cost associated with the protocol requirements for such trial; the risk that the results of such trial would not be sufficient to obtain FDA marketing clearance; and the potential impact on our future financial performance if these costs were incurred and the risks were in fact realized; and

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  the possibility that it could take a considerable period of time, if ever, before the trading price of our shares would reach and sustain at least the merger consideration of $4.38 per share, as adjusted for present value.

        Opinion of J.P. Morgan.    Our board of directors considered the opinion of J.P. Morgan to our board of directors that, as of May 13, 2010 and based upon and subject to the factors, procedures, assumptions and qualifications set forth in such opinion, the consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders, as well as the financial analysis presented by representatives of J.P. Morgan in connection with such opinion, as more fully described in the section entitled "The Merger—Opinion of Our Financial Advisor" beginning on page 28.

        Financial Forecasts.    Our board of directors considered the financial forecasts prepared by our management and summarized below under "The Merger—Financial Forecasts." The financial forecasts were also provided to J.P. Morgan for purposes of the opinion described in the preceding paragraph. The financial forecasts were provided to Merit during their due diligence investigation. See "The Merger—Financial Forecasts" beginning on page 34.

        Terms of the Merger Agreement.    Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

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  the conditions to Merit's obligation to complete the merger, including the absence of any condition based solely on Merit's failure to obtain financing for the merger or action by Merit's stockholders, the limited ability of Merit to terminate the merger agreement under specified circumstances, and our ability to seek specific performance of Merit's obligation to complete the merger;

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  our ability to solicit other acquisition proposals for a period of 30 days after the signing of the merger agreement, and to furnish information to (subject only to execution of a confidentiality agreement) and conduct negotiations with a third party during such 30-day period;

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  the ability of our board of directors, following the initial 30 days after signing the merger agreement, under certain circumstances, to furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith (after consultation with our financial advisor and our outside legal counsel) that the third party has made an acquisition proposal that either constitutes or would reasonably be expected to lead to a superior offer;

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  the ability of our board of directors, under certain circumstances, to change its recommendation that our stockholders adopt the merger agreement if our board of directors determines in good faith (after consultation with its outside counsel) that the failure to change its recommendation would be inconsistent with its fiduciary obligations to our stockholders;

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  our ability to terminate the merger agreement in order to accept a superior offer, subject to certain conditions and payment to Merit of a termination fee of $3.84 million, representing 4.0%

    of the maximum equity value of the proposed transaction at the time of the execution of the merger agreement, which fee would be reduced to $1.92 million, or 2.0% of such maximum equity value, if the acquisition proposal leading to such superior offer was received during the initial 30 days after signing the merger agreement;

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  the fact that Merit had obtained committed debt financing for the transaction and our ability to terminate the merger agreement and obtain a termination fee of $10.0 million if Merit fails to complete the merger and asserts the lack of debt financing in the marketplace as the reason for such failure;

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  the structure of the transaction as a merger, requiring approval by our stockholders, which would result in detailed public disclosure and a period of time prior to closing of the merger during which a solicited or unsolicited superior offer, if any, could be made; and

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  the fact that, upon termination of the merger agreement, the stockholder and voting agreement would terminate and therefore not impede the ability of our stockholders to vote in favor of a superior offer.

        Process Followed.    Our board of directors considered the process it followed, including the recent solicitation of interest from potential buyers, as well as prior solicitation efforts. Our board of directors also considered the course of discussions and negotiations between BioSphere and Merit, and our board of directors' belief based on these negotiations that this was the highest price per share that Merit was willing to pay and that these were the most favorable terms to BioSphere to which Merit was willing to agree;

        In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

        Risks of Announcement and Closing.    Our board of directors considered:

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  the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

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  the conditions to Merit's obligation to complete the merger and the right of Merit to terminate the merger agreement under specified circumstances;

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  the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances to complete the merger; and

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  the risks and costs to BioSphere if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price and the effect on our business relationships.

        Limitations on BioSphere's Business.    Our board of directors considered the potential limitations on our pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby we agreed that we will carry on our business in the ordinary course of business consistent with past practice, and subject to specified exceptions, and will not take certain actions related to the conduct of its business without the prior written consent of Merit.

        Cash Transaction.    Our board of directors considered that the merger consideration is cash and as a result our stockholders will forego any potential future increase in our value that might result from our possible growth, and that income realized as a result of the merger generally will be taxable to our stockholders.

        Stockholder Vote.    Our board of directors considered the requirement that, unless the merger agreement is earlier terminated by BioSphere as a result of a receipt of a superior offer, the merger agreement obligates BioSphere to submit the merger agreement for adoption by our stockholders even if our board of directors withdraws its recommendation to adopt the merger agreement.

        Stockholder and Voting Agreements.    Our board of directors considered that Cerberus, owning shares that represent approximately 12% of our outstanding common stock (assuming conversion of all outstanding shares of our series A preferred stock into shares of our common stock) would be entering into a stockholder and voting agreement to vote in favor of adoption of the merger agreement.

        Termination Fee and Other Alternative Acquirers.    Our board of directors considered the possibility that the termination fees payable to Merit under the circumstances set forth in the merger agreement might discourage a competing proposal to acquire BioSphere or reduce the price of any such proposal.

        Our board of directors also considered the fact that BioSphere had previously received a proposal for a cash transaction from Company A at an aggregate valuation of $101.2 million, subject to additional risks, including the proponent's requirement to obtain support for transactions from its own stockholders and potential regulatory issues, and which was made on the basis of limited diligence, including a lack of knowledge of BioSphere's results for the first four months of 2010, which on balance caused our board of directors to view such proposal as less favorable than the proposed merger with Merit.

        Interests of Directors and Officers.    Our board of directors considered the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as BioSphere stockholders generally, as described in "The Merger—Interests of Our Executive Officers and Directors in the Merger" on page 37.

        In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that BioSphere stockholders vote "FOR" the adoption of the merger agreement.

Opinion of Our Financial Advisor

        Pursuant to an engagement letter dated March 16, 2010, we retained J.P. Morgan as our financial advisor in connection with the proposed merger.

        At the meeting of the our board of directors held on May 13, 2010, J.P. Morgan rendered its oral opinion, subsequently confirmed in writing, to our board of directors that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid to the holders of our common stock in the merger was fair, from a financial point of view, to such stockholders. No limitations were imposed by our board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

        The full text of the written opinion of J.P. Morgan dated May 13, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of J.P. Morgan's opinion below is qualified in its entirety by reference to the full text of the opinion, and our stockholders are urged to read the opinion carefully and in its entirety. J.P. Morgan provided its opinion for the information of our board of directors in connection with and for the purpose of the evaluation of the merger, and such opinion does not constitute a recommendation to any stockholder of BioSphere as to how such stockholder should vote at the special meeting. J.P. Morgan's written opinion addresses only the merger, and does not address any other matter. The consideration to be paid to the holders of shares of our common stock in the merger was determined in negotiations between BioSphere and Merit, and the decision to approve and recommend the merger was made independently by our board of directors.

        In arriving at its opinion, J.P. Morgan, among other things:

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  reviewed drafts of the merger agreement and the stockholder and voting agreement;

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  reviewed certain publicly available business and financial information concerning BioSphere and the industries in which it operates;

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  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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  compared the financial and operating performance of BioSphere with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of our common stock and certain publicly traded securities of such other companies;

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  reviewed certain internal financial analyses and forecasts prepared by our management relating to BioSphere's business, as described in "The Merger—Financial Forecasts" beginning on page 34 (including as to our need to raise additional equity capital in the future and the expected amount and cost of any such capital); and

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  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        J.P. Morgan also held discussions with certain members of our management with respect to certain aspects of the merger, and our past and current business operations, our financial condition and future prospects and operations, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by us or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan has not independently verified (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan has not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor has J.P. Morgan evaluated the solvency of BioSphere under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan has assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by our management as to the expected future results of operations and financial condition of BioSphere (including as to the additional equity capital needs of BioSphere) to which such analyses or forecasts relate. J.P. Morgan expresses no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan has assumed that, prior to the effective time of the merger, we will comply with our obligations under the merger agreement to call for the redemption of all outstanding shares of our series A preferred stock, and all outstanding shares of our series A preferred stock will convert into shares of our common stock in accordance with the terms of our certificate of incorporation. J.P. Morgan has also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the merger agreement does not differ in any material respects from the draft of the merger agreement J.P. Morgan reviewed. J.P. Morgan has also assumed that the representations and warranties made by BioSphere and Merit in the merger agreement are and will be true and correct in all respects material to J.P. Morgan's analysis. J.P. Morgan is not a legal, regulatory or tax expert and has relied on the assessments made by our advisors with respect to such issues. J.P. Morgan has further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on BioSphere or on the contemplated benefits of the merger.

        J.P. Morgan's opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. It should be understood that subsequent developments may affect J.P. Morgan's opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the shares of our common stock in the merger, and J.P. Morgan expresses no opinion as to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of BioSphere or as to the underlying decision by BioSphere to engage in the merger. Furthermore, J.P. Morgan expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the holders of the shares of our common stock in the merger or with respect to the fairness of any such compensation.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's financial analyses.

Selected Public Benchmarks Analysis

        Using publicly available information, J.P. Morgan compared selected financial data of BioSphere with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to BioSphere's business. These companies were selected, among other reasons, because they share similar business characteristics to BioSphere based on operational characteristics and financial metrics. However, none of the companies selected is identical or directly comparable to BioSphere. Accordingly, J.P. Morgan made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies. The selected publicly traded companies were:

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  Merit Medical Systems, Inc.

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  AngioDynamics, Inc.

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  Exactech, Inc.

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  Medical Action Industries Inc.

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  RTI Biologics, Inc.

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  Vascular Solutions, Inc.

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  CryoLife, Inc.

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  Osteotech, Inc.

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  AtriCure, Inc.

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  TranS1 Inc.

        For each selected company, J.P. Morgan calculated such company's firm value divided by its estimated revenue ("FV/ERevenue") for the fiscal year 2010 ("FY10") and for the fiscal year 2011 ("FY11"), which estimates were from Wall Street research analyst estimates. For purposes of this analysis, a company's firm value is calculated as the fully diluted common equity value of such company as of May 12, 2010 plus the value of such company's indebtedness and minority interests and preferred stock, minus such company's cash, cash equivalents and marketable securities.

        The following table represents the results of this analysis:

Peer Group	Mean	Median	High	Low
FV/ERevenue FY10	1.24x	1.20x	2.10x	0.76x
FV/ERevenue FY11	1.12x	1.10x	1.83x	0.64x

        Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a FV/ERevenue of 1.0x to 2.0x to the revenue estimated by our management for FY10 and 1.0x to 1.8x to the revenue estimated by our management for FY11. These resulted in implied equity values per share of our common stock of $2.24 to $3.68 and $2.49 to $3.83, respectively.

Selected Precedent Transaction Analysis

        Using publicly available information, J.P. Morgan examined the following selected transactions involving businesses which J.P. Morgan judged to be analogous to BioSphere's business. These transactions were selected, among other reasons, because the businesses involved in these transactions share similar business characteristics to BioSphere based on operational characteristics and financial metrics.

        For each of the selected transactions, J.P. Morgan calculated, to the extent information was publicly available, the target's firm value divided by the target's revenue for the twelve-month period immediately preceding the announcement of the respective transaction ("Firm Value/LTM Revenue Multiple") and the target's firm value divided by the target's estimated revenue for the twelve-month period immediately following the announcement of the respective transaction ("Firm Value/NTM Revenue Multiple"), which estimates were from Wall Street research analyst estimates.

        The following table sets forth the selected transactions:

Date Announced	Acquiror	Target
March 8, 2010	Covidien	Orthofix International N.V. (Vascular business)
February 16, 2010	CooperSurgical, Inc.	American Medical Systems, Inc. (Endometrial Ablation business)
February 10, 2010	Nipro Corporation	Home Diagnostics, Inc.
January 25, 2010	Medtronic, Inc.	Invatec, S.p.A.
October 9, 2009	Kimberly-Clark Corporation	I-Flow Corporation
September 28, 2009	Covidien	Aspect Medical Systems, Inc.
December 14, 2007	Avista Capital Partners	Boston Scientific Corporation (Fluid Management and Venous Access businesses)
June 4, 2007	NxStage Medical, Inc.	Medisystems Corporation
March 27, 2006	Coloplast A/S	Mentor Corporation (Surgical Urology and Clinical and Consumer Healthcare businesses)
November 14, 2005	Encore Medical Corporation	Compex Technologies, Inc.
May 17, 2005	VIASYS Healthcare Inc.	Pulmonetic Systems, Inc.

        The analysis of these transactions yielded a mean and median Firm Value/LTM Revenue Multiple of 1.9x and 1.8x, respectively, and a high and low Firm Value/LTM Revenue Multiple of 2.9x and 1.2x, respectively. The analysis of these transactions yielded a mean and median Firm Value/NTM Revenue Multiple of 1.9x and 1.9x, respectively, and a high and low Firm Value/LTM Revenue Multiple of 2.3x and 1.1x, respectively. Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a FirmValue/LTM Revenue Multiple of 1.25x to 2.50x to BioSphere's revenue for the twelve-month period immediately preceding March 31, 2010 and an Firm Value/NTM Revenue Multiple of 1.50x to 2.30x to the revenue estimated by our management for the twelve-month period immediately following March 31, 2010. These resulted in implied equity values per share of our common stock of $2.55 to $4.28 and $3.26 to $4.53, respectively.

Discounted Cash Flow Analysis

        J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share of our common stock. J.P. Morgan calculated the unlevered free cash flows that BioSphere is expected to generate during fiscal years 2010 through 2019 (both including and excluding the present value of current net operating losses of BioSphere) based upon financial projections prepared by our management, which includes $20 million in additional equity to be raised in 2011 at $2.75 per share. In arriving at the implied equity values per share of our common stock, J.P. Morgan calculated terminal values as of December 31, 2019 by applying, based upon J.P. Morgan's judgment and experience, a range of perpetual revenue growth rates from 2.0% to 3.0% and a range of discount rates from 14.0% to 16.0%. J.P. Morgan's judgment and experience on the discount rate was informed by the correlation of the stock prices of the companies identified in "Selected Public Benchmarks Analysis" to the broader U.S. equity market. In addition, J.P. Morgan compared the discount rate range and the perpetual revenue growth rate range to rates used in certain precedent transactions in the medical technology and biotechnology industries. The unlevered free cash flows from May 12, 2010 through December 31, 2019 and the terminal values were then discounted to present values using a range of discount rates from 14.0% to 16.0% and added together in order to derive the unlevered firm value for BioSphere. This discount range was based upon an analysis of the weighted-average cost of capital of BioSphere conducted by J.P. Morgan. In calculating the estimated fully diluted equity value per share, J.P. Morgan adjusted the unlevered firm value for BioSphere's excess cash and total debt as of May 12, 2010 and divided by the fully diluted shares outstanding of BioSphere. Based on the foregoing, this analysis indicated an implied equity value per share of our common stock of $2.80 to $3.40, excluding the present value of BioSphere's current net operating losses, and $3.40 to $4.07, including the present value of such net operating losses.

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the results of all its analyses as a whole and made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

        Analyses based on forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies or businesses reviewed as described in the above summary is identical to BioSphere, and none of the selected transactions reviewed was identical to the merger. However, the companies and businesses selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of BioSphere. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan's analysis, may be considered similar to those of the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to BioSphere and the transactions compared to the merger.

        The opinion of J.P. Morgan was one of the many factors taken into consideration by our board of directors in making its determination to approve the merger. The analyses of J.P. Morgan as summarized above should not be viewed as determinative of the opinion of our board of directors with respect to the value of BioSphere, or of whether our board of directors would have been willing to agree to different or other forms of consideration.

        As a part of its investment banking and financial advisory business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise BioSphere with respect to the merger on the basis of such experience.

        For services rendered in connection with the merger, J.P. Morgan will receive from us a fee of $3.0 million, a majority of which will become payable only if the merger is consummated. In addition, we have agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws. The issuance of J.P. Morgan's opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc.

        During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have not had any other significant financial advisory or other significant commercial or investment banking relationships with BioSphere or Merit. In the ordinary course of business, J.P. Morgan and its affiliates may actively trade the debt and equity securities of BioSphere or Merit for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Financial Forecasts

        During our consideration of strategic alternatives, as described in "The Merger—Background to the Merger" beginning on page 17 of this proxy statement, our management provided J.P. Morgan with financial forecasts of our operating performance for fiscal years 2010 through 2014 prepared by our management. Set forth below are the financial forecasts prepared by our management in May 2010, which we refer to as the Management Projections. In connection with Merit's due diligence review of us, we provided portions of the Management Projections to Merit.

        The Management Projections included the following material assumptions:

  •
  the sale of $20 million in equity in 2011 at a sale price of $2.75 per share to fund clinical development and trials;

  •
  that we will be able to obtain FDA approval of our October 2009 investigational device exemption, or IDE, to commence a clinical trial to compare the effectiveness of our QuadraSphere Microspheres combined with the chemotherapeutic agent doxorubicin against conventional transarterial chemoembolization, or cTACE, with doxorubicin in patients with primary liver cancer, that favorable results from such clinical trial would serve as the basis for obtaining the FDA and foreign regulatory clearances necessary to market and sell our QuadraSphere Microspheres in the U.S. and our HepaSphere Microspheres outside the U.S. for the treatment of liver cancer, and that we would achieve growth in sales for liver cancer over this period;

  •
  that we will be able to successfully submit an IDE to commence a clinical trial for the use of our Embosphere Microsphere product for the treatment of benign prostatic hypertrophy, or BPH, that favorable results from such clinical trial would serve as the basis for obtaining the FDA and foreign regulatory clearances necessary to market and sell our Embosphere Microspheres for the treatment of BPH commencing in 2013, and that we would achieve growth in sales of Embosphere Microspheres for BPH over the latter part of this period; and

  •
  that uterine fibroid embolozation (UFE) revenue will resume growth in the United States in conjunction with economic recovery and will accelerate in the Far East and Latin America.

	Management Projections (In millions)
	2010			2011			2012			2013	2014
Interventional Gynecology		$21.6			$24.4			$29.2		$35.2	$42.6
Interventional Oncology		8.9			11.3			15.9		21.2	29.1
Interventional Urology		—			—			—		5.1	15.8
Other		1.8			2.1			2.3		4.3	4.1

Total Revenue		$32.3			$37.7			$47.3		$65.7	$91.6

EBIT	$	<4.1	>	$	<6.2	>	$	<2.2	>	$7.5	$17.7
Free Cash Flow	$	<4.2	>	$	<8.6	>	$	<6.4	>	$1.6	$11.9

        EBIT and free cash flow are non-GAAP measures that are used by our management as supplemental financial measures to evaluate our operational trends. EBIT is earnings before interest and provisions for taxes, and should not be relied upon as an alternative to net income. Free cash flow is calculated by adding back to EBIT depreciation and amortization, but subtracting capital expenditures, net cash interest and taxes. Free cash flow should not be considered as an alternative to cash flow or net income. Neither EBIT nor free cash flow is defined under GAAP and, accordingly, they may not be comparable measurements to those used by other companies.

        Our management also provided an extrapolation of the Management Projections for fiscal year 2015 through fiscal year 2019 assuming revenue growth declines on a linear basis from the growth rates forecast for fiscal year 2013 to fiscal year 2014 to the perpetual growth rate used by J.P. Morgan in its financial analysis and assuming gross profit, expenses and EBIT, as a percentage of revenue, remain constant at fiscal year 2014 levels.

        The financial forecasts shown above are included in this proxy statement to provide our stockholders access to certain nonpublic information considered by our board of directors during its evaluation of the merger and provided to J.P. Morgan in connection with its opinion to our board of directors, as more fully described in the section entitled "The Merger—Opinion of our Financial Advisor" beginning on page 28. The inclusion of this information should not be regarded as an indication to any stockholder that our board of directors or any other recipient of this information considered, or now considers, it to be predictive of actual future results, and they should not be relied on as such. The forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than such forecasts. As the forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, unreliability and execution risk. These factors create significant doubt as to whether the forecasts for fiscal years 2010 and beyond are likely to be achieved. As a result, the forecasts are not necessarily indicative of future results. In addition, our management prepared the forecasts prior to the execution of the merger agreement and, accordingly, the forecasts do not reflect the effects of the merger, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

        The financial forecasts stated above were prepared for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States, or GAAP, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts included in this proxy statement were prepared by, and are the responsibility of, our management. We do not assume any responsibility to update these forecasts. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such forecasts or their achievability, and assume no responsibility for, and disclaim any association with, the financial forecasts. Furthermore, the financial forecasts do not take into account any circumstances or events occurring after the date the forecasts were prepared that were unforeseen by our management at the time of preparation. We have made publicly available our actual results of operations for the quarter ended March 31, 2010. Our stockholders should review our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 to obtain this information. See "Where You Can Find More Information" beginning on page 79.

        None of BioSphere or our affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of BioSphere compared to the information contained in the forecasts or that forecasted results will be achieved.

        BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF OUR INTERNAL FINANCIAL FORECASTS, WE UNDERTAKE NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR TO HAVE CHANGED.

 Financing of the Merger

        The following discussion describes the material provisions of the commitment letter agreement entered into between Merit, Wells Fargo Bank, National Association and Wells Fargo Securities LLC, but does not purport to describe all of the terms of the commitment letter. This discussion has been included to provide you with information regarding the terms of the commitment letter. It is not intended to provide any other factual information about BioSphere or Merit. That information can be found elsewhere in this proxy statement and in the other public filings made by BioSphere or Merit with the SEC, which are available without charge at http://www.sec.gov. See "Where You Can Find More Information" beginning on page 79.

  The Commitment Letter

        Concurrently with entering into the merger agreement, Merit entered into a commitment letter agreement pursuant to which Wells Fargo Bank, National Association and Wells Fargo Securities, LLC committed to provide a five-year senior unsecured revolving credit facility of up to $125 million. The principal purpose of the senior credit facility is to allow Merit to finance, in part, the transactions contemplated by the merger agreement, as well as for general corporate purposes.

  Conditions to Financing

        The obligations of Wells Fargo Bank and Wells Fargo Securities to provide the financing arrangement described in the commitment letter are contingent upon the satisfaction of customary lending conditions including, without limitation:

  •
  entry into financing documents consistent with the terms of the commitment letter, receipt of customary legal opinions, the accuracy of representations and warranties set forth in the definitive financing documents in all material respects, receipt of necessary government and third party consents, and other conditions relating to the execution of definitive financing documents;

  •
  consummation of the transactions contemplated by the merger agreement in accordance with the terms thereof without waiver, modification or consent thereunder that is materially adverse to the lenders under the financing arrangement;

  •
  the pro forma capital and ownership structure and equity holding arrangements of Merit (giving effect to the merger), and the senior management of Merit following the merger, being reasonably satisfactory to Wells Fargo Securities, as the lead arranger;

  •
  the pro forma consolidated financial statements of Merit for the four quarters prior to the closing of the merger (giving effect to the merger), the pro forma balance sheet of Merit and its subsidiaries as of the closing of the merger (giving effect to the merger), and the projected financial statements of Merit and its subsidiaries for the term of the credit facility being reasonably satisfactory to Wells Fargo Securities, as the lead arranger;

  •
  the lenders under the senior credit facility having received the documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;

  •
  since December 31, 2009 there having not occurred any material adverse condition or change in or affecting, or the occurrence of any circumstance or condition that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, operations, condition (financial or otherwise), assets, liabilities (whether actual or contingent) or prospects of Merit or BioSphere, or the occurrence of any event that is reasonably likely to prevent or materially delay the consummation of the merger; and

  •
  the consummation of the transactions contemplated by the merger agreement having occurred no later than October 1, 2010.

        Wells Fargo Bank and Wells Fargo Securities possess the discretion to determine whether or not many of the lending conditions referenced in the commitment letter, including those summarized in the first five subparagraphs above, have been satisfied. If the lending conditions are not satisfied prior to 5:00 p.m., Mountain Time, on October 1, 2010, or waived by Wells Fargo Bank and Wells Fargo Securities, the lenders may terminate the commitment letter. Notwithstanding the termination of the commitment letter, BioSphere, Merit and Merger Sub would remain obligated to consummate the merger, unless one or more conditions to the consummation of the merger are not satisfied (See "The Merger Agreement—Conditions to the Closing of the Merger").

        Merit has delivered to Wells Fargo Bank the pro forma information referenced in the third and fourth subparagraphs above, and Wells Fargo Bank has informed Merit that those deliveries are satisfactory, but has reserved the right to request additional information if the terms of the merger are materially modified or the consummation of the merger is substantially delayed.

Interests of Our Executive Officers and Directors in the Merger

        When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger, as are described below, other than their interests as BioSphere stockholders generally. These interests may be different from, or in conflict with, your interests as a BioSphere stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.

  Change of Control Agreements

        Each of our executive officers is party to an agreement with us that provides for severance payments and benefits to the executive officer in the event of termination of such executive's employment in certain circumstances in connection with a change of control of BioSphere. The consummation of the merger will constitute of a change of control of BioSphere for the purposes of determining the entitlements due to certain of our executive officers in connection with these agreements.

        Executive Retention Agreement with Richard J. Faleschini.    Our executive retention agreement with Richard J. Faleschini provides that if a change of control, as defined in the agreement, occurs and Mr. Faleschini is terminated other than for "Cause" (as defined below), disability or death, in anticipation of or within twelve months following the change in control, then Mr. Faleschini will receive:

  •
  a lump sum payment equal to the sum of (i) his base salary through the date of termination, (ii) the product of (x) the annual bonus paid or payable to Mr. Faleschini for the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 and (iii) the amount of any compensation previously deferred by Mr. Faleschini (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent that such amount was not previously paid (the sum of the amounts described in clauses (i), (ii) and (iii), the "Accrued Obligations");

  •
  an amount equal to the sum of (i) Mr. Faleschini's highest annual salary received during the five-year period prior to the change of control date and (ii) his highest annual bonus during the five full fiscal years prior to the change of control date, such amount to be paid semi-monthly until the date that is twelve months after the date of termination in amounts equal to 1/24th of the total amount to be paid;

  •
  for a period of 12 months after the date of termination (or such longer date provided by the terms of the appropriate plan, program, practice or policy) benefits comparable to those Mr. Faleschini and his family were receiving prior to termination, provided that if Mr. Faleschini becomes employed elsewhere during such 12-month period and is eligible to receive similar benefits from his new employer, we will no longer be required to provide such benefits; and

  •
  to the extent not previously paid or provided, any other amounts or benefits required to be paid or which Mr. Faleschini is eligible to receive following the termination of his employment under any plan, program, policy, practice, contract or agreement (such amounts and benefits, the "Other Benefits").

        If Mr. Faleschini voluntarily terminates his employment within twelve months following a change of control, or if his employment is terminated by reason of his death or disability within such period, then Mr. Faleschini (or his estate) will receive (i) a lump sum payment in an amount equal to the Accrued Obligations and (ii) timely payment or provision of the Other Benefits.

        If Mr. Faleschini is terminated for "Cause" (as defined below) within twelve months following a change of control, he will receive (i) a lump sum payment equal to the sum of his base salary through the date of termination and the amount of any compensation previously deferred by Mr. Faleschini and (ii) timely payment or provision of the Other Benefits.

        Mr. Faleschini is not required to mitigate the amount of any such payment or benefits he receives by seeking other employment and no such payments or benefits will be reduced by third-party compensation, except as provided above. Our obligation to make such payments or provide such benefits under this agreement shall terminate immediately if Mr. Faleschini violates the provisions of any non-competition and/or non-disclosure agreement between Mr. Faleschini and us.

        "Cause" is defined in Mr. Faleschini's executive retention agreement as (a) Mr. Faleschini's willful and continued failure to substantially perform his reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is received by Mr. Faleschini from our board of directors, which specifically identifies the manner in which our board of directors believes Mr. Faleschini has not substantially performed his duties; or (b) Mr. Faleschini's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to us.

        Offer Letter Agreements with Other Executive Officers.    Our offer letter agreements with each of our other executive officers provide that if we terminate the executive's at-will employment without "Cause" (as defined below) in anticipation of, or within 12 months after, a change in control, as defined in the respective offer letter agreement, then we will continue to pay such executive (i) his or her salary as in effect on the date of his or her termination until the date that is twelve months after the date of such termination and (ii) the amount of the annual bonus paid to such executive for the fiscal year immediately preceding the date of his or her termination, such amounts payable in annualized monthly installments. Each offer letter further provides that, until the date that is

12 months after the date of such termination, we will provide such executive with reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits under each agreement (i) is contingent upon the executive officer executing and not revoking a release in a form reasonable acceptable to us within 30 days of the date of termination and (ii) shall immediately terminate if the executive officer breaches the noncompetition, non-solicitation or nondisclosure provisions contained in his or her offer letter agreement.

        "Cause" is defined in the offer letter agreements between us and each of Martin J. Joyce and Peter C. Sutcliffe as (a) a finding by us of failure by the executive to perform such executive's assigned duties for us, dishonesty, gross negligence, misconduct, or any act or omission by the executive officer that may have an adverse effect on our business or on the executive officer's ability to perform services for us; or (b) the executive officer's conviction or entry of a pleading of guilty or nolo contendere to any crime involving moral turpitude or any felony. "Cause" is defined in the offer letter agreements between us and each of Melodie R. Domurad, Joel B. Weinstein and Willard W. Hennemann as (a) the executive's continued failure to substantially perform his or her reasonably assigned duties (other than any such failure resulting from incapacity due to physical or mental illness) or (b) the executive's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

        In April 2010, we entered into amendments to the offer letter agreements between us and each of Joel B. Weinstein and Willard W. Hennemann. Pursuant to the amendments, Messrs. Weinstein and Hennemann ceased to serve as our executive officers on March 31, 2010 but will continue to be employed by us in a non-executive officer capacity until August 31, 2010. If either of Messrs. Weinstein or Hennemann is terminated on or prior to August 31, 2010 without "Cause" (as defined in the respective offer letter agreement) in anticipation of, or after, a change in control, he will be entitled to the severance payments and benefits described above.

        The table below sets forth the estimated value of the payments and benefits we would be obligated to make or provide, as applicable, to each of our executive officers, assuming that the employment of each of our executive officers was terminated in connection with a change of control on June 1, 2010.

Name	Cash Severance	Reimbursement of Benefits
Richard J. Faleschini	$678,530	$20,901
Martin J. Joyce	$339,085	$225
Melodie R. Domurad	$327,433	$15,129
Willard W. Hennemann(1)	$252,290	$16,370
Peter C. Sutcliffe	$282,017	$10,721
Joel B. Weinstein(1)	$327,150	$16,116

(1)
Messrs. Hennemann and Weinstein ceased to serve as our executive officers on March 31, 2010 and will continue to be employed by us in a non-executive officer capacity until August 31, 2010.

Other Compensation and Benefit Arrangements

  Cash Payable for Currently Outstanding Common Stock

        Our executive officers and directors will receive the same cash consideration per share of our common stock on the same terms and conditions as our other stockholders. As of June 1, 2010, our executive officers and directors beneficially owned in the aggregate 208,205 shares of our common stock (excluding unvested restricted stock and shares underlying stock options) and will receive an aggregate of approximately $911,938 in cash (less any applicable withholding taxes) for these shares in connection with the merger. The table below sets forth information regarding the amount of cash consideration each of our executive officers and directors will receive in connection with the merger in exchange for the shares of our common stock beneficially owned by each of them (excluding unvested restricted stock and shares underlying stock options). The amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	Number of Shares Owned	Consideration
Timothy J. Barberich	50,777	$222,403
William M. Cousins, Jr.	14,000	$61,320
Marian L. Heard	5,000	$21,900
Alexander M. Klibanov	20,000	$87,600
John H. MacKinnon	11,250	$49,275
Riccardo Pigliucci	28,000	$122,640
David P. Southwell	17,555	$76,891
Richard J. Faleschini	35,668	$156,226
Martin J. Joyce	5,000	$21,900
Melodie R. Domurad	0	$0
Willard W. Hennemann(1)	0	$0
Peter C. Sutcliffe	7,668	$33,586
Joel B. Weinstein(1)	13,287	$58,197

(1)
Messrs. Hennemann and Weinstein ceased to serve as our executive officers on March 31, 2010 and will continue to be employed by us in a non-executive officer capacity until August 31, 2010.

  Effect of the Merger on Stock Options

        Under the terms of the merger agreement, each stock option to purchase shares of our common stock, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, including stock options held by our executive officers and directors, will become fully vested and be cancelled immediately prior to the effective time of the merger. The holder of each such stock option will become entitled to receive a cash payment from Merit in an amount equal to the product of (i) the number of shares subject to such stock option multiplied by (ii) $4.38 less the applicable per-share exercise price, without interest and less any required withholding taxes (such product, the "Option Spread Value"). If the per-share exercise price of any stock option equals or exceeds $4.38, the stock option will be cancelled as of the effective time of the merger without payment of any consideration, and all rights with respect to such stock option will terminate as of the effective time of the merger.

        As of June 1, 2010, our executive officers and directors held stock options to purchase an aggregate of 1,615,000 shares of our common stock with per-share exercise prices less than $4.38 and will receive approximately $2,267,790 in aggregate Option Spread Value for these stock options in connection with the merger, subject to applicable withholding taxes. The table below sets forth the Option Spread Value for each of our executive officers and directors as of June 1, 2010, for: (i) stock options that by their terms are currently exercisable, (ii) stock options that were unexercisable but, in accordance with the provisions of the merger agreement, will accelerate and become exercisable immediately prior to the effective time of the merger and (iii) total exercisable stock options and accelerated unexercisable stock options immediately prior to the effective time of the merger. The amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	Option Spread Value of Exercisable Stock Options	Option Spread Value of Unexercisable Accelerated Stock Options	Total Option Spread Value
Timothy J. Barberich	$17,550	$0	$17,550
William M. Cousins, Jr.	$17,550	$0	$17,550
Marian L. Heard	$15,200	$0	$15,200
Alexander M. Klibanov	$17,550	$0	$17,550
John H. MacKinnon	$31,350	$0	$31,350
Riccardo Pigliucci	$17,550	$0	$17,550
David P. Southwell	$17,550	$0	$17,550
Richard J. Faleschini	$1,095,801	$283,199	$1,379,000
Martin J. Joyce	$91,780	$133,320	$225,100
Melodie R. Domurad	$26,640	$93,560	$120,200
Willard W. Hennemann(1)	$26,640	$93,560	$120,200
Peter C. Sutcliffe	$81,392	$87,398	$168,790
Joel B. Weinstein(1)	$26,640	$93,560	$120,200

(1)
Messrs. Hennemann and Weinstein ceased to serve as our executive officers on March 31, 2010 and will continue to be employed by us in a non-executive officer capacity until August 31, 2010.

  Effect of the Merger on Restricted Stock

        Under the terms of the merger agreement, each share of our restricted stock that is outstanding immediately prior to the effective time of the merger, including shares of restricted stock held by our executive officers and directors, will become fully vested and all restrictions and conditions applicable thereto, including repurchase rights, shall lapse immediately prior to the effective time of the merger and be cancelled as of the effective time of the merger. As a result, each share of our restricted stock will be treated in a manner consistent with the other shares of our common stock and will be converted into the right to $4.38 in cash, without interest and less any required withholding taxes (such product, the "Restricted Stock Value"). As of June 1, 2010, our executive officers and directors held 511,500 shares of unvested restricted stock and will receive an aggregate of $2,240,370 in Restricted Stock Value for such shares of unvested restricted stock in connection with the merger, subject to applicable withholding taxes.

        The table below sets forth the gross Restricted Stock Value, as of June 1, 2010, for unvested restricted stock held by each of our executive officers and directors that, in accordance with the provisions of the merger agreement, will accelerate and become free of all forfeiture restrictions and conditions immediately prior to the effective time of the merger. The amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	Restricted Stock Value of Unvested Restricted Stock
Timothy J. Barberich	$10,950
William M. Cousins, Jr.	$10,950
Marian L. Heard	$10,950
Alexander M. Klibanov	$10,950
John H. MacKinnon	$10,950
Riccardo Pigliucci	$10,950
David P. Southwell	$10,950
Richard J. Faleschini	$924,180
Martin J. Joyce	$643,860
Melodie R. Domurad	$271,560
Willard W. Hennemann(1)	$0
Peter C. Sutcliffe	$324,120
Joel B. Weinstein(1)	$0

(1)
Messrs. Hennemann and Weinstein ceased to serve as our executive officers on March 31, 2010 and will continue to be employed by us in a non-executive officer capacity until August 31, 2010.

  Effect of the Merger on Employee Benefits.

        Merit has agreed to give each of our employees and our subsidiaries' employees full credit for prior service with us or our subsidiaries, as the case may be, before the effective time of the merger, for purposes of (a) eligibility and vesting (but not early retirement benefits) under the employee benefits plans of Merit and its subsidiaries and (b) determination of benefit levels under any of Merit's policies relating to vacation and paid leave, in each case for which the employee is otherwise eligible and in which the employee is offered participation (but except where such credit would result in a duplication of benefits).

  Indemnification and Insurance

        For a period of six years following the effective time of the merger, the surviving corporation of the merger shall indemnify and hold harmless our current and former directors and executive officers and the current and former directors and executive officers of any of our subsidiaries, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such officer or director is or was an officer, director, employee or agent of BioSphere or any of its subsidiaries, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under the Delaware General Corporation Law. Each such person will also be entitled advancement of expenses incurred in defending such claims, subject to such person's execution of an undertaking to repay any expenses so advanced if it is ultimately determined that such person is not entitled to indemnification from the surviving corporation of the merger with respect to such claim.

        The surviving corporation of the merger shall maintain our directors' and officers' liability insurance, at no expense to the beneficiaries, for a period of six years following the effective time of the merger, so long as the annual premium thereof would not exceed 300% of the current annual premiums. If, during such six-year period, such insurance expires, is terminated or cancelled or exceeds such maximum premium, the surviving corporation of the merger shall obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of such maximum premium, on terms and conditions no less advantageous to persons serving as our directors and officers prior to the merger than our existing directors' and officers' liability insurance. We have the right to purchase prior to the effective time of the merger a six-year prepaid "tail" policy on terms and conditions providing substantially equivalent benefits as the policies of directors' and officers' liability insurance we currently maintain with respect to matters arising at or before the effective time of the merger.

Legal Proceedings Regarding the Merger

        On June 10, 2010, certain of our directors were named as defendants in a putative class action complaint, captioned Fessahaye v. Faleschini, et al., C.A. No. 5553-CC, filed in the Court of Chancery of the State of Delaware. The action, purportedly brought on behalf of a class of our stockholders, alleges that certain of our directors purportedly breached their fiduciary duties in connection with the proposed merger by failing to maximize shareholder value and obtain the best financial and other terms. The complaint includes a request for declaratory, injunctive and other equitable relief, including to enjoin us and Merit from consummating the merger, in addition to fees and costs. The defendants believe that the claims are without merit and intend to defend the suit vigorously.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub, a wholly-owned subsidiary of Merit and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of Merit.

Merger Consideration

        At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by Merit or any direct or indirect wholly-owned subsidiary of Merit or us, and shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $4.38 in cash, without interest and less any applicable withholding taxes. Treasury shares and shares held by Merit or any direct or indirect wholly-owned subsidiary of Merit or us will be cancelled immediately prior to the effective time of the merger.

        As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of shares of our common stock will cease to have any rights as a stockholder, except the right to receive $4.38 per share in cash, without interest and less any applicable withholding taxes (other than stockholders who have perfected their appraisal rights). The price of $4.38 per share was determined through arm's-length negotiations between Merit and us.

Go-Shop Period

        Until 11:59 p.m. Eastern time on June 12, 2010, we may directly or indirectly: (i) initiate, solicit or encourage the submission of acquisition proposals, including by way of providing access to non-public information pursuant to the prior execution of a confidentiality agreement not materially less restrictive of the other party than the confidentiality agreement we previously entered into with Merit (in which case we must simultaneously provide to Merit any such non-public information concerning us which was not previously provided to Merit); and (ii) participate in discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to an acquisition proposal. At 11:59 p.m. Eastern time on June 12, 2010, we must immediately terminate any such activities that would otherwise violate our non-solicitation obligations under the merger agreement (as more fully described in "The Merger Agreement—Restrictions on Solicitation of Other Offers" beginning on page 61, except we may continue discussions or negotiations with any person that has made an acquisition proposal prior to such time if our board of directors determines in good faith (after consultation with outside counsel and financial advisors) that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

Treatment of Stock Options Outstanding Under Our Stock Plans

        At the effective time of the merger, all of our outstanding stock options granted under our 1997 Stock Incentive Plan and 2006 Stock Incentive Plan, whether vested or unvested, will be cancelled in the merger and each holder of such stock options will be entitled to receive a cash payment from Merit in an amount equal to the product of (i) the number of shares subject to such holder's stock options, multiplied by (ii) $4.38 less the applicable per-share exercise price. The foregoing payment will be reduced by any applicable withholding taxes. Stock options with per-share exercise prices greater than or equal to $4.38 will be cancelled without any payment being made in respect thereof.

Treatment of Restricted Shares Outstanding Under Our Stock Plans

        Each share of our restricted stock shall become fully vested and free of any repurchase and other restrictions and conditions immediately prior to the effective time of the merger. As a result, all restricted stock will be treated in a manner consistent with the other shares of common stock and will be converted into the right to receive $4.38 per share, less any applicable withholding taxes.

Treatment of Our Employee Stock Purchase Plan

        In connection with the merger, we will terminate our 2000 Employee Stock Purchase Plan prior to the effective time of the merger in a manner that results in no participant in the plan having any right to purchase any equity security pursuant to the plan or receive any other consideration under the plan (other than a refund of any unapplied salary reduction deposits under the plan).

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Merit and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Merit and us. We currently anticipate the merger to be completed in the third quarter of calendar year 2010.

 Redemption of Series A Preferred Stock

        In connection with but prior to the consummation of the merger, we intend to call for redemption all 9,636 currently outstanding shares of our series A preferred stock at a redemption price of $1,000 per share plus accrued but unpaid dividends. Holders of our series A preferred stock may elect to convert each share of series A preferred stock into 250 shares of our common stock prior to consummation of such redemption.

Redemption Loan

        Concurrent with the execution and delivery of the merger agreement, Merit agreed to loan to BioSphere an aggregate of $10 million solely to fund the payment of the aggregate series A liquidation preference amount (pursuant to our certificate of incorporation) upon our redemption of the outstanding shares of our series A preferred stock prior to the consummation of the merger, should the holders of our series A preferred stock not elect to convert such shares into shares of common stock.

        Merit has agreed to make the loan at least one business day prior to the redemption date set forth on the redemption notice sent by us to the holders of our series A preferred stock. We have agreed that, to the extent that any holder of our series A preferred stock converts such shares prior to redemption, we will not use the loan funds made available for such redemption for any purpose and will return such advanced loan funds to Merit within two business days of the redemption date.

        Any loan made will bear interest at a rate per annum equal to the prime interest rate, as determined by Wells Fargo Bank, National Association, plus 2%. Upon the occurrence and continuance of an event of default, the loan will bear interest at a rate equal to the interest rate described above plus 4% per annum.

        All loan amounts then outstanding, together with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of payment, will be due and payable in full in immediately available funds on the earliest of (i) two (2) business days following the redemption date, with respect to all advanced loan funds which were not used for payment of such redemption, (ii) 18 months after the execution date of the convertible promissory note, or (iii) the consummation of any merger, consolidation, business combination, tender offer or similar transaction (including without limitation any "Superior Proposal" as defined in the merger agreement) in which the holders of our voting stock immediately prior to such transaction hold less than a majority voting power of BioSphere or any successor entity.

        We may, at any time and from time to time, prepay any advances under the loan in whole or in part upon at least five business days prior written notice to Merit.

        In the event that the merger agreement is terminated pursuant to Sections 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.1(g) or 8.1(j) thereof, Merit may convert the outstanding principal amount of any loan (prior to our repayment of the loan amounts), including any accrued and unpaid interest, in whole or in part, into shares of our common stock at a conversion rate equal to $4.38 per share. In the event that the merger agreement is terminated pursuant to Sections 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(h) or 8.1(i) thereof, we may convert the outstanding principal amount of the loan, including any accrued and unpaid interest, in whole or in part, into shares of our common stock at a conversion rate equal to $4.38 per share.

        BioSphere's subsidiaries will jointly and severally guarantee the due and punctual payment, fulfillment and performance of all of our obligations under the loan.

Effects on Us if the Merger is Not Completed

        If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares or stock options in connection with the merger. Instead, BioSphere will remain an independent public company and our common stock will continue to be listed and traded on The NASDAQ Global Market. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today, and our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your BioSphere shares. Under specified circumstances, we may be required to pay Merit a termination fee of $3.84 million (or $1.92 million depending on the circumstances), or Merit may be required to pay BioSphere a reverse termination fee of $10 million, in each case, as described in "The Merger Agreement—Fees and Expenses" beginning on page 64. From time to time, our board of directors will evaluate and review, among other things, our business, operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by our stockholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to BioSphere will be offered, or that our business, prospects or results of operations will not be adversely impacted.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, our common stock will be delisted from and will no longer be traded on The NASDAQ Global Market and will be deregistered under the Exchange Act. Following the closing of the merger we will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of our common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

        This discussion assumes that holders of our common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of our common stock in light of such holder's particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of our common stock through the exercise of stock options or otherwise as compensation, holders who hold their shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

        We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of our common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding shares of our common stock, you should consult your own tax advisor.

        All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A "non-U.S. holder" is a beneficial owner (other than a partnership) of our common stock that is not a U.S. holder.

  U.S. Holders

        The conversion of shares of our common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder's adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of our common stock.

        A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

  Non-U.S. Holders

        Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

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  the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

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  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

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  the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of our outstanding common stock at any time during the five years preceding the merger, and BioSphere is or has been a "United States real property holding corporation" for U.S. federal income tax purposes during such period. Although there can be no assurances in this regard, BioSphere does not believe that it is or was a "United States real property holding corporation" for U.S. federal income tax purposes.

        A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any.

  Appraisal Rights

        Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. If a holder of our common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder's tax basis in such stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder's income as ordinary income for U.S. federal income tax purposes. Holders of our common stock who exercise appraisal rights are urged to consult their own tax advisors.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO OUR STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Matters

        The closing of the merger was subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Merit and BioSphere each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission on June 7, 2010 and the Federal Trade Commission granted early termination on June 18, 2010. Others could still take action under the applicable antitrust laws with respect to the merger. There can be no assurance that a challenge to the merger on antitrust or competition grounds will not be made or, if such a challenge is made, that it would not be successful.

THE MERGER AGREEMENT
(PROPOSAL NO. 1)

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

        The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about BioSphere or Merit. Such information can be found elsewhere in this proxy statement and in the other public filings BioSphere and Merit make with the SEC, which are available, without charge, at http://www.sec.gov.

        The representations, warranties and covenants contained in the merger agreement were made for the purposes of the merger agreement and the benefit of the parties to the merger agreement and may have been used for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Moreover, because these representations and warranties were made as of certain dates indicated in the merger agreement, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement for information regarding BioSphere and its business. See "Where You Can Find More Information" beginning on page 79.

The Merger

        Under the terms of the merger agreement, Merger Sub, a wholly-owned subsidiary of Merit, will merge with and into BioSphere, with BioSphere continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and BioSphere will become a wholly-owned subsidiary of Merit. We sometimes refer to BioSphere after the consummation of the merger as the surviving corporation. The certificate of incorporation and bylaws of Merger Sub will become the certificate of incorporation and bylaws of BioSphere, except such documents will be amended as necessary to reflect the name of the surviving corporation as "BioSphere Medical, Inc." and to include provisions concerning indemnification of directors and officers required pursuant to the terms of the merger agreement. The directors and officers of Merger Sub immediately prior to the effective time of the merger will become the directors and officers of the surviving corporation.

Effective Time of the Merger

        The closing of the merger will occur no later than the second business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State (or such later time as may be agreed in writing by Merit and us and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. Although we expect to complete the merger during the third quarter of 2010, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived, or that the merger will be completed.

 Merger Consideration

        At the effective time of the merger, each issued and outstanding share of our series A preferred stock, other than treasury shares, any shares owned by one of our wholly-owned subsidiaries, any shares held by Merit, Merger Sub or any other wholly-owned subsidiary of Merit, and shares held by stockholders who have demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and automatically converted into the right to receive an amount in cash determined by the terms of our certificate of incorporation, without interest and less applicable withholding taxes. However, we do not expect any shares of our series A preferred stock to remain outstanding at the effective time of the merger because (i) the merger agreement obligates us to use our commercially reasonable efforts to redeem such shares prior to the effective time of the merger and obligates Merit to loan us up to $10 million to fund such redemption (we expect that such loan will provide cash sufficient to fully fund such redemption), (ii) we intend to call for redemption prior to the effective time of the merger all shares of our series A preferred stock, (iii) under the terms of the merger agreement Merit is not required to consummate the merger if any shares of our series A preferred stock then remain outstanding, and (iv) the holders of shares of our series A preferred stock have the right to convert such shares into shares of our common stock at any time prior to their redemption.

        At the effective time of the merger, each issued and outstanding share of our common stock, other than treasury shares, any shares owned by one of our wholly-owned subsidiaries, any shares held by Merit, Merger Sub or any other wholly-owned subsidiary of Merit, and shares held by stockholders who have demanded and not effectively withdrawn or lost appraisal rights, will be cancelled and automatically converted into the right to receive an amount in cash, expected to be approximately $4.38, without interest and less applicable withholding taxes, determined by a formula set forth in the merger agreement. Such formula allocates the $96 million in aggregate consideration, less an amount equal to the aggregate consideration (if any) we pay following the date of the merger agreement to redeem outstanding shares of our series A preferred stock, among the outstanding shares of our common stock, the outstanding shares (if any) of our series A preferred stock, and outstanding stock options to purchase shares of our common stock with per-share exercise prices less than the merger consideration payable with respect to a share of our common stock. For the reasons noted in the immediately preceding paragraph, we do not expect any shares of our series A preferred stock to remain outstanding at the effective time of the merger.

        The applicable per-share merger consideration, whether payable with respect to shares of our common stock or shares of our series A preferred stock, will be equitably adjusted in the event of any reclassification, stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to our capital stock that occurs, or for which a record date is established, prior to the effective time of the merger. Treasury shares and any shares of our capital stock held by one of our wholly-owned subsidiaries, by Merit, by Merger Sub or by any other wholly-owned subsidiary of Merit, will be automatically cancelled and extinguished without any conversion of such shares and no consideration will be paid for such shares. Shares held by our stockholders who perfect their appraisal rights will be converted into the right to receive such consideration as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures

        At or prior to the effective time of the merger, Merit will deposit cash with an exchange agent in order to permit the payment of the merger consideration. Promptly (and in any event within three business days) after the effective time, the exchange agent will mail to each holder of record of our capital stock that was issued and outstanding immediately prior to the effective time of the merger a letter of transmittal and instructions for use in effecting the surrender of the certificates that represent shares of our capital stock in exchange for the merger consideration. If any of your certificates representing our capital stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and post a bond, in such sum as Merit may reasonably direct, as indemnity against any claim that may be made with respect to such certificates. In the event of a transfer of ownership of our capital stock which is not registered in our transfer records, the merger consideration may be paid to a person other than the person in whose name the certificate so surrendered is registered if such certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. No interest will be paid or will accrue on the cash payable upon the surrender of any certificate.

        Merit is entitled to cause the exchange agent to deliver to it any funds that have not been distributed within six months after the effective time of the merger. After that date, holders of certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to Merit for payment of the merger consideration. Any portion of the exchange fund remaining unclaimed by holders of shares of our capital stock immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Merit free and clear of any claims or interest of any holder or other person previously entitled thereto. To the extent permitted by applicable law, none of Merit, Merger Sub, BioSphere, the surviving corporation, or the exchange agent will have any liability to holders of shares of our capital stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        You should not send your BioSphere stock certificates (if any) to the exchange agent until you have received transmittal materials from the exchange agent. Do not return your BioSphere stock certificates (if any) with the enclosed proxy.

Appraisal Rights

        Shares of our capital stock issued and outstanding immediately prior to the effective time of the merger that are held by any holder who has demanded and not lost appraisal rights to such shares will not be converted into the right to receive the applicable merger consideration. Instead such stockholder will only be entitled to payment of the appraised value of such shares in accordance with the DGCL. At the effective time of the merger, all such shares will automatically be cancelled and will cease to exist or be outstanding, and each holder will cease to have any rights with respect to the shares, except for rights granted under Section 262 of the DGCL. In the event a stockholder loses (through failure to perfect or otherwise) the right to appraisal under the DGCL, then the rights of such holder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above. We are required to serve prompt notice to Merit of any demands for appraisal that we receive, and Merit has the right to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. We may not, without Merit's prior written consent, make any payment with respect to, or settle or offer to settle, any demands for appraisal.

        These rights in general are discussed more fully under the section of this proxy statement entitled "Appraisal Rights" beginning on page 69.

Treatment of Stock Options

        In connection with the merger, each stock option to purchase shares of our common stock that is outstanding will become fully vested, to the extent not already fully vested, and be cancelled at the effective time of the merger and will solely represent the right to receive in exchange and in consideration of each such stock option, at the effective time of the merger or as soon as practicable thereafter (but in any event not later than three business days following the effective time of the merger), a cash payment equal to the product of (i) the number of shares of our common stock subject to such stock option immediately prior to the effective time of the merger, multiplied by (ii) the excess, if any, of $4.38 over the per-share exercise price of our common stock subject to such stock option. Payment for such stock options will be reduced by any applicable withholding taxes.

Treatment of Restricted Shares

        In connection with the merger, each share of our common stock granted subject to repurchase rights or other lapse restrictions that is outstanding and subject to such restrictions immediately prior to the effective time of the merger will automatically vest, and our reacquisition right with respect thereto shall lapse, and the holder thereof will, subject to compliance with the applicable exchange procedures, be entitled to receive $4.38 with respect to each such share, without interest and less any applicable withholding taxes.

Treatment of Employee Stock Purchase Plan

        In connection with the merger, we will terminate our 2000 Employee Stock Purchase Plan prior to the effective time of the merger in a manner that results in no participant in the plan having any right to purchase any equity security pursuant to the plan or receive any other consideration under the plan (other than a refund of any unapplied salary reduction deposits under the plan).

Representations and Warranties

        In the merger agreement, we made representations and warranties to Merit and Merger Sub, including those relating to the following:

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  our corporate organization, standing and power;

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  our capitalization;

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  our subsidiaries;

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  our authorization (including approval by our board of directors and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval), execution, delivery, performance and the enforceability of the merger agreement;

  •
  the absence of conflicts with, or violations of, our organizational documents, applicable laws or other obligations as a result of our execution of the merger agreement or consummation of the merger and the identification of government filings and consents required in connection therewith;

  •
  documents filed by us with the SEC and the accuracy and completeness of the financial statements and other information contained therein;

  •
  our books and records;

  •
  our accounts receivable;

  •
  the absence of undisclosed liabilities;

  •
  the absence of certain changes or events involving us since December 31, 2009;

  •
  our filing of tax returns, payment of taxes and other tax matters;

  •
  our real property lease arrangements;

  •
  our intellectual property;

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  our material contracts;

  •
  the absence of pending or threatened litigation or investigations involving us;

  •
  environmental matters with respect to our operations;

  •
  our employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits and employment agreements;

  •
  our compliance with laws;

  •
  our possession of and compliance with permits, licenses and approvals to conduct our business;

  •
  our employees and other labor matters;

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  our insurance policies;

  •
  our product warranties, product liability and supply of our products;

  •
  our receipt of an opinion of our financial advisor;

  •
  that we have taken all action to ensure that the anti-takeover provisions of the DGCL do not apply to the execution, delivery or performance of the merger agreement and the stockholder and voting agreement Merit entered into with Cerberus in connection with the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement and the stockholder and voting agreement; and that no other state or foreign anti-takeover statute applies to BioSphere as a result of the transactions contemplated by the merger agreement;

  •
  the absence of undisclosed obligations to brokers and investment bankers; and

  •
  the absence of any representations or warranties by Merit and Merger Sub to us other than those contained in the merger agreement.

        In the merger agreement, Merit and Merger Sub made representations and warranties to us, including those relating to the following:

  •
  their respective organization, standing and power;

  •
  their respective authorization, execution, delivery, performance and the enforceability of the merger agreement;

  •
  the absence of conflicts with, or violations of, their respective organizational documents, applicable laws or other obligations as a result of their execution of the merger agreement or consummation of the merger and the identification of government filings and consents required in connection therewith;

  •
  the accuracy of the material to be provided by Merit for inclusion in this proxy statement;

  •
  the lack of any business operations of Merger Sub;

  •
  the absence of ownership of our common stock;

  •
  the sufficiency of funds to perform their respective obligations under the merger agreement and consummate the merger;

  •
  the absence of contingencies related to the funding of the financing contemplated by the debt commitment letter from Wells Fargo Bank (referred to herein as the "debt commitment letter") other than as set forth in such letter;

  •
  the absence of any default under the debt commitment letter;

  •
  the availability of the funds contemplated to be provided by the debt commitment letter;

  •
  the validity and enforceability of the debt commitment letter;

  •
  the solvency of Merit and the surviving corporation immediately following the merger;

  •
  the absence of any representations or warranties by BioSphere to Merit and Merger Sub other than those contained in the merger agreement; and

  •
  their investigation of us and access to information in connection with such investigation.

Definition of Company Material Adverse Effect

        Several of the representations and warranties made by us in the merger agreement and certain conditions to performance by Merit and Merger Sub of their obligations under the merger agreement are qualified by reference to whether the item in question would have a "Company Material Adverse Effect" on BioSphere. The merger agreement provides that a "Company Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, financial condition or results of operations of BioSphere and its subsidiaries, taken as a whole, or our ability to consummate the transactions contemplated by the merger agreement.

        However, none of the following, or any change, event, circumstance or development arising or resulting from, or related to, any of the following will constitute, or be considered in determining whether there has occurred, or may, would or could occur, a "Company Material Adverse Effect":

  •
  general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally (except changes, events, circumstances or developments arising or resulting from, or related to, such conditions (or changes in such conditions) may be considered if, and only to the extent that, they adversely affect BioSphere and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants operating in industries and the affected geography or regulatory jurisdiction in which BioSphere and its subsidiaries operate);

  •
  conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except changes, events, circumstances or developments arising or resulting from such conditions (or changes in such conditions) may be considered if, and only to the extent that, they adversely affect BioSphere and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants operating in industries and the affected geography or regulatory jurisdiction in which BioSphere and its subsidiaries operate);

  •
  conditions (or changes in conditions) in the industries or markets in which we operate (except changes, events, circumstances or developments arising or resulting from such conditions (or changes in such conditions) may be considered if, and only to the extent that, they adversely affect BioSphere and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants operating in industries in which BioSphere and its subsidiaries operate);

  •
  political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (except changes, events, circumstances or developments arising or resulting from such conditions (or changes in such conditions) may be considered if, and only to the extent that, they adversely affect BioSphere and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants operating in industries and the affected geography or regulatory jurisdiction in which BioSphere and its subsidiaries operate);

  •
  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except changes, events, circumstances or developments arising or resulting from such conditions may be considered if, and only to the extent that, they adversely affect BioSphere and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants operating in industries and the affected geography or regulatory jurisdiction in which BioSphere and its subsidiaries operate);

  •
  changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof) or that result from any action taken for the purpose of complying with any such changes (except changes, events, circumstances or developments arising or resulting from such conditions may be considered if, and only to the extent that, they adversely affect BioSphere and its subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants operating in industries and the affected geography or regulatory jurisdiction in which BioSphere and its subsidiaries operate);

  •
  certain matters set forth in the disclosure schedule attached to the merger agreement;

  •
  the announcement of the merger agreement or the pendency or consummation of the transactions contemplated thereby;

  •
  any actions taken or failure to take action, in each case, to which Merit has approved, consented to or requested in writing; or compliance with the terms of, or the taking of any action required or contemplated by, the merger agreement (including actions taken in order to consummate the merger), or the failure to take any action prohibited by the merger agreement;

  •
  any effect resulting from or relating to the introduction, commercial success, lack of commercial success, side effects or trial results (including adverse events) of any product or product candidate (of a person other than BioSphere or any of its subsidiaries) similar to or potentially competitive with any product or product candidate of BioSphere or any of its subsidiaries;

  •
  any fees or expenses incurred in connection with the transactions contemplated by the merger agreement identified in the disclosure schedule attached to the merger agreement;

  •
  changes in our stock price or the trading volume of our stock by themselves, or any failure by us to meet any public estimates or expectations of our revenue, earnings or other financial performance or results of operations for any period, or any failure by us to meet any internal budgets, plans or forecasts of our revenues, earnings or other financial performance or results of operations, except for such failures by us to meet any internal budgets, plans or forecasts of our revenues, earnings or other financial performance or results of operations occurring prior to the date of the merger agreement to the extent not disclosed to Merit prior to the date of the merger agreement (but in each case, the underlying cause of such changes or failures may be considered, unless such changes or failures would otherwise be exempted); and

  •
  any legal proceedings made or brought by any of our current or former stockholders (on their own behalf or on our behalf) against us arising out of or in connection with transactions contemplated by the merger agreement or any action taken by our board of directors in connection with the merger agreement.

 Debt Financing

        Merit has agreed to use its reasonable best efforts to obtain the financing contemplated by the debt commitment letter on the terms and conditions, in all material respects, described therein, including by using its reasonable best efforts to:

  •
  maintain in effect the debt commitment letter;

  •
  negotiate definitive agreements with respect to the financing contemplated by the debt commitment letter on terms and conditions, in all material respects, contemplated by the debt commitment letter;

  •
  satisfy on a timely basis all conditions applicable to it set forth in, and comply with its obligations under, the debt commitment letter; and

  •
  enforce its rights under the debt commitment letter if a breach by the lenders or the other persons providing financing thereunder would reasonably be expected to prevent, impede or delay the consummation of the merger, including seeking specific performance of the lenders or the other persons providing the financing contemplated by the debt commitment letter.

        If all conditions to the debt commitment letter have been satisfied or, upon funding, will be satisfied, Merit will use its reasonable best efforts to cause the lenders and the other persons providing the financing contemplated by the debt commitment letter to consummate such financing (including by seeking specific performance to cause such persons to consummate such financing).

        Merit has the right to amend, replace, supplement or otherwise modify, or waive any of its rights under, the debt commitment letter and/or substitute other debt or equity financing for all or any portion of the financing contemplated by the debt commitment letter from the same and/or alternative financing sources. However, no such amendment, replacement, supplement or other modification to, or waiver of, any provision of the debt commitment letter can expand upon the conditions precedent or contingencies set forth in the debt commitment letter in any material way or prevent, impede or delay, in any material respect, the consummation of the merger. Merit can also reduce the amount of the financing under the debt commitment letter in its reasonable discretion so long as it does not reduce such financing to an amount committed that (collectively with its cash on hand and other financial resources) is below the amount required to pay the aggregate merger consideration and to make all other necessary payments by Merit in connection with the merger, and such reduction does not expand upon the conditions precedent or contingencies set forth in the debt commitment letter in any material way or prevent or impede or delay, in any material respect, the consummation of the merger.

        If any portion of the financing contemplated by the debt commitment letter becomes unavailable or Merit becomes aware of any event or circumstance that makes any portion of such financing unavailable, in each case, according to the material terms and conditions contemplated in such letter and such portion is reasonably required to fund the aggregate merger consideration, Merit will use its reasonable best efforts to arrange and obtain one or more alternative financings in an amount greater than or equal to the financing it requires (collectively with its cash on hand and other financial resources) to pay the aggregate merger consideration and to make all other necessary payments by Merit in connection with the merger as promptly as practicable following the occurrence of such event.

        Merit will give us prompt notice (in any event not later than two business days after the occurrence) of any material breach by any party to the debt commitment letter or of any material condition not likely to be satisfied, in each case, of which the Merit becomes aware, or any termination of the debt commitment letter.

        Merit has agreed to keep us reasonably informed in all material respects of its efforts to arrange the financing contemplated by the debt commitment letter.

        BioSphere is obligated to, and to cause its subsidiaries to, use our reasonable best efforts to cooperate with reasonable requests by Merit in its efforts to consummate the financing contemplated by the debt commitment letter or any alternative financing.

Covenants Relating to the Conduct of Our Business

        During the period between the date of the merger agreement and the effective time of the merger, we have agreed with Merit, except as expressly provided or permitted by the merger agreement or the disclosure schedule attached to the merger agreement or as Merit may otherwise consent in writing, that BioSphere will, and will cause each of its subsidiaries to, use all commercially reasonable efforts to act and carry on its and each of its subsidiaries' businesses in the ordinary course of business.

        In addition, we have agreed with Merit that, except as expressly provided or permitted in the merger agreement or the disclosure schedule attached to the merger agreement, BioSphere will not, and will not permit its subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Merit:

  •
  (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of BioSphere's or its subsidiaries' capital stock (other than dividends and distributions by a direct or indirect wholly-owned subsidiary of BioSphere to its parent or cash dividends paid to holders of our series A preferred stock pursuant to the terms set forth in our certificate of incorporation), (ii) split, combine or reclassify any shares of BioSphere's or its subsidiaries' capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of BioSphere's or its subsidiaries' capital stock or any of our or their other securities, (iii) subject to customary exceptions, and except for redemptions of shares of our series A preferred stock redeemed pursuant to the terms of our certificate of incorporation, purchase, redeem or otherwise acquire any shares of BioSphere's or its subsidiaries' capital stock or any other of BioSphere's or its subsidiaries' securities or any rights, warrants or stock options to acquire any such shares or other securities;

  •
  issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of BioSphere's or its subsidiaries' capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or stock options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of our common stock upon conversion of shares of our series A preferred stock or the exercise of stock options or pursuant to BioSphere's employee stock purchase plan);

  •
  amend BioSphere's or any of its subsidiaries' certificate of incorporation, by-laws or other comparable charter or organizational documents;

  •
  acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets outside the ordinary course of business, or any assets that are material, in the aggregate, to BioSphere and its subsidiaries, taken as a whole, except purchases of inventory and raw materials in the ordinary course of business;

  •
  sell, lease, license, pledge, or otherwise dispose of or encumber any material properties or material assets of BioSphere or any of its subsidiaries other than in the ordinary course of business;

  •
  adopt or implement any stockholder rights plan or similar plan or any other plan, arrangement or agreement which is intended to have, or may have, effects similar thereto;

  •
  (i) subject to customary exceptions, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of BioSphere or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees in the ordinary course of business) or capital contributions to, or investment in, any other person, except that we may, in the ordinary course of business, invest in SEC-registered money market funds and highly liquid debt securities with a maturity date of not more than 90 days, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect BioSphere or its subsidiaries against fluctuations in commodities prices or exchange rates;

  •
  make any capital expenditures or other expenditures with respect to our property, plant or equipment in excess of $100,000 in the aggregate for BioSphere and its subsidiaries, taken as a whole, other than as disclosed in our budget for capital expenditures previously made available to Merit or the specific capital expenditures disclosed in the disclosure schedule attached to the merger agreement;

  •
  make any change in accounting methods, principles or practices, except insofar as may be required by a change in GAAP occurring after the date hereof and if we provide prior written notice to Merit;

  •
  except as required to comply with applicable law, the merger agreement or other agreements, plans or arrangements existing on the date of the merger agreement and disclosed to Merit, and except for the payment of the annual bonuses and commissions to employees for BioSphere's 2010 fiscal year set forth in the disclosure schedule attached to the merger agreement (and in each of the foregoing instances accompanied by prior written notice to Merit), (i) adopt, enter into, terminate or amend any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, agree to pay penalty or excise taxes imposed on, or pay any bonus (excluding, for the avoidance of doubt, sales commissions paid in the ordinary course of business) to, any director, officer or employee (except for annual increases of salaries in the ordinary course of business pursuant to the policy set forth in the disclosure schedule attached to the merger agreement) or (iii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding stock options or restricted share awards, other than as contemplated by the merger agreement;

  •
  acquire, lease or open any facility or office;

  •
  fail to make when due any filing with the SEC required under the Securities Act of 1933, as amended, or the Exchange Act or the rules and regulations promulgated thereunder;

  •
  pay, discharge or satisfy any material claim, material liability or material obligation (whether absolute, accrued, contingent or otherwise), other than in connection with (i) the payment, discharge or satisfaction of any such claim, liability or obligation in the ordinary course of business, (ii) and with prior written notice to Merit, the settlement of claims that do not require a monetary payment in excess of $100,000 or contain material restrictions on BioSphere or any of its subsidiaries or any of our respective businesses, or (iii) claims, liabilities or obligations reflected or reserved against in, or contemplated by, our December 31, 2009 balance sheet;

  •
  permit to be cancelled or terminated, without all commercially reasonable efforts to maintain coverage, or cancel or terminate any insurance policy maintained by BioSphere or any of its subsidiaries, or otherwise fail to maintain such insurance at not less than current levels;

  •
  (i) modify or amend in any material respect or terminate any material contract, other than in the ordinary course of business (accompanied by prior written notice to Merit), (ii) expressly waive, release or assign any material rights or claims under any material contract, other than in the ordinary course of business (accompanied by prior written notice to Merit) or (iii) enter into any contract, agreement, instrument or any other arrangement (whether written or oral) which would be material;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the merger);

  •
  take any action with the knowledge that such action (i) could reasonably be expected to result in any of the conditions to the parties' obligations to consummate the merger not being satisfied, or would make any representation or warranty made by BioSphere in the merger agreement inaccurate such that the conditions to the obligations of Merit and Merger Sub to consummate the merger would not be satisfied at, or as of any time prior to, the effective time of the merger, or (ii) would materially impair our ability to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation;

  •
  except in the ordinary course of business (accompanied by prior written notice to Merit), commence any litigation or other proceeding or seek a judicial order or decree or settle any litigation or other proceeding, it being understood that any settlement involving the payment by or on behalf of BioSphere or any of its subsidiaries in excess of $100,000 is not in the ordinary course of business; or

  •
  authorize, agree in writing or otherwise commit to take any of the foregoing actions.

Conditions to the Closing of the Merger

        The obligations of BioSphere, Merit and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

  •
  the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting (including the shares of our series A preferred stock, if any, voting together with the holders of our common stock as a single class on an as-converted basis);

  •
  the expiration or termination of the waiting period applicable to the merger under the HSR Act;

  •
  other than the filing of the certificate of merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity in connection with the merger and the consummation of the other transactions contemplated by the merger agreement, the failure of which to file, obtain or occur could reasonably be expected to have a "Buyer Material Adverse Effect" or a "Company Material Adverse Effect," shall have been filed, been obtained or occurred on terms and conditions which could not reasonably be expected to have a "Buyer Material Adverse Effect" or a "Company Material Adverse Effect";

  •
  no order suspending the use of this proxy statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff; and

  •
  no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the merger illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement, except that a party may not assert that this condition has not been satisfied unless such party shall have used its reasonable best efforts to prevent the enforcement or entry of such order, executive order, stay, decree, judgment or injunction or statute, rule or regulation, including taking such action as is required to comply with certain of its obligations under the merger agreement.

        In addition, the obligations of Merit and Merger Sub to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that Merit and Merger Sub may not rely on the failure of any of the following conditions to the extent such failure results from their failure to use the standard of efforts to consummate the merger required from them under the terms of the merger agreement):

  •
  our representations and warranties must be true and correct, except for changes specifically contemplated by the merger agreement and where the failure to be true and correct has not had a "Company Material Adverse Effect";

  •
  we must have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by us on or prior to the closing date;

  •
  no "Company Material Adverse Effect" shall have occurred since the date of the merger agreement;

  •
  we shall have delivered to the Merit a certificate, dated as of the closing date of the merger, signed by our chief executive officer or chief financial officer, certifying to the satisfaction of the above described conditions;

  •
  we must have terminated our employee stock purchase plan and our 401(k) plan;

  •
  all shares of our series A preferred stock must have been redeemed or converted into shares of our common stock pursuant to the terms of our certificate of incorporation; and

  •
  we must have used any funds loaned to us by Merit solely to redeem shares of our series A preferred stock, and must have returned to Merit immediately after the effective date of such redemption any such funds not used to complete the redemption.

        In addition, our obligations to consummate the merger are subject to the satisfaction of each of the following additional conditions (except that we may not rely on the failure of any of the following conditions to the extent such failure results from our failure to use the standard of efforts to consummate the merger required from us under the terms of the merger agreement):

  •
  Merit and Merger Sub's representations and warranties in the merger agreement must be true and correct except for changes contemplated by the merger agreement and where the failure to be true and correct has not had a "Buyer Material Adverse Effect";

  •
  Merit and Merger Sub shall have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by them under the merger agreement on or prior to the closing date;

  •
  no "Buyer Material Adverse Effect" shall have occurred since the date of the merger agreement; and

  •
  Merit shall have delivered to us a certificate, dated as of the closing date of the merger, signed by its chief executive officer or chief financial officer, certifying to the satisfaction of the above described conditions.

Definition of Buyer Material Adverse Effect

        The merger agreement provides that a "Buyer Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on the ability of Merit or Merger Sub to consummate the transactions contemplated by the merger agreement.

Restrictions on Solicitation of Other Offers

        Until 11:59 p.m. Eastern time on June 12, 2010 (the "No-Shop Start Date"), we may directly or indirectly: (i) initiate, solicit or encourage the submission of acquisition proposals, including by way of providing access to non-public information pursuant to the prior execution of a confidentiality agreement not materially less restrictive of the other party than the confidentiality agreement we previously entered into with Merit (in which case we must simultaneously provide to Merit any such non-public information concerning us which was not previously provided to Merit); and (ii) participate in discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal. On the No-Shop Start Date we must immediately terminate any such activities that would otherwise violate the restrictions described below, except we may continue discussions or negotiations with any person that has made an acquisition proposal prior to such time if our board of directors determines in good faith (after consultation with outside counsel and financial advisors) that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

        We have agreed that, following the No-Shop Start Date, neither BioSphere nor any of its subsidiaries will, and we will use our commercially reasonable efforts to cause our directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

  •
  solicit, initiate, seek, knowingly encourage, knowingly facilitate, knowingly support or respond to any inquiries or requests for any information with respect to, or the making, announcement or submission of, any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal; or

  •
  engage, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any acquisition proposal.

        However, we may furnish information with respect to BioSphere to, or engage in discussions or negotiations with, a person who has made an acquisition proposal, and amend, or grant a waiver or release under, any standstill agreement only if:

  •
  such acquisition proposal did not result from a breach of our non-solicitation obligations under the merger agreement;

  •
  we comply with our obligations under the merger agreement concerning changes in our board of directors' recommendation to our stockholders in favor of the merger and the entry into agreements with respect to alternative acquisition proposals; and

  •
  our board of directors first determines in good faith, after consultation with outside counsel and its financial advisors, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal.

        We may furnish such information only pursuant to a confidentiality agreement not materially less restrictive in any respect of the person making such acquisition proposal than the confidentiality agreement we previously entered into with Merit.

        We are required to promptly (and in any event within one business day) advise Merit orally, with written confirmation to follow, of our receipt of any written acquisition proposal, the material terms and conditions of any such acquisition proposal (including the material details relating to the financing thereof), and the identity of the person making any such acquisition proposal. We have also agreed to, contemporaneously with furnishing any information to any such party, provide copies of such information to Merit (to the extent such information has not been previously provided to Merit).

        An "acquisition proposal" means any bona fide written:

  •
  proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, share exchange or other business combination involving BioSphere (other than any such transaction involving solely BioSphere and one or more of its subsidiaries or that, if consummated, would not result in any person or group owning 20% or more of our outstanding equity securities);

  •
  proposal for the issuance by BioSphere of equity securities that, if consummated, would result in any person or group owning 20% or more of our outstanding equity securities; or

  •
  proposal or offer to acquire in any manner (including by virtue of the transfer of equity interests in one or more of BioSphere's subsidiaries), directly or indirectly, 20% or more of the consolidated total assets of BioSphere and its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

        A "superior proposal" means any bona fide written acquisition proposal (except that references in the definition of "acquisition proposal" to "20% or more" shall be replaced by "more than 50%") (i) on terms which our board of directors determines in its good faith judgment to be more favorable from a financial point of view to our stockholders than the merger (after consultation with our outside counsel and financial advisors), taking into account all the terms and conditions of such proposal and the merger agreement (including any written proposal by Merit to amend the terms of the merger agreement), including the termination fee payable by BioSphere pursuant to the merger agreement and (ii) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal, except that no such offer can be deemed a superior proposal if it contains any financing condition or contingency, the financing required for the consummation of such offer is not committed, or if there is a general due diligence condition to the parties' obligations to consummate such financing.

Restrictions on Change of Recommendation to Stockholders

        Our board of directors has agreed not to: (i) withhold, withdraw or modify its recommendation to our stockholders in favor of the merger, (ii) cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by a superior proposal (other than a confidentiality agreement entered into in compliance with our non-solicitation obligations) or (iii) adopt, approve or recommend another acquisition proposal.

        However, our board of directors may withhold, withdraw or modify its recommendation to our stockholders in favor of the merger, or approve or recommend another acquisition proposal, if it determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law and:

  •
  our stockholders have not voted to adopt the merger agreement at the special meeting;

  •
  we have provided to Merit two business days prior notice that our board of directors intends to effect a change to such recommendation, and detailing the manner in which it intends to do so; and

  •
  we have complied in all material respects with our non-solicitation obligations under the merger agreement.

        Furthermore, our board of directors may only withhold, withdraw or modify such recommendation in response to another acquisition proposal or approve or recommend another acquisition proposal if such acquisition proposal has not been withdrawn and Merit has not, within two business days of receipt of the notice referenced above, made an offer that our board of directors determines in its good faith judgment (after consultation with our outside counsel and financial advisors) to be at least as favorable to our stockholders as such acquisition proposal (including taking into account the termination fee payable by us pursuant to the merger agreement).

Termination of the Merger Agreement

        BioSphere, Merit and Merger Sub may agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

        In addition, we, on the one hand, and Merit and Merger Sub, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

  •
  the merger has not been consummated by November 15, 2010, except that this termination right will not be available to any party whose breach of or failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in the failure of the merger to occur on or before such date;

  •
  a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, except that this termination right will not be available to any party whose failure to fulfill any obligation under the merger agreement has been a principal cause of or resulted in such order, decree, ruling or other action; or

  •
  our stockholders do not vote to adopt the merger agreement at the special meeting.

        Merit and Merger Sub may also terminate the merger agreement if:

  •
  our board of directors fails to recommend the approval of the merger in this proxy statement or withdraws, qualifies or modifies its recommendation of the merger to our stockholders in a manner adverse to Merit or the consummation of the merger;

  •
  our board of directors approves, endorses or recommends to our stockholders a superior proposal;

  •
  a tender offer or exchange offer for our outstanding common stock is commenced and our board of directors recommends that our stockholders tender their shares in such tender or exchange offer or, within ten business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer and reiterate its recommendation with respect to the merger agreement and the merger;

  •
  we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of Merit and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured;

  •
  all of the conditions to our obligation to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and

    Merit has notified us in writing that it is ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to its obligation to consummate the merger), and we fail to consummate the merger within five business days following Merit's delivery of such notice.

        Additionally, we may terminate the merger agreement if:

  •
  our board of directors pursuant to and in compliance with our non-solicitation obligations under the merger agreement, approves or recommends to our stockholders a superior proposal and we provide Merit notice of our intent to exercise this termination right no less than two business days prior to doing so;

  •
  Merit or Merger Sub breach or fail to perform any of their representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to our obligation to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured; or

  •
  all of the conditions to the obligations of Merit and Merger Sub to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and we have notified Merit in writing that we are ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to our obligation to consummate the merger), and Merit and Merger Sub fail to consummate the merger within five business days following our delivery of such notice.

        Termination does not relieve any party of liability for any willful breach of the merger agreement.

Fees and Expenses

        BioSphere and Merit will share equally the $45,000 filing fee payable in connection with the filings required under the HSR Act and, if the merger agreement is terminated (except in circumstances where Merit receives a termination fee), Merit will reimburse us for one-half of all fees and expense incurred with respect to this proxy statement. Otherwise, except as provided below, each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement.

  Termination Fee Payable by BioSphere

        We must pay to Merit a termination fee of $3,840,000 if Merit and Merger Sub terminate the merger agreement pursuant to its terms because:

  •
  we breach or fail to perform any of our representations, warranties, covenants or agreements in the merger agreement and such breach or failure to perform would cause certain conditions to the obligations of Merit and Merger Sub to consummate the closing not to be satisfied and such breach or failure to perform is not timely cured or is not capable of being cured; or

  •
  all of the conditions to our obligation to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and Merit has notified us in writing that it is ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to its obligation to consummate the merger), and we fail to consummate the merger within five business days following Merit's delivery of such notice.

        However, the termination fee we are required to pay will be reduced to $1,920,000 if the merger agreement is terminated in connection with a superior proposal which arises from an acquisition proposal first proposed to us after the date of the merger agreement and prior to the No-Shop Start Date.

        If we owe a termination fee to Merit, we are required to pay such fee within two business days after termination of the merger agreement. If we pay Merit the termination fee, it will be the sole and exclusive remedy available to Merit and Merger Sub in connection with the merger agreement.

  Termination Fee Payable by Merit

        Merit must pay to us a termination fee of $10 million if we terminate the merger agreement pursuant to its terms because all of the conditions to the obligations of Merit and Merger Sub to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and we have notified Merit in writing that we are ready and willing to consummate the merger (subject to the satisfaction of all of the conditions to our obligation to consummate the merger), and Merit and Merger Sub fail to consummate the merger within five business days following our delivery of such notice, and Merit asserts that a "financing disruption" has occurred.

        Under the merger agreement, a "financing disruption" exists if (i) none of 10 major banks specified in the merger agreement have provided any loan commitments in a principal amount of more than $75 million for acquisition financings in the United States during the period of 15 consecutive business days prior to such time, (ii) proceeds contemplated by the debt commitment letter or any alternative financing are not reasonably available at such time and (iii) Merit has complied in all material respects with its covenants related to its efforts to obtain the financing contemplated by the debt commitment letter or any alternative financing.

        If Merit owes a termination fee to us, Merit is required to pay such fee within two business days after termination of the merger agreement. However, Merit has the right to consummate the merger, in lieu of paying such termination fee, if it consummates the merger within five business days after a court orders Merit to pay such termination fee. If Merit pays us the termination fee, it will be the sole and exclusive remedy available to us in connection with the merger agreement.

Remedies

        Each party is entitled to an injunction to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, in addition to any other remedy to which a party may be entitled at law or in equity.

Further Actions and Agreements

        Company Stockholders' Meeting.    We have agreed to call and hold a stockholders' meeting as promptly as practicable after the execution of the merger agreement for the purpose of voting upon the adoption of the merger agreement. We have agreed to take all reasonable and lawful action, in consultation with Merit, to solicit proxies from our stockholders, and to take all other action necessary or advisable to secure the vote of our stockholders, in favor of the adoption of the merger agreement. Unless the merger agreement is terminated, our obligation to call and hold such stockholders' meeting will not be limited or otherwise affected by another acquisition proposal or superior proposal or by a change in the recommendation of our board of directors concerning the adoption of the merger agreement by our stockholders.

        Access to Information.    We have agreed to afford Merit and its representatives reasonable access to our properties, books, personnel, records and other information as Merit may reasonably request prior to the closing of the merger.

        Directors' and Officers' Indemnification and Insurance.    For a period of six years following the effective time of the merger, the surviving corporation shall indemnify and hold harmless our current and former directors and officers and the current and former directors and officers of any of our subsidiaries, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such officer or director is or was an officer, director, employee or agent of BioSphere or any of its subsidiaries, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under the DGCL. Each such person will also be entitled to advancement of expenses incurred in defending such claims, subject to such person's execution of an undertaking to repay any expenses so advanced if it is ultimately determined that such person is not entitled to indemnification from the surviving corporation with respect to such claim.

        The surviving corporation has an obligation to maintain our directors' and officers' liability insurance, at no expense to the beneficiaries, for a period of six years following the effective time of the merger, so long as the annual premium thereof would not exceed 300% of the current annual premiums. If, during such six-year period, such insurance expires, is terminated or cancelled or exceeds such maximum premium, the surviving corporation will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of such maximum premium, on terms and conditions no less advantageous to persons serving as our directors and officers prior to the merger than our existing directors' and officers' liability insurance. We have the right to purchase prior to the merger a six-year prepaid "tail" policy on terms and conditions providing substantially equivalent benefits as the policies of directors' and officers' liability insurance we currently maintain with respect to matters arising at or before the effective time of the merger.

        Further Action, Consents and Filings.    The merger agreement obligates Merit and us to use reasonable best efforts to (i) take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the merger, (ii) obtain from governmental entities or third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Merit or us or any respective subsidiaries in connection with the consummation of the merger, (iii) make all necessary filings, and thereafter make any other submissions, with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement that are required under securities, antitrust or other applicable laws and (iv) execute and deliver any additional instruments necessary to consummate the merger.

        Public Announcements.    We and Merit have agreed to use commercially reasonable efforts to consult with the other before issuing any press release or otherwise making any public statements with respect to the merger agreement or the merger.

        Pre-Closing Restructuring.    We have agreed, to the extent reasonably requested by Merit prior to the merger, to transfer designated assets to newly formed subsidiaries. Merit has agreed to reimburse us for any costs or expenses, and to indemnify us against any other damages, we incur in complying with such requests.

        Redemption of Series A Preferred Stock.    We have agreed to deliver redemption notices to holders of shares of our series A preferred stock providing for the redemption of such shares prior to the consummation of the merger and to use our commercially reasonable efforts to complete such redemption (to the extent holders of such shares do not timely exercise their right to convert such shares to shares of our common stock) prior to the consummation of the merger.

        Loan from Merit.    Merit has agreed to loan us up to $10 million upon our request. We are required to use the proceeds from any such loan solely to fund our redemption of our series A preferred stock.

Employee Benefits

        We have agreed to terminate our 401(k) plan prior to the merger.

        Merit has agreed to continue to provide our employees with full credit for prior service with us for purposes of eligibility and vesting, but not early retirement benefits, under Merit benefit plans in which our employees may become eligible to participate, except where such credit would result in a duplication of benefits. In addition, Merit has generally agreed to waive pre-existing condition limits to the extent such limits are waived under Merit benefit plans.

Amendment and Waiver

        Amendment.    The merger agreement may be amended by the parties to the merger agreement by action taken by or on behalf of our or their respective boards of directors at any time prior to the effective time. However, after adoption by our stockholders of the merger agreement is obtained, no amendment will be made which would require further approval by our stockholders unless so approved by our stockholders.

        Waiver.    At any time prior to the effective time, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (b) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and (c) waive compliance with any agreement or condition contained in the merger agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        The board of directors recommends that you vote "FOR" the adoption of the merger agreement.

 THE STOCKHOLDER AND VOTING AGREEMENT

        This section of the proxy statement describes the material provisions of the stockholder and voting agreement but does not purport to describe all of the terms of the stockholder and voting agreement. The following summary is qualified in its entirety by reference to the complete text of the stockholder and voting agreement, which is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference. Nothing in this proxy statement purports to amend, qualify or in any way modify the stockholder and voting agreement. We urge you to read the stockholder and voting agreement in its entirety.

Introduction

        In connection with the execution of the merger agreement, Merit entered into a stockholder and voting agreement with Cerberus, which has subsequently been amended. As of June 1, 2010, the shares subject to the stockholder and voting agreement comprised approximately 50% of the outstanding shares of our series A preferred stock and approximately 12% of the outstanding shares of our common stock after giving effect to the conversion of all outstanding shares of our series A preferred stock into shares of our common stock. The stockholder and voting agreement provides that, among other things, Cerberus will, subject to the terms and conditions set forth therein, vote its shares of our common stock and our series A preferred stock (and any shares of our common stock issued upon conversion thereof) in favor of adoption and approval of the merger and against any proposal in opposition to or in competition with the merger.

Stockholder and Voting Agreement

        The stockholder and voting agreement, as amended, provides, among other things, that Cerberus will, on the terms and subject to the conditions set forth therein, and so long as the voting agreement has not been validly terminated in accordance with its terms, at any meeting of our stockholders, vote or cause to be voted all of the shares of our common stock and our series A preferred stock (and any shares of our common stock issued upon conversion thereof) beneficially owned by Cerberus (i) in favor of the adoption and approval of the merger agreement and any other matter necessary for the consummation of the merger, (ii) against any proposal to acquire out stock or assets made by anyone other than Merit, and (iii) against any other action which is intended or could reasonably be expected to impede, interfere with, delay or materially and adversely affect the contemplated economic benefits to Merit of the merger.

        In the stockholder and voting agreement Cerberus has granted Merit, on the terms and subject to the conditions set forth therein, an irrevocable proxy with full power of substitution and resubstitution, to vote Cerberus's shares of our common stock and our series A preferred stock (and any shares of our common stock issued upon conversion thereof) beneficially owned by Cerberus in accordance with the obligations of Cerberus described in the immediately preceding paragraph.

        The stockholder and voting agreement automatically terminates upon the earlier to occur of: (i) the mutual written consent of Merit and Cerberus; (ii) the consummation of the merger; (iii) the termination of the merger agreement in accordance with its terms; (iv) the withholding, withdrawal or modification by our board of directors of its recommendation with respect to the adoption of the merger agreement by our stockholders; and (v) at Cerberus's option, after any amendment, waiver or modification to the terms of the merger agreement that changes the form of, or decreases the amount of, or alters the timing of payment from what is set forth in the merger agreement of the consideration payable pursuant to the merger to holders of shares of our common stock and/or series A preferred stock or otherwise materially and adversely affects Cerberus in its capacity as a holder of our capital stock.

 APPRAISAL RIGHTS

        If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our capital stock must follow the steps summarized below properly and in a timely manner.

        Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. All references in Section 262 and this summary to "stockholder" are to the record holder of the shares of our capital stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

        Under the DGCL, holders of our capital stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

        Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our capital stock and Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex D carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to BioSphere, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of such stockholder's shares of our capital stock. If you sign and return a proxy card or vote by submitting a proxy by telephone, through the Internet or by fax, without expressly directing that your shares of our capital stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of capital stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy by telephone, through the Internet or by mail, in favor of the proposal to adopt the merger agreement or check either the "against" or the "abstain" box next to the proposal on such card or vote in person or by submitting a proxy by telephone, through the Internet or by mail, against the proposal or register in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

        A demand for appraisal will be sufficient if it reasonably informs BioSphere of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of capital stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our capital stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of capital stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

        Only a holder of record of shares of our capital stock is entitled to assert appraisal rights for such shares of our capital stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

        A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our capital stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our capital stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal of shares must be mailed or delivered to: BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370, Attention: Secretary, or should be delivered to the Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

        Within ten days after the effective time of the merger, we will notify each stockholder as of the effective time of the merger who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our capital stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from us the statement described in this paragraph.

        If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of capital stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

        After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining "fair value" of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Delaware Court will direct the payment of the fair value of the shares of our capital stock who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our capital stock have been appraised. The costs of the action (which do not include attorneys' or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our capital stock as of a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder's right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

        If you properly demand appraisal of your shares of our capital stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

        If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

        Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

MARKET PRICES AND DIVIDEND DATA

        Our common stock is included on The NASDAQ Global Market under the symbol "BSMD." This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on The NASDAQ Global Market.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2010 (Through July 15, 2010)
High	$3.47	$4.35	$4.38	$—
Low	$2.10	$2.17	$4.31	$—
Fiscal Year 2009
High	$2.98	$2.62	$4.19	$3.67
Low	$1.60	$1.26	$2.19	$2.51

        The following table sets forth the closing price per share of our common stock, as reported on The NASDAQ Global Market on May 12, 2010, the last full trading day before the public announcement of the merger, and on [                ], 2010, the latest practicable trading day before the printing of this proxy statement:

	Common Stock Closing Price
May 12, 2010		$2.84
[ ], 2010	$

        Following the effective time of the merger there will be no further market for our common stock and our stock will be delisted from The NASDAQ Global Market and deregistered under the Exchange Act.

 SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information, as of June 1, 2010, or as otherwise indicated, with respect to the beneficial ownership of our common stock by (a) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock; (b) each director; (c) each executive officer identified as a "named executive officer" in our most recent proxy statement; and (d) all of our directors and executive officers as a group.

        The number of shares of our common stock beneficially owned by each director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after June 1, 2010 through the exercise of any stock option, warrant or other right. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations for beneficial ownership are based on 18,758,982 shares issued and outstanding as of June 1, 2010. Shares of common stock issuable upon conversion of shares of series A preferred stock within 60 days of June 1, 2010, or subject to stock options currently exercisable, or exercisable within 60 days of June 1, 2010, are deemed outstanding for computing the percentage ownership of the person holding such stock options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise noted below, the address of each beneficial owner listed in the table is c/o BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

Name and Address of Beneficial Owner	Common Stock Underlying Shares of Series A Preferred Stock	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Holders
Sepracor Inc.(1)	1,205,000	4,429,333	22.19%
84 Waterford Drive Marlborough, MA 01752
Stephen Feinberg(2)	1,204,000	2,763,268	13.84%
c/o Cerberus Capital Management, L.P. 299 Park Avenue New York, NY 10171
Clough Capital Partners L.P.(3)		1,456,296	7.76%
One Post Office Square, 40th Floor Boston, MA 02109
Portolan Capital Management LLC(4)		1,244,729	6.64%
2 International Place Boston, MA 02109
Deerfield Management Co.(5)		1,098,061	5.85%
780 Third Avenue, 37th Floor New York, NY 10017
RMB Capital Management LLC(6)		1,058,091	5.64%
115 S. LaSalle Street #3400 Chicago, IL 60603
Directors and Named Executive Officers
Timothy J. Barberich(7)		82,277	*
William M. Cousins, Jr.(8)		43,500	*
Marian L. Heard(9)		30,500	*
Alexander M. Klibanov(10)		51,500	*
Riccardo Pigliucci(11)		59,500	*
John H. MacKinnon(12)		48,750	*
David P. Southwell(13)		49,055	*
Richard J. Faleschini(14)		1,068,568	5.46%
Martin J. Joyce(15)		452,000	2.37%
Melodie R. Domurad(16)		110,000	*
Willard W. Hennemann(17)		48,000	*
Peter C. Sutcliffe(18)		337,068	1.77%
Joel B. Weinstein(19)		61,287	*
All executive officers and directors as a group (13 persons)		2,542,005	12.41%

*
Represents holdings of less than 1% of our outstanding common stock.

(1)
Information is based on Amendment No. 6 to Schedule 13D filed by Sepracor Inc., Aptiom, Inc., Dainippon Sumitomo Pharma Co. Ltd. and Dainippon Sumitomo Pharma America Holdings, Inc. with the SEC on October 14, 2009.

(2)
Information is based on Amendment No. 4 to Schedule 13D filed by Stephen Feinberg with the SEC on June 3, 2010. Mr. Feinberg, through one or more intermediate entities, exercises sole voting and investment control with respect to all securities of our company held by Cerberus Partners, L.P. and Cerberus International, Ltd.

(3)
Information is based on Amendment No. 5 to Schedule 13G filed by Clough Capital Partners, L.P., Clough Capital Partners LLC, Charles I. Clough, Jr., James E. Canty and Eric A. Brock with the SEC on February 10, 2010. The securities listed under "Number of Shares of Common Stock Owned" include shares owned by investment companies, posted investment vehicles and other accounts for which Clough Capital Partners L.P. serves as investment adviser. Such shares may be deemed beneficially owned by (a) Clough Capital Partners L.P., (b) Clough Capital Partners LLC, the general partner of Clough Capital Partners L.P., and (c) Messrs. Clough, Canty and Brock, the managing members of Clough Capital Partners LLC. Each such person disclaims beneficial ownership of such shares except to the extent of its respective pecuniary interest therein.

(4)
Information is based on Amendment No. 1 on Schedule 13G filed by Portolan Capital Management, LLC and George McCabe on February 10, 2010. The securities listed under "Number of Shares of Common Stock Owned" include shares owned (1) directly by Portolan Capital Management, LLC, an unregistered investment adviser, in its capacity as investment manager for various clients, and (2) indirectly by George McCabe, the Manager of Portolan Capital Management, LLC.

(5)
Information is based on Amendment No. 2 to Schedule 13G filed by Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund International Limited and James E. Flynn with the SEC on February 12, 2010.

(6)
Information is based on an Amendment to Schedule 13G filed by RMB Capital Management, LLC and 1837 RMB Managers L.L.C. with the SEC on February 5, 2010.

(7)
Includes 29,000 shares issuable to Mr. Barberich upon exercise of stock options.

(8)
Includes 27,000 shares issuable to Mr. Cousins upon exercise of stock options.

(9)
Includes 23,000 shares issuable to Ms. Heard upon exercise of stock options.

(10)
Includes 29,000 shares issuable to Mr. Klibanov upon exercise of stock options.

(11)
Includes 29,000 shares issuable to Mr. Pigliucci upon exercise of stock options.

(12)
Includes 35,000 shares issuable to Mr. MacKinnon upon exercise of stock options.

(13)
Includes 29,000 shares issuable to Mr. Southwell upon exercise of stock options.

(14)
Includes 821,900 shares issuable to Mr. Faleschini upon exercise of stock options.

(15)
Includes 300,000 shares issuable to Mr. Joyce upon exercise of stock options.

(16)
Includes 48,000 shares issuable to Ms. Domurad upon exercise of stock options.

(17)
Consists of 48,000 shares issuable to Mr. Hennemann upon exercise of stock options. Mr. Hennemann ceased to be a named executive officer as of March 31, 2010.

(18)
Includes 255,400 shares issuable to Mr. Sutcliffe upon exercise of stock options.

(19)
Includes 48,000 shares issuable to Mr. Weinstein upon exercise of stock options. Mr. Weinstein ceased to be a named executive officer as of March 31, 2010.

ADJOURNMENT OF THE SPECIAL MEETING
(PROPOSAL NO. 2)

        We may ask our stockholders to vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. We currently do not intend to propose adjournment of our special meeting if there are sufficient votes to adopt the merger agreement. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter.

        The board of directors recommends that you vote "FOR" the adjournment of the special meeting, if necessary, to solicit additional proxies.

 OTHER MATTERS

        At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

        It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or telephone.

HOUSEHOLDING OF PROXY STATEMENT

        As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to: BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370, Attention: Secretary (781) 681-7900.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholders' meetings. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in our proxy materials in connection with the 2011 Annual Meeting of Stockholders, the proposal must be received by us at BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370, on or before December 17, 2010 and otherwise meet the requirements of applicable SEC rules. If a stockholder wishes to present a proposal at the 2011 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion on the proxy statement and proxy card, the stockholder must give written notice to us at the address set forth above on or before March 2, 2011. If a stockholder fails to provide timely notice of a proposal to be presented at our 2011 annual meeting of stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

MISCELLANEOUS

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

MacKenzie Partners, Inc.
Banks and Brokers Please Call Collect: (212) 929-5500
Stockholder Please Call: (800) 322-2885

        You should not send in your BioSphere stock certificates until you receive the transmittal materials from the exchange agent. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

        You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                            ], 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or telephone or attending the special meeting and voting in person. Please call our proxy solicitor, MacKenzie Partners, Inc., collect at (212) 929-5500 (banks and brokers) or (800) 322-2885 (all others, toll free) if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this proxy statement, through the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

BioSphere Medical, Inc.
1050 Hingham Street
Rockland, Massachusetts 02370
Attention: Investor Relations
Telephone: (781) 681-7900

        If you would like to request documents from us, please do so by [                ], 2010, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 26, 2010;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 17, 2010;

  •
  Current Reports on Form 8-K filed with the SEC on March 2, 2010, March 12, 2010, March 22, 2010, March 25, 2010, April 15, 2010, May 14, 2010 (as amended on May 18, 2010 and solely with respect to those portions that were filed rather than furnished), May 19, 2010, June 3, 2010, June 16, 2010, June 22, 2010 and June 28, 2010; and

  •
  Definitive Proxy Statement for our 2010 Annual Meeting filed with the SEC on April 16, 2010.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement and any of the documents incorporated by reference in this proxy statement or other information concerning us, without charge, by written or telephonic request directed to BioSphere Medical, Inc., 1050 Hingham Street, Rockland, MA 02370, Attn: Martin J. Joyce or by telephone at (781) 681-7900, on the Investor Relations page of our website at http://www.biospheremed.com, or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

 Annex A

AGREEMENT AND PLAN OF MERGER

by and among

MERIT MEDICAL SYSTEMS, INC.

MERIT BIOACQUISITION CO.

and

BIOSPHERE MEDICAL, INC.

Dated as of May 13, 2010

i

ii

iii

 TABLE OF DEFINED TERMS

Terms	Reference in Agreement
401(k) Plan	Section 6.11(a)
Acquisition Proposal	Section 6.1(f)
Affiliate	Section 3.2(c)
Aggregate Merger Consideration	Section 2.1(d)
Aggregate Purchase Price	Section 2.1(d)
Aggregate Series A Liquidation Preference	Section 2.1(d)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.1(b)
Alternative Financing	Section 5.4(a)
Antitrust Laws	Section 6.6(b)
Antitrust Order	Section 6.6(b)
Arrangers	Section 4.6(b)
Bankruptcy and Equity Exception	Section 3.4(a)
Business Day	Section 1.2
Buyer	Preamble
Buyer Disclosure Schedule	Article IV
Buyer Employee Plan	Section 6.11(b)
Buyer Material Adverse Effect	Section 6.6(d)
Certificate	Section 2.2(b)
Certificate of Merger	Section 1.1
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(f)
Common Merger Consideration	Section 2.1(d)
Company	Preamble
Company Balance Sheet	Section 3.5(b)
Company Board	Section 3.4(a)
Company Capital Stock	Section 2.1(b)
Company Common Stock	Section 2.1(b)
Company Disclosure Schedule	Article III
Company Employee Plans	Section 3.14(a)
Company ESPP	Section 2.3(e)
Company Jointly-Owned IP	Section 3.10(b)
Company Leases	Section 3.9(b)
Company Material Adverse Effect	Section 3.7(b)
Company Material Contracts	Section 3.11(a)
Company Meeting	Section 3.4(d)
Company Permits	Section 3.16
Company SEC Reports	Section 3.5(a)
Company Series A Preferred Stock	Section 2.1(b)
Company Solely-Owned IP	Section 3.10(b)
Company Stock Options	Section 2.3(b)
Company Stock Plans	Section 2.3(b)
Company Stockholder Approval	Section 3.4(a)
Company Voting Proposal	Section 3.4(a)
Company's Knowledge	Section 9.13
Confidentiality Agreement	Section 5.2
Continuing Employees	Section 6.11(b)

iv

Terms	Reference in Agreement
Copyrights	Section 3.10(a)
Debt Commitment	Section 4.6(b)
Debt Commitment Letter	Section 4.6(b)
Dissenting Shares	Section 2.4(a)
DGCL	Preamble
Effective Time	Section 1.1
Effective Time Common Stock Equivalents	Section 2.1(d)
Effective Time In the Money Company Stock Options	Section 2.1(d)
Employee Benefit Plan	Section 3.14(a)
Employment Laws	Section 3.17(b)
Environmental Law	Section 3.13
ERISA	Section 3.14(a)
ERISA Affiliate	Section 3.14(a)
Exchange Act	Section 3.2(g)
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
FDA	Section 3.15(b)
Filed Company SEC Reports	Section 3.6
Financing	Section 4.6(b)
Financing Disruption	Section 8.3(d)
Foreign Employee Plans	Section 3.14(a)
GAAP	Section 3.5(b)
Governmental Entity	Section 3.4(c)
Hazardous Substance	Section 3.13
HSR Act	Section 3.4(c)
Indemnified Parties	Section 6.8(a)
IP	Section 3.10(a)
IRS	Section 3.8(c)
Leased Property	Section 3.9(b)
Licenses	Section 3.10(a)
Liens	Section 3.4(b)
Listed Trademarks	Section 3.10(d)
Listed Patents	Section 3.10(c)
Material Copyrights	Section 3.10(f)
Maximum Acquisition Price	Section 2.1(c)
Maximum Premium	Section 6.8(c)
Merger	Preamble
Merger Consideration	Section 2.1(d)
Money Center Banks	Section 8.3(d)
Option Consideration	Section 2.3(c)
Ordinary Course of Business	Section 3.5(f)
Outside Date	Section 8.1(b)
Patents	Section 3.10(a)
Permitted Liens	Section 3.6
Pre-Closing Period	Section 5.1
Proxy Statement	Section 3.4(c)
Required Company Stockholder Vote	Section 3.4(d)
Required Consents	Section 3.4(c)
Required Financing Amount	Section 5.4(a)
Representatives	Section 6.1(a)

v

Terms	Reference in Agreement
Restricted Share	Section 2.3(a)
SEC	Section 3.4(c)
Securities Act	Section 3.2(c)
Series A Merger Consideration	Section 2.1(d)
Specified Company SEC Report Disclosure	Section 3.6
Specified Time	Section 6.1(a)
Stockholder and Voting Agreement	Section 3.2(c)
Stock Redemption Loan	Section 6.13
Subsidiary	Section 3.3(a)
Superior Proposal	Section 6.1(f)
Surviving Corporation	Section 1.3
Tax Returns	Section 3.8(a)
Taxes	Section 3.8(a)
Third Party IP	Section 3.10(a)
Trademarks	Section 3.10(a)
Trade Secrets	Section 3.10(a)
Transitory Subsidiary	Preamble
U.S. Employee Plans	Section 3.14(a)

vi

 AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of May 13, 2010 by and among Merit Medical Systems, Inc., a Utah corporation (the "Buyer"), Merit BioAcquisition Co., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and BioSphere Medical, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Boards of Directors of the Buyer and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that the Buyer acquire the Company in order to advance the long-term business interests of the Buyer and the Company; and

        WHEREAS, the acquisition of the Company shall be effected through a merger (the "Merger") of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the Delaware General Corporation Law (the "DGCL"), as a result of which the Company shall become a wholly owned subsidiary of the Buyer;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Transitory Subsidiary and the Company agree as follows:

ARTICLE I.

THE MERGER

        1.1.    Effective Time of the Merger.     Subject to the provisions of this Agreement, prior to the Closing, the Buyer and the Company shall jointly prepare, and immediately following the Closing the Surviving Corporation shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Company in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the "Effective Time").

        1.2.    Closing.     The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company. For purposes of this Agreement, a "Business Day" shall be any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in Boston, Massachusetts are permitted or required by law, executive order or governmental decree to remain closed.

        1.3.    Effects of the Merger.     At the Effective Time (a) the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation") and (b) the Certificate of Incorporation of the Transitory Subsidiary as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation, except that (i) the name of the Company, as the Surviving Corporation, shall be amended to become "BioSphere Medical, Inc." and Article FIRST of the Certificate of Incorporation shall be amended to read in its entirety as follows: "The name of the corporation is "BioSphere Medical, Inc." and (ii) such Certificate of Incorporation shall be amended to the extent necessary to comply with Section 6.8(b). In addition, subject to Section 6.8(b) hereof, at the Effective Time, the By-laws of the Transitory Subsidiary as in effect immediately prior to the Effective Time shall become the By-laws of the Surviving Corporation, except that all references to the name of the Transitory Subsidiary therein shall be changed to refer to the name of the Company. The Merger shall have the effects set forth in Section 259 of the DGCL.

        1.4.    Directors and Officers of the Surviving Corporation.

          (a)   The directors of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          (b)   The officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

ARTICLE II.

CONVERSION OF SECURITIES

        2.1.    Conversion of Capital Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

          (a)    Capital Stock of the Transitory Subsidiary.    Each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Buyer-Owned Stock.    All shares of common stock, $0.01 par value per share, of the Company ("Company Common Stock") or Series A Preferred Stock, par value $0.01 per share, of the Company ("Company Series A Preferred Stock") that are owned by the Company as treasury stock or by any wholly owned Subsidiary of the Company and any shares of Company Capital Stock (as defined in this Section 2.1(b) below) owned by the Buyer, the Transitory Subsidiary or any other wholly owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of the Buyer or other consideration shall be delivered in exchange therefor. "Company Capital Stock" means Company Common Stock and Company Series A Preferred Stock, collectively.

          (c)    Merger Consideration for Company Capital Stock.    Subject to Section 2.2, (i) each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.4(a) below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the Common Merger Consideration (as defined in Section 2.1(d) below) in cash per share and (ii) each share of Company Series A Preferred Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.4(a) below)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the Series A Merger Consideration (as defined in Section 2.1(d) below) in cash per share. As of the Effective Time, all such shares of Company Capital Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration pursuant to this Section 2.1(c) upon the surrender of such certificate in accordance with Section 2.2, without interest. Notwithstanding any other provision of this Agreement, however, in no event shall the

  Aggregate Merger Consideration (as defined in Section 2.1(d) below) exceed $96,000,000 (the "Maximum Acquisition Price").

          (d)    Definitions.

              (i)  "Aggregate Purchase Price" means $96,000,000 less the aggregate consideration paid by the Company, following the date hereof and prior to the Effective Time, to holders of shares of Company Series A Preferred Stock to redeem shares of Company Series A Preferred Stock.

             (ii)  "Aggregate Merger Consideration" means the sum of (A) the aggregate Series A Merger Consideration owed in respect of all shares of Series A Preferred Stock outstanding at the Effective Time, (B) the aggregate Common Merger Consideration owed in respect of all shares of Common Stock outstanding at the Effective Time and (C) the aggregate Option Consideration owed in respect of Company Stock Options pursuant to Section 2.3.

            (iii)  "Aggregate Series A Liquidation Preference" means the product obtained by multiplying (x) $1,000 by (y) the number of shares of Company Series A Preferred Stock outstanding at the Effective Time.

            (iv)  "Common Merger Consideration" means the quotient obtained by dividing (x) the Aggregate Purchase Price plus the aggregate exercise price for the Effective Time In the Money Company Stock Options, minus the Aggregate Series A Liquidation Preference by (y) the Effective Time Common Stock Equivalents.

             (v)  "Effective Time Common Stock Equivalents" means the sum of (x) the shares of Company Common Stock outstanding at the Effective Time plus (y) the number of shares of Company Common Stock issuable upon exercise of the Effective Time In the Money Company Stock Options, plus (z) the product obtained by multiplying (I) the number of shares of Company Series A Preferred Stock outstanding at the Effective Time by (II) 250.

            (vi)  "Effective Time In the Money Company Stock Options" means Company Stock Options that are outstanding at the Effective Time and have an exercise price per share less than the Common Merger Consideration.

           (vii)  "Merger Consideration" means, as applicable, the Common Merger Consideration and/or the Series A Merger Consideration.

          (viii)  "Series A Merger Consideration" as to any share of Company Series A Preferred Stock means the sum of (x) $1,000, plus (y) all declared but unpaid dividends, and all accrued but unpaid dividends, on the Company Series A Preferred Stock as of the Effective Time, plus (z) the product obtained by multiplying (I) the Common Merger Consideration by (II) 250.

          (e)    Adjustments to Merger Consideration.    The applicable Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), reorganization, recapitalization or other like change with respect to Company Capital Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

        2.2.    Exchange of Certificates.     The procedures for exchanging outstanding shares of Company Capital Stock for the Merger Consideration pursuant to the Merger are as follows:

          (a)    Exchange Agent.    At or prior to the Effective Time, the Buyer shall deposit with American Stock Transfer & Trust Company or another bank or trust company mutually acceptable to the Buyer and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Capital Stock outstanding immediately prior to the Effective Time, for payment through the Exchange Agent in accordance with this Section 2.2, cash in an amount sufficient to make payment of the Merger Consideration pursuant to Section 2.1(c) in exchange for all of the outstanding shares of Company Capital Stock (the "Exchange Fund"). The Exchange Fund will be invested by the Exchange Agent as directed by Buyer, and all earnings from such investments will be the sole and exclusive property of the Buyer and the Surviving Corporation, and no part of such earnings shall be for the benefit of the Company or the Capital Stock

          (b)    Exchange Procedures.    Promptly (and in any event within three Business Days) after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (each, a "Certificate") (i) a letter of transmittal in customary form and (ii) instructions for effecting the surrender of the Certificates in exchange for the applicable Merger Consideration payable with respect thereto, provided that the Buyer shall assist the Company in developing arrangements for the delivery of such materials at Closing to significant shareholders of the Company to facilitate the payment of Merger Consideration to such shareholders immediately following the Effective Time. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be paid promptly in exchange therefor cash in an amount equal to the applicable Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Capital Stock which is not registered in the transfer records of the Company, the Merger Consideration may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by this Section 2.2.

          (c)    No Further Ownership Rights in Company Capital Stock.    All Merger Consideration paid upon the surrender for exchange of Certificates evidencing shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been paid in satisfaction of all rights pertaining to such shares of Company Capital Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Capital Stock for six months after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Capital Stock who has not previously complied with this Section 2.2 shall be entitled to receive only from the Buyer, and only as a general unsecured creditor thereof, payment of its claim for the applicable Merger Consideration, without any interest thereon (subject to abandoned property, escheat or other similar law). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Capital Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Buyer free and clear of any claims or interest of any holder or other person previously entitled thereto.

          (e)    No Liability.    To the extent permitted by applicable law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Capital Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f)    Withholding Rights.    Each of the Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable state, local or foreign Tax law and to collect any necessary Tax forms, including Forms W-8 or W-9, as applicable, or any similar information, from any recipients of payments hereunder. To the extent that amounts are so withheld by the Surviving Corporation, the Buyer or the Exchange Agent, as the case may be, such withheld amounts (i) shall be remitted by the Buyer, the Surviving Corporation or the Exchange Agent, as the case may be, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by the Buyer, the Surviving Corporation or the Exchange Agent, as the case may be.

          (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and posting of a bond in such sum as the Buyer may reasonably direct as indemnity against any claim that may be made with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration deliverable in respect thereof pursuant to this Agreement.

        2.3.    Company Stock Plans.

          (a)   At the Effective Time, each share of Company Common Stock granted subject to vesting or other lapse restrictions pursuant to any Company Stock Plan (as defined in Section 2.3(b) below) (each, a "Restricted Share"), that is outstanding and subject to such restrictions immediately prior to the Effective Time shall automatically vest, and the Company's reacquisition right with respect to each Restricted Share shall lapse, and the holder thereof shall, subject to this Article II, be entitled to receive the Common Merger Consideration with respect to each such Restricted Share (net of any applicable withholding taxes resulting from vesting of the Restricted Share).

          (b)   The Company shall take such action as shall be required:

              (i)  to cause the vesting of any unvested options to purchase Company Common Stock ("Company Stock Options") granted under any stock option plans or other equity-related plans of the Company (the "Company Stock Plans"), other than the Company ESPP (as defined in Section 2.3(e)), to be accelerated in full effective immediately prior to the Effective Time;

             (ii)  to effectuate the cancellation, as of the Effective Time, of all Company Stock Options outstanding immediately prior to the Effective Time (without regard to the exercise price of such Company Stock Options); and

            (iii)  to cause, pursuant to the Company Stock Plans, each outstanding Company Stock Option, other than Company Stock Options issued under the ESPP, to represent as of the Effective Time solely the right to receive, in accordance with this Section 2.3, a lump sum cash payment in the amount of the Option Consideration (as defined below), if any, with respect to such Company Stock Option and to no longer represent the right to (A) purchase Company Common Stock or any other equity security of the Company, the Buyer, the Surviving Corporation or any other person, or (B) receive any other consideration for such Company Stock Option.

          (c)   Each holder of a Company Stock Option, other than Company Stock Options issued under the ESPP, so cancelled shall receive from the Buyer, in respect and in consideration of each such Company Stock Option, as soon as practicable following the Effective Time (but in any event not later than three Business Days), an amount (net of applicable taxes) equal to the product of (i) the excess, if any, of (A) the Merger Consideration per share of Company Common Stock over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company Stock Option (whether or not then vested or exercisable), without any interest thereon (the "Option Consideration"). In the event that the exercise price of any Company Stock Option is equal to or greater than the Common Merger Consideration, such Company Stock Option shall be cancelled and have no further force or effect, and the holder of such Company Stock Option shall not be entitled to any payment with respect to the cancelled Company Stock Option.

          (d)   As soon as practicable following the execution of this Agreement, the Company shall mail to each person who is a holder of Company Stock Options, other than Company Stock Options issued under the ESPP, any notice describing the treatment of and payment for such Company Stock Options pursuant to this Section 2.3 as may be required under the Company Stock Plans and providing instructions for use in obtaining payment for such Company Stock Options. The Buyer shall at all times from and after the Effective Time maintain sufficient liquid funds to satisfy its obligations to holders of Company Stock Options pursuant to this Section 2.3.

          (e)   The Company shall terminate its 2000 Employee Stock Purchase Plan (the "Company ESPP") in accordance with its terms prior to the Effective Time in such manner as results in no participant in the Company ESPP having any right at or after the Effective Time to (i) purchase Company Common Stock or any other equity security of the Company, the Buyer, the Surviving Corporation or any other person under the Company ESPP; or (ii) receive any cash payment or other consideration for his or her terminated rights under the Company ESPP (other than a refund of his or her unapplied salary reduction deposits under the Company ESPP).

        2.4.    Dissenting Shares.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, shares of Company Capital Stock held by a holder who has made a demand for appraisal of such shares of Company Capital Stock in accordance with the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) shall, subject to Section 2.4(b), not be converted into or represent the right to receive the applicable Merger Consideration in accordance with Section 2.1, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

          (b)   If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive the applicable Merger Consideration in accordance with Section 2.1, without interest thereon, upon surrender of the Certificate formerly representing such shares.

          (c)   The Company shall give the Buyer: (i) prompt notice of any written demand for appraisal pursuant to the DGCL received by the Company prior to the Effective Time, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company pursuant to the DGCL prior to the Effective Time that relate to such demand; and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time or at any other time with respect to any such demand, notice or instrument unless the Buyer shall have given its written consent to such payment or settlement offer.

 ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct except as set forth herein or in the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary and dated as of the date of this Agreement (the "Company Disclosure Schedule").

        3.1.    Organization, Standing and Power.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities, in any material respect, makes such qualification necessary.

        3.2.    Capitalization.

          (a)   The authorized capital stock of the Company as of the date of this Agreement consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share. The rights and privileges of each class of the Company's capital stock are as set forth in the Company's Certificate of Incorporation. As of May 11, 2010, (i) 18,736,345 shares of Company Common Stock were issued and outstanding and (ii) 9,636 shares of Company Series A Preferred Stock were issued and outstanding, and no other shares of Company capital stock were issued or outstanding. The Company has delivered, or made available, to the Buyer true, correct and complete copies, as amended to date, of the Company's Certificate of Incorporation, By-laws, committee charters, codes of conduct or other governance documents and copies of all written consents and minutes of meetings of the Company's board of directors, committees of such board and stockholders executed or held prior to the date hereof. All of the foregoing documents and instruments are in full force and effect and the Company is not in violation of any provision of any of such documents or instruments. The Company has the right to redeem all outstanding shares of the Company Series A Preferred Stock, subject to the provisions of the Company's Certificate of Incorporation (including the right of the holders thereof to convert such shares into shares of Company Common Stock) consistent with the provisions of this Agreement.

          (b)   Section 3.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of May 11, 2010, of all outstanding Company Stock Options (other than rights to acquire Company Common Stock pursuant to the Company ESPP), indicating with respect to each such Company Stock Option the name of the holder thereof, the number of shares of Company Common Stock subject to such Company Stock Option, the exercise price and the date of grant. The Company has made available to the Buyer complete and accurate copies of all Company Stock Plans and the forms of all stock option agreements evidencing Company Stock Options.

          (c)   Except (i) as set forth in this Section 3.2 and (ii) as reserved for future grants under Company Stock Plans, as of the date of this Agreement, (A) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. The Company does not have any other outstanding equity compensation relating to the capital stock of the Company. Other than the Stockholder and Voting Agreement among the Buyer and Cerberus Partners, L.P. and Cerberus International, Ltd., of even date herewith, (the "Stockholder and Voting Agreement"), neither the Company nor any of its Affiliates is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Except as contemplated by this Agreement and except to the extent arising pursuant to applicable state takeover or similar laws, there are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other similar agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company.

          (d)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above or pursuant to rights granted pursuant to the Company ESPP, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's Certificate of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound.

          (e)   There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to the Company or any Subsidiary of the Company for any such purpose other than as provided in award agreements relating to Company Stock Options or Restricted Shares as they relate to using shares of the capital stock of the Company to pay income Taxes.

          (f)    All outstanding shares of the Company's capital stock, all outstanding Company Stock Options, Company Restricted Shares and rights under the Company ESPP, and all outstanding shares or other equity interests of each of the Subsidiaries have been issued and granted in compliance in all material respects with (i) all applicable federal, state and foreign securities laws and other applicable laws, regulations and legal requirements, and (ii) all provisions set forth in agreements or instruments applicable thereto. Except as set forth on Section 3.2(f) of the Company Disclosure Schedule, there are no declared, accrued or unpaid dividends or other distributions with respect to any shares of the Company's capital stock or equity securities of any of the Subsidiaries.

          (g)   The Company Common Stock constitutes the only class of the Company's capital stock that is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        3.3.    Subsidiaries.

          (a)   Section 3.3 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company. For purposes of this Agreement, the term "Subsidiary" means, with respect to any party, any corporation, partnership, trust, limited liability company or other entity or non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity. With respect to each of the Subsidiaries, the Company has delivered, or made available, to the Buyer true, correct and complete copies, as amended to date, of each certificate of incorporation, by-laws, committee charters, codes of conduct, operating agreement or other governance documents, and copies of all written consents and minutes of meetings of the boards of directors, managers or other governing body, committees of any such board or body and of the equity holders executed or held prior to the date hereof. All of the foregoing documents and instruments are in full force and effect and no Subsidiary is in violation of any provision of any of such documents or instruments.

          (b)   Each Subsidiary of the Company is duly organized, validly existing and in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction of its organization, has all requisite company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign company (to the extent such concepts are applicable) in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities, in any material respect, makes such qualification necessary. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares (other than directors' qualifying shares in the case of non-U.S. Subsidiaries, all of which the Company has the power to cause to be transferred for no or nominal consideration to the Company or the Company's designee) are owned, of record and beneficially, by the Company or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of the Company. There is no outstanding equity compensation right or obligation with respect to any Subsidiary of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

          (c)   The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of the Company.

        3.4.    Authority; No Conflict; Required Filings and Consents.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement, approval of the Merger and the other transactions set forth herein (the "Company Voting Proposal") by the Company's stockholders under the DGCL (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Board of Directors of the Company (the "Company Board"), by resolution at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and declared the advisability of this Agreement in accordance with the provisions of the DGCL, (iii) directed that this Agreement, the Merger and the other transactions contemplated hereby be submitted to the stockholders of the Company, according to the terms of this Agreement, for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of all other such matters, and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar law, regulation or other legal requirement that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. None of the foregoing resolutions have been rescinded, modified or withdrawn in any manner except as may be permitted by the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, when executed by the Buyer and the Transitory Subsidiary, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (b)   The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition, in each of the foregoing instances in any material respect, of any mortgage, security interest, pledge, lien, charge or encumbrance ("Liens") on the Company's or any of its Subsidiary's assets under, any of the terms, conditions or provisions of any lease, license, permit, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 3.4(c), conflict with or violate, in any material respect, any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their respective properties or assets.

          (c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a "Governmental Entity") or any stock market or stock exchange on which shares of Company Common Stock are listed for trading is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing with the Securities and Exchange Commission (the "SEC") of the proxy statement to be sent to the stockholders of the Company relating to the adoption of this Agreement by the stockholders of the Company (as amended or supplemented from time to time, the "Proxy Statement") in accordance with the Exchange Act, (iv) filings required under, and compliance with the requirements of, the Securities Act and the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, and (vi) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings necessary, in all material respects, in connection with the transactions contemplated by this Agreement (each of such items from this clause (vi), together with each of the consents, approvals and other authorizations under any of the Company Material Contracts necessary in connection with the transactions contemplated by this Agreement, and such other consents, approvals and authorizations as are otherwise material to the transactions contemplated by this Agreement,collectively, the "Required Consents"). Section 3.4 of the Company Disclosure Schedules sets forth each of the Required Consents.

          (d)   The affirmative vote for adoption of the Company Voting Proposal by the holders of at least a majority of the outstanding shares of Company Capital Stock voting together as a single class (with holders of shares of Company Series A Preferred Stock voting on an "as converted" basis and not as a separate class) on the record date for the meeting of the Company's stockholders (the "Company Meeting") to consider the Company Voting Proposal (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

        3.5.    SEC Filings; Financial Statements; Information Provided; Books and Records.

          (a)   The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2008. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis throughout the periods presented (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, none of which, individually or in the aggregate, shall be material. The consolidated, audited balance sheet of the Company as of December 31, 2009 is referred to herein as the "Company Balance Sheet."

          (c)   The information to be supplied by or on behalf of the Company for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading in light of the circumstances under which they were or shall be made; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Company or should, to the Company's Knowledge, occur, the Company shall, promptly after becoming aware thereof, inform the Buyer of such fact or event.

          (d)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company is in compliance with the applicable listing and other rules and regulations of The Nasdaq Global Market.

          (e)   All accounts, books, ledgers and official and other records maintained by the Company or any Subsidiary of the Company have been properly and accurately kept in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. The Company or a Subsidiary of the Company have under their control or possession all material records, systems, data or information used in the Company's business, and neither the Company nor any Subsidiary of the Company uses any third party provider for records storage in any material respect, except duplicate backup storage tapes which are maintained at a secure location and readily accessible by the Company and the Subsidiaries.

          (f)    The accounts receivable of the Company and its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent in all material respects with past practice (the "Ordinary Course of Business") and, net of any applicable reserves with respect thereto set forth in the Company's books and records and reflected in the Company Balance Sheet, (i) there are no material offsets or credits that may be applied against such accounts receivable and (ii) such accounts receivable are each expected to be paid in accordance with their terms and normal trade practice. All accepted and unfilled orders for the sale of products and the performance of services entered into by the Company and its Subsidiaries have arisen from bona fide transactions in the Ordinary Course of Business, and, since January 1, 2010, no customer has made any claim to return products by reason of alleged overshipments, overfilling of distribution channels, or defective products or otherwise. No customer holds any product with an understanding between it and the Company or any of its Subsidiaries that any such products may, or would, be returnable, except in accordance with the standard return policy of the Company and its Subsidiaries set forth in Section 3.5(f) of the Company Disclosure Schedule.

        3.6.    No Undisclosed Liabilities; Title to Assets and Properties.     Except as disclosed in any Company SEC Report filed on or after December 31, 2008 and prior to May 1, 2010 (the "Filed Company SEC Reports"), other than (i) forward-looking statements set forth in the sections of the Filed Company SEC Reports entitled "Risk Factors" and "Forward Looking Statements" and (ii) financial statements and notes thereto, supplementary historical financial data and selected historical financial data and other presentations of historical financial information contained therein (the Filed Company SEC Reports, other than disclosure in the Filed Company SEC Reports referred to in the foregoing clauses (i) and (ii), the "Specified Company SEC Report Disclosure") or in the Company Balance Sheet and except for liabilities incurred in the Ordinary Course of Business after the date of the Company Balance Sheet or contractual liabilities, as of the date of this Agreement, the Company and its Subsidiaries do not have any material liabilities of any nature required by GAAP to be reflected on a consolidated balance sheet of the Company. The Company or one of its Subsidiaries owns and has good and valid title to, a valid lease for, or a valid license or right to use, each of the tangible assets and tangible properties which it uses or otherwise possesses, and such tangible assets and tangible properties are free of Liens (other than (a) any Lien for Taxes that are not yet due and payable or for Taxes that are being disputed in good faith and by appropriate proceedings, (b) any landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar statutory Lien arising or incurred in the Ordinary Course of Business that does not materially detract from the value or use of the property encumbered thereby, (c) any Lien relating to capitalized lease financings or purchase money financings that have been entered into in the Ordinary Course of Business that does not materially detract from the value or use of the property encumbered thereby, and (d) any minor imperfection of title that does not materially detract from the use of the property encumbered thereby (collectively, "Permitted Liens")) and are adequate for the uses to which they are being put, and are in good condition and repair (ordinary wear and tear excepted).

        3.7.    Absence of Certain Changes or Events.

          (a)   Except as disclosed in the Specified Company SEC Report Disclosure, since the date of the Company Balance Sheet:

              (i)  the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business; and

             (ii)  there has not been (A) a Company Material Adverse Effect or (B) any other action or event that would have required the consent of the Buyer under Section 5.1 of this Agreement (other than paragraphs (b) and (g) of Section 5.1) had such action or event occurred after the date of this Agreement.

          (b)   For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (X) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (Y) the Company's ability to consummate the transactions contemplated by this Agreement; provided, however, that none of the following, or any change, event, circumstance or development arising or resulting from, or related to, any of the following, shall constitute, or shall be considered in determining whether there has occurred, or may, would or could occur, a Company Material Adverse Effect:

              (i)  general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

             (ii)  conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (ii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

            (iii)  conditions (or changes in conditions) in the industries or markets in which the Company operates;

            (iv)  political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world;

             (v)  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

            (vi)  changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof) or that result from any action taken for the purpose of complying with any of the foregoing;

           (vii)  relating to any matter set forth in Section 3.7(b)(vii) of the Company Disclosure Schedule;

          (viii)  the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby;

            (ix)  any actions taken or failure to take action, in each case, to which the Buyer has approved, consented to or requested in writing; or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement (including Section 6.6); or the failure to take any action prohibited by this Agreement;

             (x)  any effect resulting from or relating to the introduction, commercial success, lack of commercial success, side effects or trial results (including adverse events) of any product or product candidate (of a person other than the Company or any of its Subsidiaries) similar to or potentially competitive with any product or product candidate of the Company or any of its Subsidiaries;

            (xi)  any fees or expenses incurred in connection with the transactions contemplated by this Agreement and identified on the Company Disclosure Schedule;

           (xii)  (A) changes in the Company's stock price or the trading volume of the Company's stock by themselves, or (B) any failure by the Company to meet any public estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or (C) any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations except for failures otherwise described by this clause (C) occurring prior to the date hereof to the extent not disclosed to the Buyer prior to the date hereof (but in each case described in any of the foregoing clauses (A), (B) or (C), the underlying cause of such changes or failures may be considered, unless such changes or failures would otherwise be excepted from this definition); and

          (xiii)  any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of or in connection with the transactions contemplated by this Agreement or any action taken by the Company or the Company Board in connection with this Agreement provided, further, however, that any change, event, circumstance, development or effect referred to in clauses (i) through (vi) of this Section 3.7(b) may be taken into account for purposes of each such respective clause if, and only to the extent that, it adversely affects the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to (1) other participants operating in industries in which the Company and its Subsidiaries operate in the case of clause (iii) of this Section 3.7(b), or (2) other participants operating in industries and the affected geography or regulatory jurisdiction in which the Company and its Subsidiaries operate in the case of clauses (i), (ii), (iv), (v) and (vi) of this Section 3.7(b).

        3.8.    Taxes.

          (a)   For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax imposed by any of the foregoing, resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b)   Except as set forth in Section 3.8(c) of the Company Disclosure Schedule: (i) each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects; (ii) all Taxes owed by the Company and its Subsidiaries (whether or not shown on any Tax Returns) for all taxable periods ending on or before the date of the Company Balance Sheet have been paid or are accrued for and reflected on the Company Balance Sheet; (iii) the Company and its Subsidiaries have withheld and remitted all withholding Taxes they were required to withhold on amounts paid to third parties; (iv) no claim has been made in the preceding six years by any Governmental Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction; (v) there are no Liens on any of the assets of the Company or any Subsidiary of the Company that arose in connection with any failure (or alleged failure) to pay any Tax; (vi) the unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the date of the Company Balance Sheet exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such Company Balance Sheet (rather than in any notes thereto); and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns; and (vii) since the date of the most recent consolidated balance sheet filed by the Company with the SEC prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business.

          (c)   The Company has made available to the Buyer correct and complete copies of all income and other material Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 2004. The income Tax Returns and other material Tax Returns of the Company and each of its Subsidiaries have been audited by the Internal Revenue Service (the "IRS") or other applicable Governmental Entity or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.8(c) of the Company Disclosure Schedule. No (i) examination or audit of any Tax Return of the Company or any of its Subsidiaries by any Governmental Entity or (ii) other Tax-related administrative or judicial proceeding with respect to the Company or any of its Subsidiaries is currently in progress or, to the Company's Knowledge, threatened or contemplated.

          (d)   Neither the Company nor any of its Subsidiaries: (i) has been a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (ii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be non-deductible or subject to a material amount of excise or penalty Taxes under Sections 280G, 409A or 4999 of the Code; (iii) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract or otherwise; or (iv) has participated in any "listed transaction" as defined in Treasury Regulation Section 1.6011-4.

          (e)   Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than the group of which the Company is the common parent or (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

          (f)    Neither the Company nor any of its Subsidiaries shall be required (i) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax Law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (ii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, to include any material item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (iii) as a result of any prepaid amount received on or prior to the Closing Date (other than amounts prepaid in the ordinary course of business consistent with past custom and practice), to include any material item of income in taxable income for any taxable period (or portion thereof) ending after the Closing Date, or (iv) to include any material item of income in taxable income as a result of (A) any intercompany transactions occurring at or prior to the Closing or (B) any excess loss account in existence at Closing described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of any state, local or foreign income Tax law).

          (g)   Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361 within the 4 year period ending on the Closing Date.

        3.9.    Owned and Leased Real Properties.

          (a)   Neither the Company nor any of its Subsidiaries owns any real property or has any option or similar interest to acquire any real property.

          (b)   Section 3.9(b) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all material agreements pursuant to which real property is leased, subleased, or licensed to, or used by, the Company or any of its Subsidiaries (collectively "Company Leases") and the location of the premises leased, subleased, or licensed to the Company or its Subsidiaries (collectively, the "Leased Property").

          (c)   The Company or its Subsidiaries, as the case may be, are current with respect to payment of rent and other monetary sums due pursuant to the Company Leases, and neither the Company nor any of its Subsidiaries, nor to the Company's Knowledge, any other party to any Company Lease, is in default, in any material respect, under any of the Company Leases.

          (d)   Neither the Company nor any of its Subsidiaries leases, subleases, or licenses any real property to any person (or lets any person use any real property owned, leased to, or used by the Company and its Subsidiaries) other than the Company and its Subsidiaries.

          (e)   The Company has made available to the Buyer complete and accurate copies of all Company Leases, none of which has been modified, altered or amended in any material respect except in writing and disclosed to Purchaser.

          (f)    To the Company's Knowledge, there are no laws, ordinances, regulations, covenants, conditions or restrictions pertaining to or encumbering the Leased Property which would, in any material way, impair, interfere with or prevent the use of the Leased Property as it is presently being used by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received any written notice of any change contemplated in any applicable laws, ordinances or restrictions, or any judicial or administrative action, or any action by adjacent landowners, which would, in any material respect, prevent, limit or in any manner interfere with the continuing use of the Leased Property as it is presently being used by the Company or any of its Subsidiaries.

          (g)   There are not any pending or, to the Company's Knowledge, threatened condemnation proceeding against all or any portion of the Leased Property and neither the Company nor its Subsidiaries has received written notice of any pending or threatened litigation initiated against all or any portion of the Leased Property.

        3.10.    Intellectual Property.

          (a)    Definitions.    The term "IP" means the following: all U.S. and foreign design, utility, invention, utility model, and industrial design patents and reissues and reexaminations thereof, U.S. and foreign applications for design, utility, invention and utility model patents and divisionals, continuations, and continuations in part of such applications, extensions thereof and patents issuing therefrom (hereinafter collectively referred to as "Patents"), all registered trademarks, service marks, certification marks and applications therefor, business names, trade names, domain names, brand names, brand marks, trade names, trade dress, logos, slogans and other indicia of source (hereinafter collectively referred to as "Trademarks"); all published and unpublished works (hereinafter collectively referred to as "Copyrights"); and all trade secrets, know-how, confidential information, customer lists, recipes, formulae, methods, schematics, technology, computer software programs and applications, and other proprietary or confidential information and materials (hereinafter collectively referred to as "Trade Secrets"). IP owned by third parties shall be referred to herein as "Third Party IP." The term "Licenses" means all licenses or sublicenses of IP rights, in whatever form, granting rights to or from the Company or its Subsidiaries.

          (b)    General Representations and Warranties as to IP.    The Company makes the following representations and warranties:

              (i)  The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (A) any license, sublicense or other agreement relating to any IP that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, or (B) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Third Party IP that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted.

             (ii)  To the Company's Knowledge, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate or constitute a misappropriation of any Third Party IP. Within the 24 months preceding the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written claim or written notice alleging any such infringement, violation or misappropriation.

            (iii)  Section 3.10(b)(iii) of the Company Disclosure Schedule attached hereto sets forth a complete and accurate list of all registered Patents, registered Trademarks, and registered Copyrights and applications for the foregoing that are solely owned by the Company and/or its Subsidiaries (collectively, the "Company Solely-Owned IP"). The Company has the complete and unrestricted power and the unqualified right to transfer, sell, assign and deliver exclusive title to Company Solely-Owned IP to Buyer without the consent of any third party.

            (iv)  Section 3.10(b)(iv) of the Company Disclosure Schedule sets forth a complete and accurate list of all registered Patents, registered Trademarks, and registered Copyrights and applications for the foregoing that are jointly owned by the Company and/or its Subsidiaries, on the one hand, and one or more third parties, on the other hand (collectively, the "Company Jointly-Owned IP"). The Company has the complete and unrestricted power and the unqualified right to transfer, sell, assign and deliver its joint interest in Company Jointly-Owned IP to Buyer. To the extent consent of any third party is necessary to transfer Company Jointly-Owned IP hereunder, the Company has obtained that consent.

             (v)  The Company and/or its Subsidiaries own all right, title and interest in Company Solely-Owned IP. The Company has no Knowledge of any actual challenge to such ownership rights.

            (vi)  The Company and/or its Subsidiaries, on the one hand, and, to the Company's Knowledge, the third parties identified in Section 3.10(b)(iv) of the Company Disclosure Schedule, on the other, together own all right, title and interest in Company Jointly-Owned IP. The Company has no Knowledge of any actual challenge to such ownership rights.

           (vii)  None of the IP transferred by the Company to Buyer herein is subject to any Lien except as identified in Section 3.10(b)(vii) of the Company Disclosure Schedule.

          (c)    Patents.    With respect to the Patents and patent applications listed on Sections 3.10(b)(iii) and 3.10(b)(iv) of the Company Disclosure Schedule (the "Listed Patents"), the Company represents and warrants as follows:

              (i)  To the Company's Knowledge, the inventors named on each of the Listed Patents are the sole and exclusive inventors of such Listed Patents. The Company has no Knowledge of any actual challenge to the inventorship of such Listed Patents.

             (ii)  For each Listed Patent identified on Section 3.10(b)(iii) of the Company Disclosure Schedule, each of the inventors named on such Listed Patent has assigned all of his or her respective right, title and interest to the Company and/or one of its Subsidiaries (or to the Company's or its Subsidiaries' predecessors-in-interest). Such assignments have been duly recorded in the U.S. Patent and Trademark Office or the corresponding office of the foreign country or countries in which such Patents have been filed or granted

            (iii)  For each Listed Patent identified on Section 3.10(b)(iv) of the Company Disclosure Schedule, each of the inventors named on such Listed Patent has assigned all of his or her respective right, title and interest to the Company and/or one of its Subsidiaries (or to the Company's or its Subsidiaries' predecessors-in-interest) or to the third party or parties identified on Section 3.10(b)(iv) of the Company Disclosure Schedule (or to such third parties' predecessors-in-interest). Such assignments have been duly recorded in the U.S. Patent and Trademark Office or the corresponding office of the foreign country or countries in which such Patents have been filed or granted.

            (iv)  For each Listed Patent identified on Section 3.10(b)(iv) of the Company Disclosure Schedule, the Company has secured a written agreement in which any joint owner of such Listed Patent has secured a written agreement in which such joint owner has abandoned the right granted under 35 U.S.C. § 262 allowing that party to refuse to be joined as a plaintiff in litigation related to such Listed Patent.

             (v)  All maintenance, annuity and other fees due for each Listed Patent appearing on Sections 3.10(b)(iii) and (iv) of the Company Disclosure Schedule have been or will be properly and timely paid.

            (vi)  None of the Listed Patents is currently involved in any litigation or other adversarial proceedings in which the infringement, validity or enforceability of any claim of the Patents is at issue, except for the Opposition Proceedings pending with respect to EP Patents 1128816 and 1267839 and except in connection with patent prosecution before the US Patent and Trademark Office and foreign patent offices.

           (vii)  Within the 24 months preceding the date of this Agreement, the Company has not received a written notice alleging that any claim of any Listed Patent is or may be invalid or unenforceable under the laws of the country in which such patent was filed or granted, except for the Opposition Proceedings pending with respect to EP Patents 1128816 and 1267839 and except in connection with patent prosecution before the US Patent and Trademark Office and foreign patent offices.

          (viii)  To the Company's Knowledge, none of the issued claims of any of the Listed Patents is invalid under the laws of the country in which such Listed Patent was granted. Excepted from this representation are the allegations and findings made with respect to EP Patents 1128816 and 1267839 in the Opposition Proceedings referenced in the preceding subparagraph.

            (ix)  To the Company's Knowledge, none of the issued U.S. Listed Patents is unenforceable under applicable U.S. law.

          (d)    Trademarks.    With respect to the Trademarks listed on Sections 3.10(b)(iii) and 3.10(b)(iv) of the Company Disclosure Schedule (the "Listed Trademarks"), the Company warrants and represents as follows:

              (i)  The Company or one its Subsidiaries is the sole and exclusive owner of all such Listed Trademarks.

             (ii)  Each Listed Trademark is and has been continuously used on the goods and services described in the applications for such Listed Trademark, and there are no goods or services described in the applications for such Listed Trademark on which the Listed Trademark is not used.

            (iii)  All post-grant filings and payments required to maintain the Listed Trademarks have been or will be timely made and/or filed.

            (iv)  Within the 24 months preceding the date of this Agreement, the Company has not received a written notice from any third party alleging that any Listed Trademark is invalid or unenforceable.

             (v)  To the Company's Knowledge, there is no reason that any Listed Trademark is invalid or unenforceable under the laws of the country in which such trademark was filed or granted.

            (vi)  None of the Listed Trademarks is currently involved in any litigation or adversarial proceedings in which the infringement, validity or enforceability of any of the Listed Trademarks is at issue.

           (vii)  The Company has no Knowledge of any allegation by any third party that the use of the trademarks infringes upon any Third Party IP.

          (e)    Trade Secrets.

              (i)  The Company and its Subsidiaries have undertaken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their Trade Secrets.

             (ii)  The Company and its Subsidiaries have agreements with each of their employees and consultants requiring such employees and consultants to assign Trade Secrets and inventions to the Company and to maintain all confidential information of the Company in confidence.

            (iii)  None of the Company's Trade Secrets is currently involved in any litigation or adversarial proceeding in which the validity, infringement or enforceability of any of the Trade Secrets is at issue.

          (f)    Copyrights.    With respect to all copyrightable or copyrighted works that are material to the business of the Company or its Subsidiaries, taken as a whole, as currently conducted (the "Material Copyrights"), the Company represents and warrants as follows:

              (i)  The Company or its Subsidiaries are the sole and exclusive (or joint) owner of the Material Copyrights for such works or have a valid and subsisting license that grants the Company or its Subsidiaries all rights necessary to utilize such works in the conduct of their business as currently conducted.

             (ii)  The Company has written work-for-hire agreements or agreements to assign in place with all of its employees and contractors that transfer ownership of all copyrightable works made for the Company to the Company.

          (g)    Licenses.

              (i)  Section 3.10(g)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all Licenses to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Third Party IP that is material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, excluding generally commercially available, off-the-shelf software programs.

             (ii)  Section 3.10(g)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all Licenses to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries has licensed any Company Solely-Owned IP to any third party.

            (iii)  With respect to all Licenses listed in Section 3.10(g)(i) or 3.10(g)(ii) of the Company Disclosure Schedule, the Company represents and warrants as follows:

      (A)
      To the Company's Knowledge, each such License is in full force and effect against the third party or parties to such License in all material respects, except to the extent it has previously expired in accordance with its terms.

      (B)
      The Company or a Subsidiary of the Company (as applicable) has performed all of its material obligations (except those that have not yet become due) under, and none of the Company nor any of its Subsidiaries is in material violation of or in material default under, any such License.

      (C)
      Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any other parties to any such Licenses have transferred their rights under said Licenses.

      (D)
      There are no disputes as to the enforceability of any such Licenses or the Company's compliance with the terms of such Licenses.

        3.11.    Contracts.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all contracts, agreements, instruments and any other arrangements (written or oral) to which the Company or any of its Subsidiaries is a party (or which is otherwise binding on the Company or any of its Subsidiaries) as of the date of this Agreement with respect to any of the following (each such contract, agreement, instrument and other arrangement, collectively, the "Company Material Contracts"): (i) in which the Company and/or its Subsidiaries will spend or receive (or are expected to spend or receive) more than $150,000 during the current fiscal year or during any future fiscal year, (ii) where any non-competition or other provision prohibits or otherwise restricts, in any material way, the Company or any of its Subsidiaries or any of their respective businesses from freely engaging in any business activity anywhere in the world, (iii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries, (iv) any employment or consulting agreement with any executive officer or other employee of the Company or any of its Subsidiaries or member of the Company Board earning an annual salary from the Company and its Subsidiaries in excess of $150,000, other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days' notice without material liability or financial obligation to the Company or any of its Subsidiaries, (v) any indebtedness owed by the Company or any of its Subsidiaries (other than such indebtedness owed to the Company or any of its Subsidiaries), any loan made to the Company or any of its Subsidiaries (other any such loan made by the Company or any of its Subsidiaries), (vi) any guarantee by the Company or any of its Subsidiaries of any obligation owed by another person or entity (other than the Company or any of its Subsidiaries), (vii) any indemnification obligation of the Company or any of its Subsidiaries of any obligation owed by another person or entity (other than the Company or any of its Subsidiaries), (viii) the establishment or operation of a partnership, joint venture, alliance or other formalized participation arrangement, (ix) any power of attorney or similar instrument granted by the Company or any of its Subsidiaries (other than any customs power of attorney granted in the Ordinary Course of Business), (x) any grant by the Company or any of its Subsidiaries of "most favored nation" pricing provisions with respect to the purchase of any products, (xi) any hedging agreement or other financial agreement or arrangement designed to protect against fluctuations in commodities prices or exchange rates or (xii) any arrangement with respect to the return or warranty of products of the Company outside of generally applicable policies. The Company has made available to the Buyer a complete and accurate copy of each of the Company Material Contracts.

          (b)   Each Company Material Contract is in full force and effect against the Company and any of its Subsidiaries party thereto and, to the Company's Knowledge, each other party thereto, in all material respects, except to the extent it has previously expired in accordance with its terms. The Company or a Subsidiary of the Company (as applicable) has performed all of its material obligations (except those that have not yet become due) under, and none of the Company nor any of its Subsidiaries is in material violation of or in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a material violation of or material default under) any Company Material Contract. To the Company's Knowledge, each other party to any Company Material Contract has performed all of its material obligations (except those that have not yet become due) under, and none of such other parties is in material violation of or in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a material violation of or material default under) any Company Material Contract.

          (c)   Except as disclosed in the Specified Company SEC Report Disclosure, neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the

  Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

        3.12.    Litigation; Investigations.     Except as disclosed in the Specified Company SEC Report Disclosure, there is no litigation, action, suit, proceeding, claim, arbitration, mediation, investigation, subpoena or inquiry pending or, to the Company's Knowledge, threatened, by any Governmental Entity or any other third party, nor to the Company's Knowledge has there occurred any event or does there exist any condition on the basis of which any material litigation, action, suit, proceeding, claim, arbitration, mediation, investigation, subpoena or inquiry is reasonably likely to be instituted by any such person or entity, (i) against the Company or any of its Subsidiaries or any of their respective assets, (ii) with respect to any of the products or product candidates of the Company or any of its Subsidiaries, relating to any product liability, injury or harm, product misuse or off-label selling or distribution, or otherwise, or (iii) with respect to this Agreement or any of the transactions contemplated hereby. There are no judgments, writs, orders, rulings, injunctions, decisions or decrees of any Governmental Entity, or other entity or person, outstanding against the Company or any of its Subsidiaries, any of their respective businesses or operations, or any of their respective assets or with respect to any of the products or product candidates of the Company or any Subsidiary of the Company. There has not been since January 1, 2005, nor are there currently, any internal investigations or inquiries being conducted by the Company, any Subsidiary of the Company, any of their respective Boards of Directors or other equivalent management bodies, or, to the Company's Knowledge, any third party or Governmental Entity, concerning any financial, accounting, tax, reporting, conflict of interest, self dealing, illegality, fraudulent or deceptive conduct or other misfeasance or malfeasance matters by the Company, any of its Subsidiaries, or any of their respective employees or individual independent contractors.

        3.13.    Environmental Matters.     Except as disclosed in the Specified Company SEC Report Disclosure, the Company and each of its Subsidiaries is in compliance, in all material respects, with all applicable Environment Laws and neither the Company nor any of its Subsidiaries has received any written notice alleging any of them is not in compliance with applicable Environmental Laws. For purposes of this Agreement, the term "Environmental Law" means any law, regulation, order, decree or permit requirement of any governmental jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (ii) the handling, use, storage, treatment, transport, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor or wetlands protection. For purposes of this Agreement, the term "Hazardous Substance" means: (i) any substance that is regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law; or (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive materials or radon. The parties agree that the only representations and warranties of the Company in this Agreement as to any environmental matters or any other obligation or liability with respect to Hazardous Substances or materials of environmental concern are those contained in this Section 3.13. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 3.15 and 3.16 do not relate to environmental matters.

        3.14.    Employee Benefit Plans.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company's Subsidiaries or any of their ERISA Affiliates with respect to operations in the United States (together, the "U.S. Employee Plans") and operations outside the United States (the "Foreign Employee Plans," and together with the U.S. Employee Plans, the "Company Employee Plans"). For purposes of this Agreement, the following terms shall have the following meanings: (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation of more than one person, including pensions, retirement benefits, insurance coverage, severance benefits, health, life or disability benefits, deferred compensation, bonuses, stock options, stock purchase, restricted stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or an ERISA Affiliate; (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and (iii) "ERISA Affiliate" means any entity which is a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary of the Company.

          (b)   With respect to each Company Employee Plan, the Company has made available to the Buyer a complete and accurate copy of (i) the plan documents currently in effect; (ii) the most recent annual report (Form 5500) filed with the IRS, if any; and (iii) each trust agreement, group annuity contract, funding agreement and summary plan description, if any, relating to such Company Employee Plan.

          (c)   Each U.S. Employee Plan has been and is being administered in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms in all material respects. Each Foreign Employee Plan has been and is being administered in accordance with all applicable laws and the regulations and in accordance with its terms in all material respects.

          (d)   All U.S. Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination or opinion letters from the IRS to the effect that such U.S. Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened.

          (e)   Neither the Company, any of the Company's Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan that was subject to Section 412 of the Code or Title IV of ERISA, or otherwise incurred any current or potential liability under Title IV of ERISA; or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f)    Except as disclosed in the Specified Company SEC Report Disclosure, neither the Company nor any of its Subsidiaries is a party to any: (i) agreement, practice or policy with or applicable to any stockholder, director, officer or employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement; (B) providing any term of employment or compensation guarantee; or (C) providing severance benefits or other benefits after the termination of employment of such director, officer or employee; or (ii) agreement or plan binding the Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

          (g)   None of the Company Employee Plans promises or provides retiree or other post-employment medical, insurance or other welfare benefits to any person, except as required by (i) Sections 601 through 607 of ERISA and Section 4975 of the Code with respect to the U.S. Employee Plans; and (ii) applicable statutes with respect to the Foreign Employee Plans.

          (h)   With respect to each Company Employee Plan, all required premium payments, contributions, distributions, reimbursements and accruals for all periods (or partial periods) ending prior to or as of the Closing Date have been made or properly accrued through the date hereof. None of the Company Employee Plans has any material unfunded liabilities.

          (i)    No action, suit, proceeding, hearing, audit or investigation with respect to any Company Employee Plan (other than routine claims for benefits) is pending or, to the Company's Knowledge, threatened.

        3.15.    Compliance With Laws.     Except as disclosed in the Specified Company SEC Report Disclosure:

          (a)   the Company and each of its Subsidiaries (i) is in compliance in all material respects with, is not in material violation of, and, since January 1, 2007, has not received any written notice alleging any material violation (or inquiry regarding any possible material violation) with respect to, any applicable statute, law, regulation or other legal requirement with respect to the conduct of its business, or the ownership or operation of its properties or assets and (ii) manufactures, labels, ships, sells, markets and distributes each of its respective products in compliance in all material respects with all applicable approvals, procedures, requirements, restrictions and limitations, including with respect to production, use, care, storage, packaging, labeling, sale and distribution;

          (b)   each of the products that is currently being commercially distributed by the Company or any of its Subsidiaries is being, and at all times has been, developed, tested, manufactured, labeled, stored, sold, distributed or otherwise introduced into commerce, as applicable, in compliance, in all material respects, with the Federal Food, Drug and Cosmetic Act and applicable regulations and other requirements issued by the United States Food and Drug Administration (the "FDA") and all other applicable laws or legal requirements;

          (c)   neither the Company nor any of its Subsidiaries, nor, to the Company's Knowledge, any of their respective directors, officers, employees agents or distributors has, at any time since January 1, 2007, violated any provision of the U.S. Foreign Corrupt Practices Act of 1977;

          (d)   to the Company's Knowledge, the clinical trials conducted by the Company or its Subsidiaries were, and if still pending, are, being conducted in all material respects in compliance with all clinical protocols and applicable requirements of the FDA and equivalent regulatory authorities in the European Union;

          (e)   as of the date of this Agreement, neither the Company nor any of its Subsidiaries is subject to any investigation that is pending and of which the Company has been notified or, to the Company's Knowledge, which has been threatened, in each case by (i) the FDA, (ii) the Department of Health and Human Services Office of Inspector General or Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b) or the Federal False Claims Act (31 U.S.C. Section 3729), or (iii) any equivalent statute of the European Union;

          (f)    between January 1, 2007 and the date of this Agreement, neither the Company nor any of its Subsidiaries has initiated, conducted, or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, "dear doctor" letter, investigator notice or other notice or action relating to an alleged lack of safety or efficacy of any product or product candidate; and

          (g)   each of the Company and its Subsidiaries has complied, in all material respects, with all applicable export control laws, including those administered by the U.S. Department of Commerce and the U.S. Department of State, and applicable asset control laws, including those administered by the U.S. Department of the Treasury.

        3.16.    Permits.     The Company and each of its Subsidiaries have all material permits, licenses, variances, exemptions, orders, franchises or other approvals from Governmental Entities required to conduct their businesses as now being conducted (the "Company Permits"). The Company and each of its Subsidiaries are in compliance, in all material respects, with the terms of the Company Permits.

        3.17.    Labor Matters.

          (a)   Section 3.17 of the Company Disclosure Schedule contains a list as of the date of this Agreement of all employees of the Company and each of its Subsidiaries, along with the position and the current annual rate of base compensation and prior year's annual bonus of each such person.

          (b)   With respect to any employees or individual independent contractors of the Company or any of its Subsidiaries: (i) neither the Company nor any of its Subsidiaries is subject to any collective bargaining agreements with respect to its employees, and there are no employment contracts or severance agreements, policies or practices between the Company or any of its Subsidiaries and their employees (other than oral employment agreements that are terminable at will by the Company or its Subsidiaries without continuing liability to the Company or its Subsidiaries); (ii) there are no material written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries; (iii) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, vacation and leave, employment termination and occupational safety and health ("Employment Laws"), and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (iv) no charges with respect to or relating to the Company or any of its Subsidiaries are pending before any Governmental Entity responsible for the prevention of unlawful employment practices; (v) to the Company's Knowledge, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and the Subsidiaries and, to the Company's Knowledge, no such investigation is in progress; and (vi) to the Company's Knowledge, there are no complaints, controversies, lawsuits or other proceedings pending or threatened that allege breach of any express or implied contract of employment, violation of any law or regulation governing employment, discriminatory hiring or termination of employees or tortious conduct in connection with the employment relationship.

          (c)   Neither the Company nor any of its Subsidiaries is the subject of any proceeding seeking to compel it to bargain with any labor union or labor organization. There are no pending or, to the Company's Knowledge, threatened labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries.

        3.18.    Insurance.     Each of the Company and its Subsidiaries maintains insurance policies with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 3.18 of the Company Disclosure Schedule sets forth a list of all policies of insurance maintained by the Company or any of its Subsidiaries, the type of the coverage provided, the amount of such coverage and deductibles for each policy.

        3.19.    Product Warranty, Liability and Supply.     (a) The products and product candidates developed, manufactured, sold, licensed, distributed or delivered by the Company or any of its Subsidiaries have each been developed, manufactured, sold, licensed, distributed and delivered in conformity in all material respects with all contractual commitments and all warranties to which such products are subject, and such warranties have not deviated in any material respects from the standard warranty which has been delivered to the Buyer, (b) none of the Company or any of its Subsidiaries has any material liability (or reasonable likelihood of material liability), and to the Company's Knowledge, there is no basis for any reasonable likelihood of material liability against the Company or any of its Subsidiaries (or any other person or entity in the distribution channel) arising out of any injury or harm to individuals as a result of the use of any of such products, and (c) during the twelve-month period ending on the date hereof, there has not been any material interruption in the provision of any of such products to any distribution channels or customers.

        3.20.    Opinion of Financial Advisor.     The financial advisor of the Company, J.P. Morgan Securities Inc., has delivered to the Company an opinion dated the date of this Agreement to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

        3.21.    Section 203 of the DGCL.     The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203) shall not apply to the execution, delivery or performance of this Agreement, the Stockholder and Voting Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholder and Voting Agreement. No other state or foreign anti-takeover statute applies to the Company as a result of the transactions contemplated hereby, including the Merger.

        3.22.    Brokers.     No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except J.P. Morgan Securities Inc., whose fees and expenses shall be paid by the Company. The Company has made available to the Buyer a complete and accurate copy of all agreements pursuant to which J.P. Morgan Securities Inc. is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

        3.23.    No Other Information.     The Company acknowledges and agrees that the Buyer and the Transitory Subsidiary make no representations or warranties as to any matter whatsoever except as expressly set forth in Article IV of this Agreement. The representations and warranties set forth in Article IV of this Agreement are made solely by the Buyer and the Transitory Subsidiary, and no Representative of either of such entities shall have any responsibility or liability related or with respect thereto, except in the case of fraud or intentional misrepresentation.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
TRANSITORY SUBSIDIARY

        The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct as of the date hereof except as set forth herein or in the disclosure schedule delivered by the Buyer and the Transitory Subsidiary to the Company and dated as of the date of this Agreement (the "Buyer Disclosure Schedule").

        4.1.    Organization, Standing and Power.     Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and, where applicable as a legal concept, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities, in any material respect, makes such qualification necessary.

        4.2.    Authority; No Conflict; Required Filings and Consents.

          (a)   Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary. This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and, when executed by the Company, constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer's or the Transitory Subsidiary's assets under, any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clauses (i) and (ii) of Section 4.2(c), conflict with or violate, in any material respect, any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their respective properties or assets.

          (c)   No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of Buyer Common Stock are listed for trading is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the pre-merger notification requirements under the HSR Act, and (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business.

          (d)   No vote of the holders of any class or series of the Buyer's capital stock or other securities is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

        4.3.    Information in the Proxy Statement.     The information to be supplied by the Buyer for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make information supplied by the Buyer for inclusion in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier information supplied by the Buyer for use by the Company with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Company Meeting any fact or event relating to the Buyer or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement is discovered by the Buyer or occurs, the Buyer shall, promptly after becoming aware thereof, inform the Company of such fact or event.

        4.4.    Operations of the Transitory Subsidiary.     The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        4.5.    Ownership of Company Capital Stock.     None of the Parent or any of the Parent's "Affiliates" or "Associates" directly or indirectly "owns," and at all times during the three-year period prior to the date of this Agreement, none of the Parent or any of the Parent's "Affiliates" or "Associates" directly or indirectly has "owned," beneficially or otherwise, any of the outstanding Company Common Stock, as those terms are defined in Section 203 of the DGCL.

        4.6.    Financing.

          (a)   No later than the second (2nd) Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), and at all times thereafter until the earlier of the Closing or the termination of this Agreement pursuant to Article VIII, the Buyer and the Transitory Subsidiary will have sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger.

          (b)   The Buyer has delivered to the Company a true and complete copy of a fully executed commitment letter (the "Debt Commitment Letter"), dated as of the date hereof, from Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (such institutions, the "Arrangers"). Pursuant to the Debt Commitment Letter and subject to the terms and conditions contained therein (including the exhibits thereto), the Arrangers have committed to provide $125,000,000 in aggregate principal amount of debt financing for the purposes set forth therein (the "Financing") to the Buyer at the Effective Time (the "Debt Commitment"). The obligations to fund the full amount of the Financing under the Debt Commitment Letter are not subject to any condition precedents other than those expressly set forth in the Debt Commitment Letter. As of the date hereof, (i) no event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default) on the part of the Buyer under the Debt Commitment Letter or, to the knowledge of the Buyer, any other party to the Debt Commitment Letter, and (ii) subject to the Company's compliance with its obligations under this Agreement, the Buyer does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing or any other funds necessary to pay the Aggregate Merger Consideration and to make all other necessary payments by the Buyer in connection with the Merger, including the payment of all fees and expenses reasonably expected to be incurred by the Buyer in connection with the transactions contemplated by this Agreement, will not be available to the Buyer on the Closing Date. As of the date hereof, the Debt Commitment Letter is in full force and effect and constitutes the legal, valid and binding obligation, according to its terms, of each of the Buyer and, to the Buyer's knowledge, the other parties thereto, subject to the Bankruptcy and Equity Exception. The Debt Commitment Letter has not been amended, restated or otherwise modified or waived on the part of the Buyer prior to the date of this Agreement, the respective commitments contained in the Debt Commitment Letter have not, to the knowledge of the Buyer, been withdrawn, modified or rescinded in any respect prior to the date of this Agreement, and the financing and other fees that are due and payable on or before the date of this Agreement under the Debt Commitment Letter have been paid in full. Subject to the terms and conditions of the Debt Commitment Letter, the net funds contemplated to be received pursuant to the Debt Commitment Letter, together with other financial resources of the Buyer, including cash on hand on the Closing Date, will be sufficient to pay the Aggregate Merger Consideration and to make all other necessary payments by the Buyer in connection with the Merger, including the payment of all fees and expenses reasonably expected to be incurred by the Buyer, in connection the transactions contemplated by this Agreement.

        4.7.    Solvency.     Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer and the Surviving Corporation shall be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer and the Surviving Corporation shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer or the Surviving Corporation.

        4.8.    No Other Information.     Each of the Buyer and the Transitory Subsidiary acknowledges and agrees that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III of this Agreement. The representations and warranties set forth in Article III of this Agreement are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related or with respect thereto, except in the case of fraud or intentional misrepresentation.

        4.9.    Access to Information; Disclaimer.     Each of the Buyer and the Transitory Subsidiary acknowledges and agrees that it (a) has had an opportunity to discuss the business and affairs of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the electronic dataroom maintained by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed.

ARTICLE V.

CONDUCT OF BUSINESS

        5.1.    Covenants of the Company.     Except as expressly provided or permitted herein (including, for the avoidance of doubt, Sections 6.12 through 6.15), as set forth in Section 5.1 of the Company Disclosure Schedule or as consented to in writing by the Buyer, during the period commencing on the date of this Agreement and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Company shall, and shall cause each of its Subsidiaries to, use all commercially reasonable efforts to act and carry on its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as expressly provided or permitted herein (including, for the avoidance of doubt, Sections 6.12 through

6.15) or as set forth in Section 5.1 of the Company Disclosure Schedule, during the Pre-Closing Period the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer:

          (a)   (i)    declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent or (B) dividends paid in cash (but not in shares of Company Capital Stock) pursuant to the terms of that certain Certificate of Designations, Preferences and Rights of Series A Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on November 9, 2004) (the details of such dividends are set forth on Section 5.1(a) of the Company Disclosure Statement), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, except, in the case of this clause (iii), for the acquisition of shares of (A) Company Common Stock (1) in full or partial payment of the exercise price and any applicable Taxes pursuant to the exercise, vesting or settlement of Company Stock Options or Restricted Shares, (2) pursuant to the forfeiture of Company Stock Options or Restricted Shares, (3) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of services to the Company or any of its Subsidiaries (and with respect to which advance notice will be provided to the Buyer), or as otherwise provided for in this Agreement or (B) shares of Series A Preferred Stock redeemed pursuant to the terms of the Company's Certificate of Incorporation as it exists as of the date hereof;

          (b)   except as permitted by Section 5.1(j), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock or the exercise of Company Stock Options granted under a Company Stock Plan or pursuant to the Company ESPP);

          (c)   amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (d)   acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets outside of the Ordinary Course of Business, or any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and raw materials in the Ordinary Course of Business;

          (e)   sell, lease, license, pledge, or otherwise dispose of or encumber any material properties or material assets of the Company or of any of its Subsidiaries other than in the Ordinary Course of Business;

          (f)    adopt or implement any stockholder rights or similar plan or any other plan, arrangement or agreement which is intended to have, or may have, effects similar thereto;

          (g)   (i)    incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than with prior written notice to the Buyer (A) in connection with the financing of trade receivables in the Ordinary Course of Business, (B) letters of credit or similar arrangements issued to or for the benefit of suppliers and manufacturers in the Ordinary Course of Business and (C) pursuant to existing credit facilities in the Ordinary Course of Business), (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person (other than the Company or any of its Subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than the Company or any of its Subsidiaries, provided, however, that the Company may, in the Ordinary Course of Business, invest in SEC-registered money market funds and highly liquid debt securities with a maturity date of not more than 90 days, or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

          (h)   make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $100,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, other than as set forth in the Company's budget for capital expenditures previously made available to the Buyer or the specific capital expenditures disclosed in Section 3.7 of the Company Disclosure Schedule;

          (i)    make any change in accounting methods, principles or practices, except insofar as may be required by a change in GAAP occurring after the date hereof and accompanied by prior written notice to the Buyer;

          (j)    except as required to comply with applicable law, this Agreement or other agreements, plans or arrangements existing on the date hereof and disclosed to the Buyer and except for the payment of the annual bonuses and commissions to employees for the Company's 2010 fiscal year set forth in Section 5.1(j)(i) of the Company Disclosure Schedule (and in each of the foregoing instances accompanied by prior written notice to the Buyer), (i) adopt, enter into, terminate or amend any employment, severance or similar agreement or material benefit plan for the benefit or welfare of any current or former director, officer or employee or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, agree to pay penalty or excise Taxes imposed on, or pay any bonus (excluding, for the avoidance of doubt, sales commissions paid in the Ordinary Course of Business) to, any director, officer or employee (except for annual increases of salaries in the Ordinary Course of Business pursuant to the policy set forth in Section 5.1(j)(ii) of the Company Disclosure Schedule) or (iii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding Company Stock Options or Restricted Share awards, other than as contemplated by this Agreement;

          (k)   acquire, lease or open any facility or office;

          (l)    fail to make when due any filing with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (m)  pay, discharge or satisfy any material claim, material liability or material obligation (whether absolute, accrued, contingent or otherwise), other than in connection with (i) the payment, discharge or satisfaction of any such claim, liability or obligation in the Ordinary Course of Business, (ii) and with prior written notice to the Buyer, the settlement of claims that do not require a monetary payment in excess of $100,000 or contain material restrictions on the Company, any Subsidiary of the Company or any of their respective businesses, or (iii) claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Company Balance Sheet;

          (n)   permit to be cancelled or terminated, without all commercially reasonable efforts to maintain coverage, or cancel or terminate any insurance policy maintained by it, or otherwise fail to maintain such insurance at not less than current levels;

          (o)   (i)    modify or amend in any material respect or terminate any of the Company Material Contracts, other than in the Ordinary Course of Business (accompanied by prior written notice to the Buyer), (ii) expressly waive, release or assign any material rights or claims under any of the Company Material Contracts, other than in the Ordinary Course of Business (accompanied by prior written notice to the Buyer) or (iii) enter into any contract, agreement, instrument or any other arrangement (whether written or oral) which would be a Company Material Contract;

          (p)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

          (q)   take any action with the knowledge that such action (i) could reasonably by expected to result in any of the conditions set forth in Article VII not being satisfied, or would make any representation or warranty in Article III inaccurate such that the condition set forth in Section 7.2(a) would not be satisfied at, or as of any time prior to, the Effective Time, or (ii) would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

          (r)   except in the Ordinary Course of Business (accompanied by prior written notice to the Buyer), commence any litigation or other proceeding or seek a judicial order or decree or settle any litigation or other proceeding, it being understood that any settlement involving the payment by or on behalf of the Company or any Subsidiary in excess of $100,000 is not in the Ordinary Course of Business; or

          (s)   authorize, agree in writing or otherwise commit to take any of the actions described in this Section 5.1.

        5.2.    Confidentiality.     The parties acknowledge that the Buyer and the Company have previously executed a confidentiality agreement, dated as of January 8, 2010 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein.

        5.3.    Conduct of Business by the Buyer and the Transitory Subsidiary Pending the Merger.     The Buyer and the Transitory Subsidiary agree that, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, they shall not, directly or indirectly, without the prior written consent of the Company, take or cause to be taken any action that could be expected to materially delay, impair or prevent the consummation of the transactions contemplated by this Agreement, or propose, or announce an intention or enter into any agreement to take any such action.

        5.4.    Financing.

          (a)   The Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions, in all material respects, described in the Debt Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letter, (ii) negotiate definitive agreements with respect to the Financing on terms and conditions, in all material respects, contemplated by the Debt Commitment Letter and execute and deliver to the Company a copy thereof concurrently with such execution, (iii) satisfy on a timely basis all conditions applicable to the Buyer in the Debt Commitment Letter that are within its control and comply with its obligations thereunder, (iv) enforce its rights under the Debt Commitment Letter in the event of a breach by the lenders or the other persons providing such Financing that would reasonably be expected to prevent, impede or delay the Closing, including seeking specific performance of the lenders or the other persons providing such Financing thereunder. In the event that all conditions to the Debt Commitment Letter have been satisfied or, upon funding, will be satisfied, the Buyer shall use its reasonable best efforts to cause the lenders and the other persons providing such Financing to fund on the Closing Date the Financing (including by seeking specific performance to cause such lenders and the other persons who have committed to provide such Financing to fund such Financing). The Buyer shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of its rights under, the Debt Commitment Letter and/or substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources; provided that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Debt Commitment Letter that amends the Financing and/or substitution of all or any portion of the Financing (each, an "Alternative Financing") shall not (A) expand upon the conditions precedent or contingencies to the Financing as set forth in the Debt Commitment Letter in any material way or (B) prevent, impede or delay, in any material respect, the consummation of the Merger and the other transactions contemplated by this Agreement. The Buyer shall be permitted to reduce the amount of the Financing under the Debt Commitment Letter in its reasonable discretion; provided that the Buyer shall not reduce the Financing to an amount committed below the amount that is required to pay, together with other financial resources of the Buyer, including cash on hand on the Closing Date, the Aggregate Merger Consideration and to make all other necessary payments by the Buyer in connection with the Acquisition, including the payment of all fees and expenses reasonably expected to be incurred by the Buyer in connection with the transactions contemplated by this Agreement (the "Required Financing Amount"), and provided further that such reduction shall not (x) expand upon the conditions precedent or contingencies to the Financing as set forth in the Debt Commitment Letter in any material way or (y) prevent or impede or delay, in any material respect, the consummation of the Acquisition and the other transactions contemplated by this Agreement. If any portion of the Financing becomes unavailable or the Buyer becomes aware of any event or circumstance that makes any portion of the Financing unavailable, in each case, according to the material terms and conditions contemplated in the Debt Commitment Letter and such portion is reasonably required to fund the Aggregate Merger Consideration, the Buyer shall use its reasonable best efforts to arrange and obtain one or more Alternative Financings in an amount greater than or equal to the Required Financing Amount as promptly as practicable following the occurrence of such event. The Buyer shall give the Company prompt oral and written notice (but in any event not later than two (2) Business Days after the occurrence) of any material breach by any party to the Debt Commitment Letter or of any material condition not likely to be satisfied, in each case, of which the Buyer becomes aware, or any termination of the Debt Commitment Letter. The Buyer shall keep the Company reasonably informed in all material respects of the status of its efforts to arrange the Financing.

          (b)   The Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to cooperate with reasonable requests by the Buyer in its efforts to consummate the Financing or any Alternative Financing.

 ARTICLE VI.

ADDITIONAL AGREEMENTS

        6.1.    Solicitation Agreements.

          (a)    Solicitation Period.    Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 pm (Eastern time) on the date that is thirty (30) calendar days from the date hereof (such date, the "No-Shop Start Date"), the Company and its Representatives may directly or indirectly: (i) initiate, solicit or encourage the submission of Acquisition Proposals from one or more persons, including by way of providing access to non-public information pursuant to the prior execution of a confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement; provided, that the Company shall simultaneously provide to the Buyer any non-public information concerning the Company that is provided to any such person or its Representatives which was not previously provided to the Buyer; and (ii) participate in discussions or negotiations regarding, and take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal.

          (b)    No Solicitation or Negotiation.    Subject to the provisions of this Section 6.1, following the No-Shop Start Date, the Company shall immediately cease or cause to be terminated any activities that would otherwise be a violation of the restrictions set forth in this subsection (b) conducted theretofore by the Company or its Representatives with respect to any Acquisition Proposal; provided, however that notwithstanding such restrictions the Company may continue discussions or negotiations with any person pursuant to and in accordance with this Section 6.1 that has made an Acquisition Proposal on or prior to the No-Shop Start Date if the Company's Board of Directors determines in good faith (after consultation with outside counsel and financial advisors) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal. Except as set forth in this Section 6.1, until the termination of this Agreement in accordance with the terms hereof (the "Specified Time"), none of the Company nor any of its Subsidiaries shall, and the Company shall use all commercially reasonable efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, "Representatives") not to, directly or indirectly:

              (i)  solicit, initiate, seek, knowingly encourage, knowingly facilitate, knowingly support or respond to any inquiries or requests for any information with respect to, or the making, announcement or submission of, any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

             (ii)  engage, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal. Notwithstanding anything to the contrary set forth in this Agreement, in response to an Acquisition Proposal that did not result from a breach of this Section 6.1, and subject to compliance with Section 6.1(c), the Company may (A) furnish information with respect to the Company to any person (and the Representatives of such person) making an Acquisition Proposal that the Company Board first determines in good faith (after consultation with outside counsel and its financial advisors) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, pursuant to a confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement and (B) engage in discussions or negotiations (including solicitation of a revised Acquisition Proposal) with such person and its Representatives regarding any such Acquisition Proposal, and amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock (a copy of which was provided to the

    Buyer prior to the execution of this Agreement). The parties agree that any violation of the terms of this Section 6.1 by any of the Representatives shall be deemed to be a breach of this Section 6.1 by the Company and its Subsidiaries.

          (c)    No Change in Recommendation or Alternative Acquisition Agreement.    Prior to the Specified Time, the Company Board shall not:

              (i)  except as set forth in this Section 6.1, withhold, withdraw or modify, in a manner adverse to the Buyer or to the approval of the transactions contemplated by this Agreement, the approval or recommendation by the Company Board with respect to the Company Voting Proposal;

             (ii)  cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (an "Alternative Acquisition Agreement") providing for the consummation of a transaction contemplated by any Superior Proposal (other than a confidentiality agreement referred to in Sections 6.1(a) or 6.1(b) entered into in compliance with this Section 6.1); or

            (iii)  except as set forth in this Section 6.1, adopt, approve or recommend any Acquisition Proposal.

  Notwithstanding anything to the contrary set forth in this Agreement, the Company Board may withhold, withdraw or modify its recommendation with respect to the Company Voting Proposal or approve or recommend any Acquisition Proposal if the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations to the stockholders of the Company under applicable law and

      (A)
      the Company Stockholder Approval has not been obtained;

      (B)
      the Company shall have provided two Business Days prior notice to the Buyer that the Company Board intends to effect a change to its recommendation with respect to the Company Voting Proposal, and detailing the manner in which it intends to do so; and

      (C)
      the Company shall have complied in all material respects with the provisions of this Section 6.1.

  Without limiting the foregoing, the Company Board may only withhold, withdraw or modify its recommendation with respect to the Company Voting Proposal in response to an Acquisition Proposal or approve or recommend any Acquisition Proposal other than the Merger and the transactions contemplated hereby if (x) such Acquisition Proposal has not been withdrawn and (y) the Buyer shall not have, within two Business Days of receipt of the notice referenced in clause (B) above, made an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with outside counsel and its financial advisors) to be at least as favorable to the stockholders of the Company as such Acquisition Proposal (including taking into account the termination fee payable by the Company pursuant to Section 8.3(b)), it being agreed that the Company Board shall convene a meeting to consider any such offer made by the Buyer promptly after the receipt thereof (and in any event prior to taking any of the actions set forth above in this subsection).

          (d)    Notices to the Buyer.    The Company shall promptly (and in any event within one Business Day) advise the Buyer orally, with written confirmation to follow, of the Company's receipt of any written Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal (including the material details relating to the financing thereof) and the identity of the person making any such Acquisition Proposal. Additionally, the Company shall, contemporaneously with furnishing any information to such party, provide copies of all such information to the Buyer, to the extent such information has not been previously provided to the Buyer.

          (e)    Certain Permitted Disclosure.    Nothing contained in this Section 6.1 or in Section 6.5 (or elsewhere in this Agreement) shall prohibit the Company, any of its Subsidiaries or the Company Board from taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, in the case of an Acquisition Proposal, the Company Board shall not effect a change of its approval and recommendation with respect to the Company Voting Proposal, except in accordance with the applicable terms in this Section 6.1.

          (f)    Definitions.    For purposes of this Agreement:

          "Acquisition Proposal" means any bona fide written (i) proposal or offer for a merger, consolidation, dissolution, tender offer, recapitalization, share exchange or other business combination involving the Company (other than any such transaction (x) involving solely the Company and one or more of its Subsidiaries or (y) that, if consummated, would not result in any person or "group", within the meaning of Section 13(d) of the Exchange Act, owning 20% or more of the outstanding equity securities of the Company, (ii) proposal for the issuance by the Company of its equity securities that, if consummated, would result in any person or "group", within the meaning of Section 13(d) of the Exchange Act, owning 20% or more of the outstanding equity securities of the Company or (iii) proposal or offer to acquire in any manner (including by virtue of the transfer of equity interests in one or more Subsidiaries of the Company), directly or indirectly, 20% or more of the consolidated total assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

          "Superior Proposal" means any bona fide written Acquisition Proposal (except that, for purposes of this definition, references in the definition of "Acquisition Proposal" to "20% or more" shall be "more than 50%") (i) on terms which the Company Board determines in its good faith judgment to be more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (after consultation with outside counsel and its financial advisors), taking into account all the terms and conditions of such proposal and this Agreement (including any written proposal by the Buyer to amend the terms of this Agreement), including the termination fee payable by the Company pursuant to Section 8.3(b)) and (ii) that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided, however, that any such offer shall be deemed not to be a Superior Proposal if it contains any financing condition or contingency, or where the financing required for the consummation of such offer is not committed, or if there is a general due diligence condition to the parties' obligations to consummate the transaction.

        6.2.    Proxy Statement.     As promptly as practicable after the execution of this Agreement, but in no event later than 20 days from such date, the Company, in cooperation with the Buyer (which shall include the Buyer having a reasonable opportunity to review the Proxy Statement in advance of filing and having the Company consider in good faith all of the Buyer's reasonable comments and requests with respect to the content of the Proxy Statement) and subject to such cooperation by the Buyer, shall prepare and file with the SEC the Proxy Statement. The Company shall respond to any comments of the SEC or its staff and shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time after the resolution of any such comments. The Company shall notify the Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply the Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. The Company shall use all commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

        6.3.    Nasdaq Quotation.     The Company agrees to use all commercially reasonable efforts to continue the quotation of the Company Common Stock on The Nasdaq Global Market during the term of this Agreement.

        6.4.    Access to Information.     During the Pre-Closing Period, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, upon reasonable notice, during normal business hours and in a manner that does not disrupt or interfere with business operations, to all of its properties, books, contracts, commitments, personnel and records as the Buyer shall reasonably request, provided, however, that the Company shall not be required to, nor shall the Company be required to cause its Subsidiaries to, afford access, or disclose any information, that in the good faith judgment of the Company would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of the Company or any of its Subsidiaries with respect to confidentiality, (iii) jeopardize protections afforded the Company or any of its Subsidiaries under the attorney-client privilege or the attorney work product doctrine, or (iv) violate any applicable law, regulation, rule, judgment or order. Any such information shall be treated in accordance with the Confidentiality Agreement.

        6.5.    Stockholders Meeting.     The Company, acting through the Company Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and By-laws and the rules of The Nasdaq Stock Market to promptly and duly call, give notice of, convene, hold and conduct as promptly as practicable the Company Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1, (a) the Company Board shall recommend adoption of the Company Voting Proposal by the stockholders of the Company and include such recommendation in the Proxy Statement and (b) the Company Board shall not withhold, withdraw, qualify or modify, or publicly propose or resolve to withhold, withdraw, qualify or modify in a manner adverse to the Buyer or the consummation of the transactions contemplated by this Agreement, the recommendation of the Company Board that the Company's stockholders vote in favor of the Company Voting Proposal. Subject to Section 6.1, the Company shall, in consultation with the Buyer, take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and shall take all other action reasonably necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of The Nasdaq Stock Market or the DGCL to obtain such approvals. The Company shall consult with the Buyer regarding the date of the Company Meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting. Until the termination of this Agreement pursuant to Article VIII, the Company's obligation to call, give notice of, convene, hold and conduct the Company Meeting in accordance with this Section shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or Superior Proposal or by a change in the recommendation by the Company Board of its approval and adoption of the Company Voting Proposal.

        6.6.    Legal Conditions to the Merger.

          (a)   Subject to the terms hereof, including Section 6.1 and Section 6.6(b), the Company and the Buyer shall each use their respective reasonable best efforts to:

              (i)  take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

             (ii)  as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

            (iii)  as promptly as practicable (and in no event later than 20 days from the date hereof in the case of the following clause (A) and 30 days from the date hereof in the case of the following clause (B)), make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law; and

            (iv)  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

  The Company and the Buyer shall cooperate and coordinate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing, consulting as to the timing and process of the filings, and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall each use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b) or Section 6.6(c).

          (b)   Subject to the terms hereof, the Buyer and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable best efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law (including pursuant to any "second request" issued by the Federal Trade Commission or the Antitrust Division of the United States Department of Justice or any comparable request by a foreign Governmental Entity), and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law.

          (c)   The Buyer shall not, however, be obligated to hold separate or sell, divest or dispose of any of its assets, services or businesses or the assets, services or businesses of the Surviving Corporation after the Effective Time or otherwise be obligated to take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of such businesses, services or assets of the Buyer or the Surviving Corporation, in order to avoid the entry of, or to effect the dissolution of, any Antitrust Order, which would have the effect of preventing or delaying the Effective Time beyond the Outside Date

          (d)   Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all commercially reasonable efforts to obtain each of the Required Consents and any other third party consents required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (iii) required to prevent the occurrence of an event that is reasonably likely to have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time, it being understood that neither the Company nor the Buyer shall be required to make any material payments in connection with the fulfillment of its obligations under this Section 6.6. For the avoidance of doubt, the Buyer and the Company agree that nothing contained in this Section 6.6(d) shall modify or affect their respective rights and responsibilities under Section 6.6(b) or Section 6.6(c). For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

        6.7.    Public Disclosure.     Except as may be required by law or stock market regulations, (a) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (b) the Buyer and the Company shall each use all commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement. The restrictions set forth in this Section 6.7 shall not apply to any Company communication regarding an Acquisition Proposal, or the withholding, withdrawal or modification of the approval or recommendation by the Company Board with respect to the Company Voting Proposal, in compliance with the terms of this Agreement.

        6.8.    Indemnification.

          (a)   From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys' fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director, employee or agent of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Corporation, in a manner not inconsistent with the DGCL and the terms of the Surviving Corporation's Certificate of Incorporation and By-laws as they exist on the date hereof, within thirty (30) days of receipt by the Surviving Corporation of a request therefor and upon receipt by the Surviving Corporation of an undertaking by such Indemnified Party to repay such advanced expenses if it shall be ultimately determined that such person is not entitled to be indemnified pursuant to this Section 6.8(a).

          (b)   The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain, and Buyer shall cause the Certificate of Incorporation and By-laws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Certificate of Incorporation and By-laws of the Company. The Buyer covenants and agrees that it shall not amend or modify the provisions of the Certificate of Incorporation or By-laws of the Surviving Corporation referred to in the foregoing sentence in any manner adverse to such directors and officers until the date that is six years from the Effective Date.

          (c)   Subject to the next sentence, the Surviving Corporation shall maintain, and the Buyer shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six (6) years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), so long as the annual premium therefor would not be in excess of 300% of the last annual premium paid prior to the Effective Time (such 300%, the "Maximum Premium"). If the Company's existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Buyer shall cause the Surviving Corporation to obtain, as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Company's existing directors' and officers' liability insurance. At the Company's option, the Company may purchase prior to the Effective Time, a six-year prepaid "tail policy" on terms and conditions providing substantially equivalent benefits as the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring at or prior to the Effective Time, covering without limitation the transactions contemplated hereby. If such prepaid "tail policy" has been obtained by the Company prior to the Effective Time, the Buyer shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation.

          (d)   The Buyer shall pay all expenses, including reasonable attorneys' fees, that may be incurred by the persons referred to in this Section 6.8 in connection with a suit or proceeding brought by them, and in which they prevail, with respect to their enforcement of their rights provided in this Section 6.8.

          (e)   The Buyer and the Transitory Subsidiary agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or any of its Subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect. The provisions of the last sentence of Section 6.8(a) and the provisions of Section 6.8(c) are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute or by-law. The provisions of this Section 6.8 shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The obligations set forth in this Section 6.8 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Party, or any person who is a beneficiary under the policies referred to in this Section 6.8 and their heirs and representatives, without the prior written consent of such affected Indemnified Person or other person.

          (f)    If the Surviving Corporation (or the Buyer) or any of its successors or assigns shall (i) consolidate with or merge into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation (or the Buyer) set forth in this Section 6.8.

          (g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims under such policies.

        6.9.    Notification of Certain Matters.     During the Pre-Closing Period, the Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and shall, as required, provide a supplement to the Buyer Disclosure Schedule or the Company Disclosure Schedule, as the case may be, with respect thereto, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The parties shall not be required to provide more than one (1) such supplement to the Buyer Disclosure Schedule or the Company Disclosure Schedule, as the case may be, during any 15 day period. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

        6.10.    Exemption from Liability Under Section 16(b).     Prior to the Effective Time, the boards of directors of the Company, the Buyer and the Transitory Subsidiary shall take all steps as may be required to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Agent with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by applicable law.

        6.11.    Employee Benefits Transition.

          (a)   Prior to the Closing Date, the Company shall: (i) take such actions as are necessary and appropriate to terminate the Company's 401(k) Plan (the "401(k) Plan") prior to the Closing Date, and (ii) provide to Buyer copies of the applicable instruments terminating the 401(k) Plan.

          (b)   Following the Effective Time, the Buyer will give each employee of the Buyer or the Surviving Corporation or their respective Subsidiaries who was an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time ("Continuing Employees") full credit for prior service with the Company or its Subsidiaries for purposes of: (a) eligibility and vesting, but not early retirement benefits, under any Buyer Employee Plans (as defined below); and (b) determination of benefit levels under any Buyer policy relating to vacation and paid leave, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits. In addition, the Buyer shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Buyer. For purposes of this Agreement, the term "Buyer Employee Plan" means Buyer's 401(k) plan and each broad-based "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) of the Buyer covering substantially all regular, full-time employees of Buyer.

        6.12.    Pre-Closing Restructuring.     To the extent reasonably requested by the Buyer, prior to the Closing, the Company shall transfer designated Company assets to newly formed subsidiaries (domestic or foreign). All such transfers and the establishment of such subsidiaries, and in the event that the Closing does not occur, all costs and expenses of unwinding such transfers, shall be at the Buyer's sole expense and the Buyer shall promptly reimburse the Company for any such expenses. Without limiting the foregoing, the Buyer shall indemnify and hold harmless the Company from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it in connection with the performance of its obligations under this Section 6.12.

        6.13.    Loan Advancement to the Company from the Buyer.     The Buyer covenants and agrees that, at the Company's request, it shall advance funds to the Company, in an amount not to exceed $10,000,000, pursuant to the terms and conditions set forth in the agreement therefor attached as Section 6.13 of the Company Disclosure Schedule (the "Stock Redemption Loan"). The proceeds of the Stock Redemption Loan shall be advanced by the Buyer to the Company, pursuant to the provisions of the Loan Agreement, no later than one Business Day prior to the effective date of redemption by the Company of the Company Series A Preferred Stock, pursuant to the terms of the Certificate of Incorporation of the Company as it exists as of the date hereof. The Company shall only use the proceeds of the Stock Redemption Loan for the redemption of shares of the Company Series A Preferred Stock, and, if no such redemption occurs in connection with an effective date for redemption (whether due to conversion of such shares of Company Series A Preferred Stock into shares of Company Common Stock or otherwise), then all amounts of the Stock Redemption Loan will be repaid to the Buyer according to the terms of the Loan agreement. In no event shall the Company use any of such Stock Redemption Loan proceeds for any purpose whatsoever except as set forth in this Section 6.13.

        6.14.    Redemption of Company Series A Preferred Stock.     The Company covenants and agrees that it shall send a redemption notice to all holders of shares of Company Series A Preferred Stock, pursuant to the terms of the Company's Certificate of Incorporation as it exists as of the date hereof, calling for the redemption of all outstanding shares of Company Series A Preferred Stock and providing that such redemption shall be completed prior to the Closing Date. The Company shall use all commercially reasonable efforts to complete such redemption prior to the Closing Date. In the event that the holders of such preferred stock convert such preferred shares to shares of the Company Common Stock prior to the redemption, then the parties hereto agree that this covenant shall be fulfilled, so long as no shares of such preferred stock shall be outstanding as of the day prior to the Closing Date, pursuant to the remaining provisions of this Agreement related thereto.

 ARTICLE VII.

CONDITIONS TO MERGER

        7.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Company Voting Proposal shall have been adopted at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote.

          (b)    HSR Act.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c)    Governmental Approvals.    Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur could reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which could not reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

          (d)    Proxy Statement.    No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff.

          (e)    No Injunctions.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that a party may not assert that this condition has not been satisfied unless such party shall have used its reasonable best efforts to prevent the enforcement or entry of such order, executive order, stay, decree, judgment or injunction or statute, rule or regulation, including taking such action as is required to comply with Section 6.6, and to appeal as promptly as possible any order, executive order, stay, decree, judgment or injunction that may be issued.

        7.2.    Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary.     The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes specifically contemplated by this Agreement, and (iii) where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualification contained therein), individually or in the aggregate, has not had a Company Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by it under this Agreement on or prior to the Closing Date.

          (c)    Company Material Adverse Effect.    No Company Material Adverse Effect shall have occurred since the date of this Agreement.

          (d)    Officer's Certificate.    The Company shall have delivered to the Buyer a certificate, dated as of the Closing Date, signed by the chief executive officer or the chief financial officer of the Company, certifying to the satisfaction of the conditions specified in each of the above Sections 7.2(a) through 7.2(c).

          (e)    Termination of Plans.    The Company shall have terminated the Company ESPP and the 401(k) Plan in accordance with Section 2.3(e) and Section 6.11(a), as applicable.

          (f)    Company Series A Preferred Stock.    All shares of Company Series A Preferred Stock shall have been redeemed or shall have been converted into shares of the Company Common Stock pursuant to the terms of the Certificate of Incorporation of the Company as it exists on the date hereof, such that no shares of the Company Series A Preferred Stock shall be outstanding as of immediately prior to the Closing Date.

          (g)    Use of Stock Redemption Loan Proceeds.    In the event that any amounts under the Stock Redemption Loan have been advanced to the Company by the Buyer, the Company shall have used such Stock Redemption Loan proceeds only to redeem shares of the Company Series A Preferred Stock, and all advanced Stock Redemption Loan amounts not used for such purpose (up to the entire advanced amount) shall, immediately after the effective date of any such Company Series A Preferred Stock redemption, have been returned to the Buyer pursuant to the terms of the Stock Redemption Loan documents.

        7.3.    Additional Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, either of which may be waived, in writing, exclusively by the Company:

          (a)    Representations and Warranties.    The representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement, and (iii) where the failure to be true and correct (without regard to any materiality or Buyer Material Adverse Effect qualification contained therein), individually or in the aggregate, has not had a Buyer Material Adverse Effect.

          (b)    Performance of Obligations of the Buyer and the Transitory Subsidiary.    The Buyer and the Transitory Subsidiary shall have performed or complied in all material respects with all agreements, covenants and obligations required to be performed by them under this Agreement on or prior to the Closing Date.

          (c)    Buyer Material Adverse Effect.    No Buyer Material Adverse Effect shall have occurred since the date of this Agreement.

          (d)    Officer's Certificate.    The Buyer shall have delivered to the Company a certificate, dated as of the Closing Date, signed by the chief executive officer or the chief financial officer of the Buyer, certifying to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c).

        7.4.    Frustration of Closing Conditions.     None of the Company, the Buyer or the Transitory Subsidiary may rely on the failure of any condition set forth in Section 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use the standard of efforts required from such party to consummate the Merger and the other transactions contemplated by this Agreement, including as required by and subject to Section 6.6.

 ARTICLE VIII.

TERMINATION AND AMENDMENT

        8.1.    Termination.     This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(h), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after approval of this Agreement by the stockholders of the Company:

          (a)   by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

          (b)   by either the Buyer and the Transitory Subsidiary or the Company if the Merger shall not have been consummated by November 15, 2010 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of or failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

          (c)   by either the Buyer and the Transitory Subsidiary or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in such order, decree, ruling or other action); or

          (d)   by either the Buyer and the Transitory Subsidiary or the Company if at the Company Meeting at which a vote on the Company Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Company Voting Proposal shall not have been obtained; or

          (e)   by the Buyer and the Transitory Subsidiary, if: (i) the Company Board shall have failed to recommend approval of the Company Voting Proposal in the Proxy Statement or shall have withdrawn, qualified or modified its recommendation of the Company Voting Proposal in a manner adverse to the Buyer or the consummation of the transactions provided for in this Agreement; (ii) the Company Board shall have approved, endorsed or recommended to the stockholders of the Company a Superior Proposal (other than the Merger); or (iii) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 Business Days after the commencement of such tender or exchange offer, the Company Board fails to recommend against acceptance of such offer and reiterate its recommendation of the Company Voting Proposal with respect to this Agreement and the transactions contemplated hereby; or

          (f)    by the Company, if the Company Board, pursuant to and in compliance with Section 6.1, shall have approved or recommended to the stockholders of the Company any Superior Proposal; provided, however, that the Company shall give the Buyer notice of its intent to terminate this Agreement pursuant to this Section 8.1(f) no less than two (2) Business Days prior to so terminating; or

          (g)   by the Buyer and the Transitory Subsidiary, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause a condition set forth in Section 7.2 not to be satisfied, and (ii) shall not have been cured, or is not capable of being cured, within 20 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer (or, if earlier, the Outside Date); or

          (h)   by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.3 not to be satisfied, and (ii) shall not have been cured, or is not capable of being cured, within 20 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company (or, if earlier, the Outside Date); or

          (i)    by the Company, if all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and the Company has notified the Buyer in writing that the Company is ready and willing to consummate the transactions contemplated by this Agreement (subject to the satisfaction of all of the conditions set forth in Sections 7.1 and 7.3), and the Buyer and the Transitory Subsidiary fail to consummate the transactions contemplated by this Agreement within five (5) Business Days following the Company's delivery of such notice (for the avoidance of doubt, it being understood that in accordance with the proviso to Section 8.1(b), during such period of five (5) Business Days following delivery of such notice, the Buyer shall not be entitled to terminate this Agreement pursuant to Section 8.1(b)); or

          (j)    by the Buyer and the Transitory Subsidiary, if all of the conditions set forth in Sections 7.1 and 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and the Buyer has notified the Company in writing that the Buyer is ready and willing to consummate the transactions contemplated by this Agreement (subject to the satisfaction of all of the conditions set forth in Sections 7.1 and 7.2), and the Company fails to consummate the transactions contemplated by this Agreement within five (5) Business Days following the Buyer's delivery of such notice (for the avoidance of doubt, it being understood that in accordance with the proviso to Section 8.1(b), during such period of five (5) Business Days following delivery of such notice, the Company shall not be entitled to terminate this Agreement pursuant to Section 8.1(b)).

        8.2.    Effect of Termination.     In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (a) subject to Section 8.3(c), no such termination shall relieve any party from liability for any willful pre-termination breach of this Agreement and (b) the provisions of Sections 5.2 (Confidentiality), 6.12 (Pre-Closing Restructuring) and 8.3 (Fees and Expenses), this Section 8.2 (Effect of Termination) and Article IX (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement. Nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 9.10 hereof in lieu of terminating this Agreement pursuant to Section 8.1.

        8.3.    Fees and Expenses.

          (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided however, that the Company and the Buyer shall (i) share equally the $45,000 filing fee payable in connection with the filings required under the HSR Act, and (ii) in the event that this Agreement is terminated (except in any case where the Buyer receives a termination fee as provided in Section 8.3(b) below), the Buyer shall reimburse the Company for one-half of all reasonably documented fees and expenses, other than accountants' and attorneys' fees, incurred with respect to the printing, filing and mailing of the Proxy Statement (including any related preliminary materials) and any amendments or supplements thereto.

          (b)   The Company shall pay the Buyer a termination fee in an amount equal to four percent (4%) of the Maximum Acquisition Price in the event of the termination of this Agreement pursuant to Section 8.1(e) or Section 8.1(f); provided, however, in the event that such a termination is in connection with a Superior Proposal which has met all of the terms set forth in Section 6.1 and which arises from an Acquisition Proposal first proposed to the Company after the date hereof and prior to the No-Shop Start Date, and where the Company and the party making such Superior Proposal entered into a confidentiality agreement meeting the provisions of Section 6.1(a) after the date hereof and prior to the No-Shop Start Date, then, under such a circumstance, the termination fee payable to the Buyer by the Company shall be equal to two percent (2%) of the Maximum Acquisition Price. In the event that the Buyer shall receive full payment pursuant to this Section 8.3(b), the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Buyer, the Transitory Subsidiary, any of their respective Affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Buyer, the Transitory Subsidiary, any of their respective Affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination. Any fee due under this Section 8.3(b) shall be paid to the Buyer by wire transfer of same-day funds within two Business Days after the date of termination of this Agreement.

          (c)   The Buyer shall pay the Company a termination fee of $10,000,000 in the event of the termination of this Agreement pursuant to Section 8.1(i) following any assertion by the Buyer or Transitory Subsidiary that a Financing Disruption shall have occurred. In such event if Company receives full payment pursuant to this Section 8.3(c), the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, any of its Affiliates or any other person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company, any of their respective Affiliates or any other person (including by or on behalf of the shareholders of the Company) shall be entitled to bring or maintain any other claim, action or proceeding against the Buyer, the Transitory Subsidiary or any of their respective Affiliates arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination. Any fee due under this Section 8.3(c) shall be paid to the Company by wire transfer of same-day funds within two (2) Business Days after the date of termination of this Agreement. Notwithstanding anything to the contrary, if a court of competent jurisdiction has ordered the Buyer or the Transitory Subsidiary to pay a termination fee pursuant to this Section 8.3(c), the Company shall not be entitled to enforce such order if (x) the Buyer delivers to the Company, within three (3) Business Days following the issuance of such order, a notice electing to consummate the Closing in accordance with Article II of this Agreement and (y) the Closing occurs within two (2) Business Days following the delivery of such notice. In the event that the Buyer has advanced funds to the Company pursuant to the Stock Redemption Loan either the Buyer or the Company may elect to offset outstanding amounts under the Stock Redemption Loan against any termination fee to be paid pursuant to this Section 8.3(c).

          (d)   For purposes of this Agreement:

              (i)  "Financing Disruption" shall exist, at any time, if: (i) none of the Money Center Banks have provided any loan commitments in a principal amount of more than $75,000,000 for acquisition financings in the U.S. during the period of 15 consecutive Business Days prior to such time; (ii) proceeds from the Financing or any Alternative Financing are not reasonably available at such time; and (iii) the Buyer has complied in all material respects with its obligations under Section 5.4; and

             (ii)  "Money Center Banks" means Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Suisse, Goldman Sachs Credit Partners L.P., HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., The Royal Bank of Scotland plc, Wells Fargo Bank, National Association, and their respective Affiliates.

          (e)   The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Except as provided in Sections 8.3(b) and 8.3(c), payment of the fees and expenses described in this Section 8.3 shall not be in lieu of liability for damages incurred in the event of a breach of this Agreement described in Section 8.2(a), but otherwise shall constitute the sole and exclusive remedy of the parties in connection with any termination of this Agreement.

        8.4.    Amendment.     This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any party, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.5.    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, or otherwise affect any other right under this Agreement, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE IX.

MISCELLANEOUS

        9.1.    Nonsurvival of Representations, Warranties and Agreements.     None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Article II, Sections 6.8 and 6.11(b) and Article IX.

        9.2.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile (with copy followed by notice given pursuant to either of (i) or (ii) above), in each case to the intended recipient as set forth below:

  (a)
  if to the Buyer or the Transitory Subsidiary, to

    Merit Medical Systems, Inc.
    Attention: Fred Lampropoulos
    1600 West Merit Parkway
    South Jordan, UT 84095
    Facsimile: 801-253-1688

    with a copy to:

    Merit Medical Systems, Inc.
    Attention: Rashelle Perry
    1600 West Merit Parkway
    South Jordan, UT 84095
    Facsimile: 801-208-4302

    with a copy to:

    Parr Brown Gee & Loveless, PC
    185 S. State St., Suite 800
    Salt Lake City, UT 84111
    Attn: Scott W. Loveless
    Telecopy: (801) 532-7750

  (b)
  if to the Company, to

    BioSphere Medical, Inc.
    1050 Hingham Street
    Rockland, MA 02370
    Attn: Richard J. Faleschini
    President and Chief Executive Officer
    Telecopy: (781) 982-3028

    with a copy to:

    Wilmer Cutler Pickering Hale and Dorr LLP
    60 State Street
    Boston, MA 02109
    Attn: Jay E. Bothwick
    Telecopy: (617) 526-5000

        Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

        9.3.    Entire Agreement.     This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in effect in accordance with its terms.

        9.4.    No Third Party Beneficiaries.     Except (a) as provided in Sections 2.1 and 2.2 (with respect to which holders of Company Capital Stock shall be third party beneficiaries), and (b) as provided in Section 6.8 (with respect to which the Indemnified Parties shall be third party beneficiaries) this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        9.5.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

        9.6.    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        9.7.    Counterparts and Signature.     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or other electronic transmission (including delivery through electronic mail).

        9.8.    Interpretation.     When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "herein," "hereby" or "hereof" (or similar terms) are used in this Agreement, they shall be deemed to be referring to all of the provisions of this Agreement as a whole, and not to any particular section, article or provision unless the context clearly intends otherwise. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

        9.9.    Governing Law.     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

        9.10.    Remedies.

          (a)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          (b)   The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and agree that in the event of any breach or threatened breach by the Company, on the one hand, or the Buyer and/or the Transitory Subsidiary, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and the Buyer and the Transitory Subsidiary, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

        9.11.    Submission to Jurisdiction.     Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.11, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

        9.12.    Disclosure Schedules.     The Company Disclosure Schedule and the Buyer Disclosure Schedule shall each be arranged in Sections corresponding to the numbered Sections contained in

Article III, in the case of the Company Disclosure Schedule, or Article IV, in the case of the Buyer Disclosure Schedule, and the disclosure in any Section shall qualify (a) the corresponding Section in Article III or Article IV, as the case may be, and (b) the other Sections in Article III or Article IV, as the case may be, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other Sections. The inclusion of any information in the Company Disclosure Schedule or the Buyer Disclosure Schedule, or in any update thereto, shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Company Material Adverse Effect or a Buyer Material Adverse Effect, or is outside the Ordinary Course of Business.

        9.13.    Company's Knowledge.     For purposes of this Agreement, the term "Company's Knowledge," "to the Knowledge of the Company," "the Company has no Knowledge" or phrases of similar import means the actual knowledge, and such additional knowledge as such persons would be expected to have in the course of performing the duties of their positions in a reasonably responsible manner, of the individuals identified in Section 9.13 of the Company Disclosure Schedule.

        9.14.    Attorney's Fees.     If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        9.15.    Waiver of Jury Trial.     EACH OF THE COMPANY, THE BUYER AND THE TRANSITORY SUBSIDIARY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY, THE BUYER OR THE TRANSITORY SUBSIDIARY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

MERIT MEDICAL SYSTEMS, INC.
By:	/s/ FRED LAMPROPOULOS
	Name:	Fred Lampropoulos
	Title:	Chief Executive Officer
MERIT BIOACQUISITION CO.
By:	/s/ FRED LAMPROPOULOS
	Name:	Fred Lampropoulos
	Title:	Chief Executive Officer
BIOSPHERE MEDICAL, INC.
By:	/s/ MARTIN J. JOYCE
	Name:	Martin J. Joyce
	Title:	Chief Financial Officer

 Annex B

STOCKHOLDER AND VOTING AGREEMENT

        THIS STOCKHOLDER AND VOTING AGREEMENT (this "Agreement"), dated as of May 13, 2010, is made and entered into among Merit Medical Systems, Inc., a Utah corporation (the "Buyer"), and Cerberus Partners, L.P. and Cerberus International, Ltd. (each a "Stockholder" and collectively, the "Stockholders").

RECITALS

        A.    The Buyer and Biosphere Medical, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Transaction Agreement"), pursuant to which and subject to the conditions set forth therein, a wholly owned subsidiary of the Buyer will merge with the Company, and the Buyer will thereby acquire the business and assets of the Company. Except as otherwise defined herein, capitalized terms used herein, but not otherwise defined, have the respective meanings ascribed thereto in the Transaction Agreement.

        B.    As of the date hereof, the Stockholders beneficially own and are entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) that number of shares of the Series A Preferred Stock, par value $0.01 per share, of the Company, as set forth on the attached Exhibit A (which is incorporated herein by this reference) (the "Shares"), which Shares entitle the Stockholders to vote on all matters presented to the stockholders of the Company. The Shares owned by the Stockholders, together with any other Shares of the Company the beneficial ownership of which is acquired by the Stockholders, subsequent to the date of this Agreement, are collectively referred to herein as "Subject Shares."

        C.    As a condition and inducement to the Buyer's willingness to enter into the Transaction Agreement, the Company has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

VOTING AGREEMENT

        1.1    Agreement to Vote Subject Shares.     From the date hereof through the earlier of: (a) the closing of the transactions contemplated by the Transaction Agreement; (b) the termination of the Transaction Agreement in accordance with its terms and (c) such time as the Company Board withholds, withdraws or modifies its recommendation with respect to the Company Voting Proposal, (the periods set forth in such clauses (a), (b) or (c), the "Pre-Closing Period"), at any meeting of the stockholders of the Company called to consider and vote upon the adoption and approval of the Merger and the other transactions contemplated by the Transaction Agreement (and at any and all postponements and adjournments thereof), and in connection with any other action to be taken in respect of the adoption and approval of the Transaction Agreement by written consent of stockholders of Company, the Stockholders shall vote or cause to be voted (including by written consent, if applicable) all of the Subject Shares, whether heretofore owned or hereinafter acquired, in favor of the adoption and approval of the Merger and in favor of any other matter necessary for the consummation of the transactions contemplated by the Transaction Agreement (collectively, the "Transaction"), and considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. During the Pre-Closing Period, at any meeting of the stockholders of the Company called to consider and vote upon any Other Proposal (as hereinafter defined) (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Other Proposal by written consent of stockholders of Company, the Stockholders shall vote or cause to be voted (including by written consent, if applicable) all of the Subject Shares against such Other Proposal. For purposes of this Agreement, the term "Other Proposal" means any (x) proposal to acquire the stock or assets of the Company made by any person or group other than the Buyer or (y) other action which is intended or could reasonably be expected to impede, interfere with, delay or materially and adversely affect the contemplated economic benefits to the Buyer of the Transaction or any of the other transactions contemplated by this Agreement; provided, however, that neither the Transaction nor any other transaction contemplated by the Transaction Agreement to be consummated by the Buyer and the Company in connection therewith shall constitute an Other Proposal. The Stockholders shall not enter into any agreement or understanding with any person or entity the effect of which would be a violation of the provisions and agreements contained in this Section 1.1. For avoidance of doubt, this Agreement is not a voting trust pursuant to Delaware law.

        1.2    Irrevocable Proxy.

          (a)    Grant of Proxy.    SOLELY IN THE EVENT OF A FAILURE BY A STOCKHOLDER TO VOTE ITS SUBJECT SHARES IN ACCORDANCE WITH ITS OBLIGATIONS IN SECTION 1.1 OF THIS AGREEMENT, UPON SUCH EVENT EACH SUCH STOCKHOLDER HEREBY APPOINTS THE BUYER AND ANY DESIGNEE OF THE BUYER, EACH OF THEM INDIVIDUALLY, EACH STOCKHOLDER'S PROXY, WITH THE IRREVOCABLE FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE SUBJECT SHARES ONLY TO VOTE THE SUBJECT SHARES AS INDICATED IN SECTION 1.1 HEREOF. THIS PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF EACH STOCKHOLDER UNDER THIS AGREEMENT. EACH STOCKHOLDER AFFIRMS THAT THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH STOCKHOLDER SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.

          (b)    Other Proxies Revoked.    Each Stockholder, severally and not jointly, represents that any proxies heretofore given in respect of the Subject Shares of such Stockholder are not irrevocable, and that all such proxies are hereby revoked.

        1.3    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in the Buyer, the Transitory Subsidiary, or the Company any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Subject to the terms of this Agreement, all rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and the Buyer, the Transitory Subsidiary, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise specifically provided herein, or in the performance of the Stockholders' duties or responsibilities as stockholders of the Company.

        1.4    Stockholder Capacity.     Each Stockholder is entering into this Agreement solely in its capacity as a record holder and/or beneficial owner of Subject Shares and nothing in this Agreement shall be deemed to impose any obligation, restriction, limitation or liability on such Stockholder, or any of such Stockholder's officers, directors, employees, partners, members, agents or representatives (as the case may be), in any other manner or capacity including, without limitation in any capacity as an officer, director, employee, agent or representative of the Company. Nothing in this Agreement shall be deemed to impose any obligation, restriction, limitation or liability on any Stockholder as a result of any action or inaction of any other stockholder of the Company. In no event shall any Stockholder have any liability for any breach by any other Stockholder of any representation, warranty, covenant or other agreement made by such other Stockholder pursuant to this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        2.1    Certain Representations and Warranties of Each Stockholder.     Each Stockholder, severally and not jointly, hereby represents and warrants to the Company that:

          (a)    Power and Authority; Execution and Delivery.    Such Stockholder has all requisite legal capacity, power, and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (b)    No Conflicts.    The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not: (i) conflict with or result in any breach of any organizational documents applicable to such Stockholder; or (ii) conflict with, result in a breach or violation of, or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, a right of termination, cancellation, or acceleration of any material obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination, or award binding on such Stockholder, other than any such conflicts, breaches, violations, defaults, obligations, rights, or losses that individually or in the aggregate would not: (x) materially impair the ability of such Stockholder to perform such Stockholder's obligations under this Agreement; or (y) prevent or materially delay the consummation of any of the transactions contemplated hereby.

        2.2    Certain Representations and Warranties of the Buyer.     The Buyer hereby represents and warrants to each Stockholder that:

          (a)    Power and Authority; Execution and Delivery.    The Buyer has all requisite legal capacity, power, and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (b)    No Conflicts.    The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not: (i) conflict with or result in any breach of any organizational documents applicable to the Buyer; or (ii) conflict with, result in a breach or violation of, or default (with or without notice or lapse of time or both) under, or give rise to a material obligation, a right of termination, cancellation, or acceleration of any material obligation or a loss of a material benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination, or award binding on the Buyer, other than any such conflicts, breaches, violations, defaults, obligations, rights, or losses that individually or in the aggregate would not: (x) materially impair the ability of the Buyer to perform the Buyer's obligations under this Agreement; or (y) prevent or materially delay the consummation of any of the transactions contemplated hereby.

ARTICLE III

CERTAIN COVENANTS

        3.1    Certain Covenants of the Stockholders.

          (a)    Restriction on Transfer of Subject Shares, Proxies and Noninterference.    During the Pre-Closing Period, each Stockholder agrees not to, directly or indirectly, except pursuant to or permitted by the terms and conditions of this Agreement: (i) offer for sale, sell, transfer, tender, loan, pledge, encumber, assign, or otherwise dispose of, or enter into any contract, option, or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment, or other disposition of, grant any rights with respect to, or enter into any transaction which is designed to, or might be reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of any right, title and interest any or all of the Subject Shares; (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares; or (iii) take any action that would make any representation or warranty contained herein untrue, inaccurate or incorrect in any material respect or have the effect of materially impairing the ability of such Stockholder to perform such Stockholder's obligations under this Agreement or preventing or materially delaying the consummation of any of the transactions contemplated hereby or by the Transaction Agreement; provided, however, that notwithstanding the foregoing provisions of this Section 3.1(a), a Stockholder may take any of the actions described in Section 3.1(a)(i), (ii) and (iii) if (x) the person receiving all or any portion of the Subject Shares or interest therein or (y) the person receiving the proxy or entering into any voting trust, power-of-attorney or other agreement or arrangement with respect to any voting of any Subject Shares during the term of this Agreement, agrees in writing, in an instrument reasonably acceptable to the Buyer, to be bound by this Agreement as a Stockholder. Notwithstanding the foregoing, each Stockholder may convert its shares of Company Series A Preferred Stock into Company Common Stock (which resulting shares of Company Common Stock would remain subject to the terms of this Agreement as "Subject Shares") and each Stockholder may take such actions as may be required in connection with a redemption by the Company of shares of Company Series A Preferred Stock.

          (b)    No Solicitation.    From and after the time of the No-Shop Start Date, each Stockholder shall not, nor shall it authorize or permit any director, officer, employee or any investment banker, attorney or other advisor or representative of, such Stockholder (collectively, the "Stockholder Representatives") to, directly or indirectly, knowingly (A) initiate, solicit or encourage any Acquisition Proposal, or (B) participate or engage in any discussions or negotiations with, or provide any information to, any person making any Acquisition Proposal. From and after the time of the No-Shop Start Date, each Stockholder shall immediately cease and terminate, and shall cause its Stockholder Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, (x) if the Company, its subsidiaries or any of their respective Representatives has provided information to or entered into discussions or negotiations with, in each case in compliance with the provisions of Section 6.1 of the Transaction Agreement, any person or persons in response to an Acquisition Proposal made by such person or persons, then each Stockholder and its Stockholder Representatives may provide information to and engage in discussions or negotiations with such person or persons as and to the extent that the Company, its subsidiaries or their respective Representatives is permitted to do so pursuant to the terms of the Transaction Agreement and (y) each Stockholder shall be permitted to comply with its disclosure obligations under applicable law.

        3.2    Timing of Payment.     On account of the Stockholders entering into this Agreement, the Buyer shall pay (or cause to be paid) concurrent with the Effective Time the Common Merger Consideration to each Stockholder for the shares of Company Common Stock that are owned by each such Stockholder as of immediately prior to the Effective Time (including any shares of Company Common Stock issued upon a conversion of shares of Company Series A Preferred Stock), by wire transfer in immediately available funds pursuant to wire transfer instructions provided by each such Stockholder to the Buyer prior to the Effective Time. The Buyer's obligations under this Section 3.2 to each Stockholder are subject to its receipt from a Stockholder prior to the Effective Time of fully executed letters of transmittal in a form provided by the Buyer that is reasonable and customary for the Company Common Stock ("Letters of Transmittal"). The Buyer agrees to deliver or cause to be delivered to each Stockholder, not less than ten (10) full calendar days prior to the Effective Time, one or more Letters of Transmittal to be completed by each such Stockholder. Notwithstanding the foregoing, in the event that the Buyer fails to deliver such Letters of Transmittal to a Stockholder within such ten (10) full calendar day period, such Stockholder shall not be obligated to complete such Letters of Transmittal as a condition of receiving the Common Merger Consideration concurrent with the Effective Time as provided in this Section 3.2.

ARTICLE IV

MISCELLANEOUS

        4.1    Fees and Expenses.     Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided herein.

        4.2    Amendment.     This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

        4.3    Termination.     Unless the parties otherwise agree in writing, this Agreement shall automatically terminate and be null and void and have no effect upon the earliest to occur of (a) the mutual written consent of the Buyer and each of the Stockholders, (b) the Effective Time, (c) the termination of the Transaction Agreement in accordance with its terms, (d) the withholding, withdrawal or modification by the Company Board of its recommendation with respect to the Company Voting Proposal, and (e) at each Stockholder's option (but only with respect to such Stockholder), upon written notice by such Stockholder to the Buyer from and after any amendment, waiver or modification to the terms of the Transaction Agreement that (i) changes the form of, or decreases the amount of, or alters the timing of payment from what is set forth in the Transaction Agreement of the Common Merger Consideration and/or the Series A Merger Consideration or (ii) otherwise materially and adversely affects such Stockholder in its capacity as a holder of capital stock in the Company; provided that Article IV shall survive any such termination; and, provided, further, that Section 3.2 shall survive any termination of this Agreement described in clause (b) above. Nothing in this Section 4.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

        4.3    Extension; Waiver.     Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        4.4    Entire Agreement; No Third-Party Beneficiaries.     This Agreement constitutes the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person other than the parties hereto any rights or remedies.

        4.5    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        4.6    Notices.     All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier or telecopy (providing proof of delivery) to the address set forth below (or, in each case, at such other address as shall be specified by like notice).

    If to the Buyer, to:

    Merit Medical Systems, Inc.
    1600 West Merit Parkway
    South Jordan, UT 84095
    Attn: Fred Lampropoulos
    Telecopy: (801) 253-1688

    with a copy (which shall not constitute notice) to:

    Merit Medical Systems, Inc.
    1600 West Merit Parkway
    South Jordan, UT 84095
    Attention: Rashelle Perry
    Telecopy: (801) 208-4302

    and with a further copy (which shall not constitute notice) to:

    Parr Brown Gee & Loveless, PC
    185 S. State St., Suite 800
    Salt Lake City, UT 84111
    Attn: Scott W. Loveless
    Telecopy: (801) 532-7750

    If to the Stockholders, to the addresses set forth on the signature page hereto.

        4.7    Assignment.     Except to a wholly owned subsidiary or an Affiliate or as permitted by Section 3.1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by a Stockholder without the prior written consent of the Buyer, and any such assignment or delegation that is not consented to shall be null and void other than an assignment or delegation to a wholly owned subsidiary or an Affiliate or as permitted by Section 3.1(a). This Agreement, together with any rights, interests, or obligations of the Buyer hereunder, may be assigned or delegated, in whole or in part, by the Buyer without the consent of or any action by the Stockholders upon notice by the Buyer to the Stockholders as provided herein; provided that, such assignment and delegation is made to a person (an "Assignee") to whom the rights and interests of the Buyer under the Transaction Agreement are assigned. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns (including, without limitation, any person to whom any Subject Shares are sold, transferred, assigned, or passed, whether by operation of law or otherwise).

        4.8    Confidentiality.     The Stockholders recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure of the transactions contemplated by the Transaction Agreement, each Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of the Buyer, except for filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including filing this Agreement as an exhibit to any such filings, it being acknowledged by the Buyer that the Stockholders may be required to file an amendment to a Schedule 13D disclosing, among other things, the existence of this Agreement and the transactions contemplated hereby, or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law, in which event the Stockholders shall give notice of such disclosure to the Buyer as promptly as practicable so as to enable the Buyer to seek a protective order promptly from a court of competent jurisdiction with respect thereto.

        4.9    Further Assurances.     The Stockholders shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate and reasonably requested by the Buyer in order to ensure that the Buyer receives the full benefit of this Agreement at the Buyer's sole cost and expense.

        4.10    Enforcement.     Irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to apply for an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

        4.11    Severability.     Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

        4.12    Descriptive Headings.     The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        4.13    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

[remainder of page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholder and Voting Agreement to be signed as of the day and year first written above.

The Buyer:
MERIT MEDICAL SYSTEMS, INC.:
By:	/s/ FRED LAMPROPOULOS
	Name:	Fred Lampropoulos
	Title:	Chief Executive Officer
The Stockholders:

CERBERUS PARTNERS, L.P.
By:	Cerberus Associates, L.L.C., its general partner
By:	/s/ SETH P. PLATTUS
	Name:	Seth P. Plattus
	Title:	Senior Managing Director
CERBERUS INTERNATIONAL, LTD.
By:	Partridge Hill Overseas Management, LLC, its investment manager
By:	/s/ SETH P. PLATTUS
	Name:	Seth P. Plattus
	Title:	Senior Managing Director
Addresses for the Stockholders pursuant to Section 4.6:
c/o Cerberus Capital Management, L.P. 299 Park Avenue New York, NY 10171 Attention: General Counsel Facsimile: (212) 891-1540
with a copy (which shall not constitute notice) to:
Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Attention: Robert G. Minion, Esq. Facsimile: (973) 597-2400

 EXHIBIT A

Series A Preferred Stockholders

Stockholder	Number of Series A Preferred Shares (on an as converted basis)
Cerberus International, Ltd.	3,171 shares of Series A Preferred Stock (792,750 shares of common stock on an as converted basis)
Cerberus Partners, L.P.	1,645 shares of Series A Preferred Stock (411,250 shares of common stock on an as converted basis)

AMENDMENT NO. 1 TO STOCKHOLDER AND VOTING AGREEMENT

        THIS AMENDMENT NO. 1 TO STOCKHOLDER AND VOTING AGREEMENT (this "Amendment"), dated as of June 1, 2010, is made and entered into among Merit Medical Systems, Inc., a Utah corporation (the "Buyer"), and Cerberus Partners, L.P. and Cerberus International, Ltd. (each a "Stockholder" and collectively, the "Stockholders").

RECITAL

        The Buyer and the Stockholders previously entered into that certain Stockholder and Voting Agreement, dated as of May 13, 2010 (the "Agreement"), and now desire to amend certain of the terms thereof. Except as otherwise defined herein, capitalized terms used herein, but not otherwise defined, have the respective meanings ascribed thereto in the Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements contained in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.     Amendment.    Each of the parties hereto agree that Recital B of the Agreement shall be deleted and replaced in its entirety with the following:

          B.    As of the date hereof, the Stockholders beneficially own and are entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) that number of shares of (i) the Series A Preferred Stock, par value $0.01 per share, and (ii) the common stock, par value $0.01 per share, of the Company, as set forth on the attached Exhibit A (which is incorporated herein by this reference) (all such preferred and common shares collectively, the "Shares"), which Shares entitle the Stockholders to vote on all matters presented to the stockholders of the Company. The Shares owned by the Stockholders, together with any other shares of capital stock of the Company the beneficial ownership of which is acquired by the Stockholders, subsequent to the date of this Agreement, are collectively referred to herein as "Subject Shares."

        2.     No Further Amendment; Miscellaneous.    Except as specifically provided in this Amendment, the remaining provisions of the Agreement remain in effect according to their respective terms. The "Miscellaneous" provisions set forth in Article IV of the Agreement are hereby incorporated herein by reference.

[remainder of page intentionally left blank; signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to Stockholder and Voting Agreement to be signed as of the day and year first written above.

The Buyer:
MERIT MEDICAL SYSTEMS, INC.:
By:	/s/ KENT STANGER
Name:	Kent Stanger
Title:	Chief Financial Officer
The Stockholders:
CERBERUS PARTNERS, L.P.
By:	Cerberus Associates, L.L.C., its general partner
By:	/s/ SETH P. PLATTUS
Name:	Seth P. Plattus
Title:	Senior Managing Director
CERBERUS INTERNATIONAL, LTD.
By:	Partridge Hill Overseas Management, LLC, its investment manager
By:	/s/ SETH P. PLATTUS
Name:	Seth P. Plattus
Title:	Senior Managing Director
Addresses for the Stockholders pursuant to Section 4.6:
c/o Cerberus Capital Management, L.P. 299 Park Avenue New York, NY 10171 Attention: General Counsel Facsimile: (212) 891-1540
with a copy (which shall not constitute notice) to:
Lowenstein Sandler PC 65 Livingston Avenue Roseland, NJ 07068 Attention: Robert G. Minion, Esq. Facsimile: (973) 597-2400

EXHIBIT A

Series A Preferred Stock

Stockholder	Number of Series A Preferred Shares (on an as converted basis)
Cerberus International, Ltd.	3,171 shares of Series A Preferred Stock (792,750 shares of common stock on an as converted basis)
Cerberus Partners, L.P.	1,645 shares of Series A Preferred Stock (411,250 shares of common stock on an as converted basis)

Common Stock

Stockholder	Number of shares of Company Common Stock
Cerberus International, Ltd.	937,212 shares of Company Common Stock
Cerberus Partners, L.P.	469,256 shares of Company Common Stock

 Annex C

May 13, 2010

The Board of Directors
BioSphere Medical, Inc.
1050 Hingham Street
Rockland, MA 02370

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $.01 per share (the "Company Common Stock"), of Biosphere Medical, Inc. (the "Company") of the consideration to be paid to such holders in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of Merit Medical Systems, Inc. (the "Acquiror"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), among the Company, the Acquiror and its subsidiary, Merit BioAcquisition Co., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive an amount (the "Consideration") equal to the quotient obtained by dividing (x) $96,000,000 plus the aggregate exercise price for the Effective Time In the Money Company Stock Options (as defined in the Agreement) less the aggregate consideration, if any, paid by the Company to holders of shares of the Company's Series A Preferred Stock, par value $0.01 per share ("Company Series A Preferred Stock"), to redeem shares of Company Series A Preferred Stock prior to the effective time of the Transaction and less the Aggregate Series A Liquidation Preference (as defined in the Agreement) of any Company Series A Preferred Stock outstanding as of the effective time of the Transaction by (y) the Effective Time Common Stock Equivalents (as defined in the Agreement).

        In arriving at our opinion, we have (i) reviewed a draft dated May 13, 2010 of the Agreement and a draft dated May 13, 2010 of the Stockholder and Voting Agreement between the Acquiror and certain stockholders of the Company; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business (including as to the Company's need to raise additional equity capital in the future and the expected amount and cost of any such capital); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company (including as to the additional equity capital needs of the Company) to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have assumed that, prior to the effective time of the Transaction, the Company will comply with its obligations under the Agreement to call for the redemption of all outstanding shares of Company Series A Preferred Stock, and all outstanding shares of Company Series A Preferred Stock will convert to shares of Company Common Stock in accordance with the terms of the Company's Certificate of Incorporation. We have also assumed that the Transaction and the other transactions contemplated by the Agreement and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of the Transaction to, or any consideration paid in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other significant financial advisory or other significant commercial or investment banking relationships with the Company or the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities Inc. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with

C-2

respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

/s/ J.P. MORGAN SECURITIES INC.

C-3

 Annex D

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

BIOSPHERE MEDICAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
Special Meeting of Stockholders [                                    ], 2010

        Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Richard J. Faleschini and Martin J. Joyce or each or either of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2010 Special Meeting of Stockholders of BioSphere Medical, Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Special Meeting.

        This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote "FOR" proposal number 1 and "FOR" proposal number 2. In their discretion, the proxies will vote in accordance with recommendations of the Board of Directors on any other business properly brought before the Special Meeting, or at any adjournment or postponement.

        A vote "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting is recommended by the Board of Directors.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

COMMENTS:

SPECIAL MEETING OF STOCKHOLDERS OF
BIOSPHERE MEDICAL, INC.
[                                    ], 2010
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH OF THE
PROPOSALS BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 13, 2010, by and among Merit Medical Systems, Inc., a Utah corporation, ("Merit Medical"), Merit BioAcquisition Co., a Delaware corporation and wholly-owned subsidiary of Merit Medical, and BioSphere Medical, Inc., as such agreement may be amended from time to time.

  ☐ FOR

  ☐ AGAINST

  ☐ ABSTAIN

2.
To consider and vote on a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the Special Meeting.

  ☐ FOR

  ☐ AGAINST

  ☐ ABSTAIN

Please read the reverse side of this card.
Please be sure to sign and date this Proxy.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

        Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.